                                                                   EXHIBIT 10.1


                                  DM400,000,000

                               FACILITY AGREEMENT

                                     between

             ERSTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG
            ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG DRITTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

                       KABELVISION DELITZSCH GMBH & CO. KG
                     KFP KABELFERNSEHEN PLAUEN GMBH & CO. KG

                KABELMEDIA PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE
                     GMBH & CO. KG KABELBETRIEBSGESELLSCHAFT

                          KABEL-FERNSEHEN LEIPZIG GMBH
                              as original borrowers

                                       and

                        KABELMEDIA HOLDING HANNOVER GMBH
                           KABELVISION MANAGEMENT GMBH

                                   AND OTHERS
                             as original guarantors

                          CHASE INVESTMENT BANK LIMITED
                                   as arranger

                             CHASE MANHATTAN BANK AG
                          as agent and security trustee

                                       and

                                     OTHERS

                                 Clifford Chance
                                     London

                                    CONTENTS

CLAUSE                                                                     PAGE

                                     PART 1

                                 INTERPRETATION
  1.       Interpretation.................................................  1

                                     PART 2

                                 THE FACILITIES

  2.       The Facilities................................................. 23
  3.       Purpose........................................................ 23
  4.       Conditions Precedent........................................... 24
  5.       Nature of Banks' and Borrowers' Obligations.................... 24

                                     PART 3

        UTILISATION OF THE REVOLVING CREDIT FACILITY, TRANCHE C FACILITY
                           AND THE OVERDRAFT FACILITY

  6.       Utilisation of the Revolving Credit Facility and the Tranche C
           Facility....................................................... 25
  7.       Conversion of Revolving Credit Facility to Term Loan........... 31
  8.       Interest....................................................... 32
  9.       Market Disruption and Alternative Interest Rates............... 33

                                     PART 5

                     REPAYMENT, CANCELLATION AND PREPAYMENT

  10.      Repayment...................................................... 35
  11.      Cancellation and Prepayment.................................... 35
  12.      Mandatory Prepayment........................................... 36

                                     PART 6

                            CHANGES IN CIRCUMSTANCES

  13.      Taxes.......................................................... 38
  14.      Tax Receipts................................................... 38
  15.      Increased Costs................................................ 39
  16.      Illegality..................................................... 40
  17.      Mitigation..................................................... 41

                                     PART 7

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

  18.      Representations ............................................... 42
  19.      Information.................................................... 47
  20.      Financial Condition............................................ 49
  21.      Covenants...................................................... 51
  22.      Events of Default.............................................. 59

                                     PART 8

                         DEFAULT INTEREST AND INDEMNITY

  23.      Default Interest and Indemnity................................. 64

                                     PART 9

                                    PAYMENTS

  24.      Currency of Account and Payment................................ 66
  25.      Payments....................................................... 66
  26.      Set-Off........................................................ 67
  27.      Redistribution of Payments..................................... 67

                                     PART 10

                            FEES, COSTS AND EXPENSES

  28.      Fees........................................................... 69
  29.      Costs and Expenses............................................. 69

                                     PART 11

                                    GUARANTEE

  30.      Guarantee...................................................... 71
  31.      Preservation of Rights......................................... 71

                                     PART 12

                                AGENCY PROVISIONS

  32.      The Agent, the Arranger and the Banks.......................... 74

                                     PART 13

                            ASSIGNMENTS AND TRANSFERS

  33.      Benefit of Agreement........................................... 78
  34.      Assignments and Transfers by the Borrowers..................... 78
  35.      Assignments and Transfers by Banks............................. 78
  36.      Disclosure of Information...................................... 79
  37.      Sub-participation.............................................. 79

                                     PART 14

                                  MISCELLANEOUS

  38.      Calculations and Evidence of Debt.............................. 81
  39.      Remedies and Waivers........................................... 81
  40.      Partial Invalidity............................................. 81
  41.      Notices........................................................ 82
  42.      Counterparts................................................... 82
  43.      Group Structure Changes and Permissions........................ 82
  44.      Amendments, Consents........................................... 86

                                     PART 15

                              LAW AND JURISDICTION

  45.      Law............................................................ 88
  46.      Jurisdiction................................................... 88

THE FIRST SCHEDULE
         The Banks........................................................ 89

THE SECOND SCHEDULE
         Form of Transfer Certificate..................................... 91

THE THIRD SCHEDULE
         Condition Precedent Documents.................................... 94

THE FOURTH SCHEDULE
         Notice of Drawdown............................................... 96

THE FIFTH SCHEDULE
         Form of Compliance Certificate................................... 99

THE SIXTH SCHEDULE
         Form of Subscriber Certificate
         Part I
         Acquisition Subscriber Certificate............................... 101

THE SIXTH SCHEDULE
         Form of Subscriber Certificate
         Part II
         Quarterly Subscriber Certificate..................................103

THE SEVENTH SCHEDULE
         Form of Borrower Accession Memorandum.............................104

THE EIGHTH SCHEDULE
         Documents to Accompany Borrower Accession Memorandum..............106

THE NINTH SCHEDULE
         Form of Borrower Secession Memorandum.............................107

THE TENTH SCHEDULE
         Form of Guarantor Accession Memorandum............................108

THE ELEVENTH SCHEDULE
         Documents to Accompany Guarantor Accession Memorandum.............110

THE TWELFTH SCHEDULE
         Corporate Structure...............................................111

THE THIRTEENTH SCHEDULE
         General Business Conditions.......................................112

THE FOURTEENTH SCHEDULE
         Form of Historical Expense Adjustment Notice......................113

THE FIFTEENTH SCHEDULE
         Acquisition Due Diligence Procedure...............................114

THIS AGREEMENT is made the 23rd day of July 1996

BETWEEN

(1) EACH OF THE PERSON SPECIFIED IN THE SIGNATURE PAGES HEREOF AS BORROWER (each an "ORIGINAL BORROWER" and jointly the "ORIGINAL BORROWERS");

(2) EACH OF THE PERSONS SPECIFIED IN THE SIGNATURE PAGES HEREOF AS ORIGINAL GUARANTORS (each an "ORIGINAL GUARANTOR" and jointly the "ORIGINAL GUARANTORS");

(3)      CHASE INVESTMENT BANK LIMITED as arranger (the "ARRANGER");

(4) CHASE MANHATTAN BANK AG as agent (the "AGENT") and as security trustee (the "SECURITY TRUSTEE");

(5)      CHASE MANHATTAN BANK AG as overdraft bank (the "OVERDRAFT BANK"); and

(6) THE FINANCIAL INSTITUTIONS named in the First Schedule (together with the Overdraft Bank, the "BANKS").

NOW IT IS HEREBY AGREED  as follows:

                                     PART 1

                                 INTERPRETATION

1.       INTERPRETATION

1.1      In this Agreement:

"ACCOUNT PLEDGES" means each of the account pledge agreements over the bank accounts held by members of the Group;

"ACQUISITION EBITDA" means, in relation to any person which it is proposed be acquired by any member of the Financial Group or any member of the Financial Group which has not, as of (and including) the date on which such determination is made, been a member of the Financial Group on at least two consecutive Quarter Days, and in respect of any three month period, Net Revenues generated by such person during such period multiplied by the Acquisition EBITDA Margin of such person;

"ACQUISITION EBITDA MARGIN" means, in relation to any person which it is proposed be acquired by any member of the Financial Group, or any member of the Financial Group which has not, as of (and including) the date on which such determination is made, been a member of the Financial Group on at least two consecutive Quarter Days, the lower of:

                (i)        the EBITDA Margin of the Financial Group; and

               (ii)        the Pro Forma EBITDA Margin of such person;

each as calculated on the date on which the Incurrence Provisions are or were tested in relation to the proposed Acquisition or the Acquisition of such member of the Financial Group Provided that if the Actual EBITDA Margin of such person is higher than the EBITDA Margin of the Financial Group on such date then the Acquisition EBITDA Margin of such person shall be equal to its Actual EBITDA Margin (and for the avoidance of doubt, the Acquisition EBITDA Margin of any member of the Financial Group so determined shall apply to such member of the Financial Group until (and including) the second Quarter Day on which such member of the Financial Group has been a member of the Financial Group);

"ACQUISITION DUE DILIGENCE REPORT" means in relation to a proposed Acquisition, a due diligence report, substantially in the form agreed between the Management Company and the Agent prior to the date hereof, comprising written reports of a major international legal and accounting firm acceptable to the Agent;

"ACQUISITIONS" means acquisitions by members of the Group of Systems in Germany, whether by way of an asset acquisition or a share acquisition of all issued share capital;

"ACTUAL EBITDA MARGIN" means, in relation to any person which it is proposed be acquired by any member of the Financial Group, the percentage of Net Revenues generated by such person during the most recently ended financial year of such person or, if audited financial statements are not available in respect of such financial year, the previous financial year of such person (as evidenced by the audited financial statements of such person for the relevant financial year), as is represented by an amount equal to such Net Revenues after deducting all operating expenses incurred during such financial year;

"ADDITIONAL BORROWER" means any company which has executed and delivered a Borrower Accession Memorandum, and which has not subsequently ceased to be an Additional Borrower pursuant to Clause 43;

"ADDITIONAL GUARANTOR" means any company which has executed and delivered a Guarantor Accession Memorandum pursuant to Clause 43.1(i)(a);

"ADVANCE" means a Revolving Advance, a Tranche C Advance and/or a Term Advance;

"AGREED DUE DILIGENCE PROCEDURE" means the due dilligence procedure in relation to Acquisitions an outline of which is set out in the Fifteenth Schedule hereto;

"ANNUALISED EBITDA" means, at any time, Consolidated EBITDA for the three month period ending on the last day of the most recently ended calendar month, multiplied by four;

"APA" means APA Basic Beteiligungs GmbH;

"ASSET DISPOSAL" means any disposal of any System or Systems by any member of the Group after the date of this Agreement or any disposal of the shares in any member of the Group (other than to another member of the Group);

"AVAILABLE COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein the aggregate of such Bank's Available Tranche A Revolving Commitment, such Bank's Available Tranche B Revolving Commitment and such Bank's Available Tranche C Commitment;

"AVAILABLE FACILITY" means, at any time, the aggregate of the Available Tranche A Revolving Facility, the Available Tranche B Revolving Facility and the Available Tranche C Facility;

"AVAILABLE TRANCHE A REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Tranche A Revolving Commitment at such time, less the amount of such Bank's participation in any Tranche A Revolving Advance outstanding hereunder;

"AVAILABLE TRANCHE A REVOLVING FACILITY" means, at any time, the aggregate of the Available Tranche A Revolving Commitments of the Banks at such time less the amount of any Deferred Consideration incurred and not then paid or to be incurred Provided that if a Revolving Advance is drawn for the purpose of funding any Deferred Consideration then the amount of such Deferred Consideration shall be added back;

"AVAILABLE TRANCHE B REVOLVING COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Tranche B Revolving Commitment at such time less the amount of such Bank's participation in any Tranche B Revolving Advance outstanding hereunder;

"AVAILABLE TRANCHE B REVOLVING FACILITY" means, at any time, the aggregate of the Available Tranche B Commitments of the Banks at such time;

"AVAILABLE TRANCHE C COMMITMENT" means, in relation to a Bank at any time and save as otherwise provided herein, such Bank's Tranche C Commitment at such time, less the amount of such Bank's participation in any Tranche C Advance outstanding hereunder.

"AVAILABLE TRANCHE C FACILITY" means, at any time, the aggregate of the Available Tranche C Commitments of the Banks at such time;

"BAPT" means the Federal Authority for Post and Telecommunications (Bundesamt fur Post und Telekommunikation);

"BENEFICIARIES" shall have the meaning ascribed thereto in the Intercreditor Agreement;

"BORROWERS" means the Original Borrowers and any Additional Borrower (other than a Borrower which has previously been the subject of a Borrower Secession Memorandum) and "BORROWER" means any of them;

"BORROWER ACCESSION MEMORANDUM" means a memorandum to be delivered pursuant to Clause 43.3 by the Relevant Management Company and any Additional Borrower to the Agent substantially in the form set out in the Seventh Schedule;

"BORROWER SECESSION MEMORANDUM" means a memorandum to be delivered pursuant to Clause 43.5 to the Agent substantially in the form set out in the Ninth Schedule;

"BUSINESS PLAN" means, at any time, the consolidated business plan of the Group most recently delivered pursuant to Clause 19.1(vi);

"CASH COLLATERAL ACCOUNT" means the collateral account with the Agent which is pledged in favour of the Banks pursuant to an Account Pledge;

"CASH INTEREST EXPENSE" means in relation to any Quarterly Period the aggregate of all interest (excluding capitalised interest), accrued (whether or not paid or payable) during such Quarterly Period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness for borrowed money owed by one member of the Financial Group to another member of the Financial Group);

"CHARGED ACCOUNT" means a collateral account with the Overdraft Bank in the name of the Obligor making an Asset Disposal as referred to in Clause 12.3 which is pledged in favour of the Banks pursuant to an Account Pledge;

"CLOSING DATE" means the date of this Agreement;

"COMPLIANCE CERTIFICATE" means the certificate substantially in the form set out in the Fifth Schedule;

"CONSIDERATION" means, at any time, the value of cash or cash equivalent assets actually paid or to be paid by any member of the Group in respect of any Acquisition (including any escrow deposits) together with all indebtedness and liabilities to any person repaid, any contingent payments (whether related to future earnings, operations or otherwise) payable in the future (determined in accordance with the reasonable estimate of the Relevant Management Company which estimate shall be agreed by an Instructing Group (such agreement not to be unreasonably withheld or delayed)) plus any incidental or consequential costs (including any redundancy payments, restructuring expenses or any other rationalisation costs and whether accounted for as a capitalised expense or through the raising of a provision) likely to be incurred by the Group arising in connection with or as a result of the Acquisition as notified to the Agent by the Relevant Management Company (if such costs exceed 1 per cent. of the Consideration);

"CONSOLIDATED EBITDA" means, at any time and in respect of any three month period, the EBITDA of the Financial Group (excluding any member of the Financial Group which has not, as of (and including) the date on which such determination is made, been a member of the Financial Group on at least two consecutive Quarter Days) for such period plus the Acquisition EBITDA of any member of the Financial Group which has not, as of (and including) the date on which such determination is made, been a member of the Financial Group on at least two consecutive Quarter Days, plus, for the purposes of Clauses 6.3 and 6.4 the Acquisition EBITDA of the person which it is proposed be acquired, for such period;

"CONTRIBUTED EQUITY" means at any time the aggregate amount contributed by the Holding Company and/or by any Shareholder by way of capital contribution to any member of the Group (provided in the case of any capital contribution to any member of the Group other than the Management Company that such capital contribution is made in accordance with paragraph 272(2) No. 4 of the German Commercial Code) or, without double counting, by Subordinated Debt lent to any member of the Group by the Holding Company and/or by any Shareholder;

"DEFERRED CONSIDERATION" means any amounts paid or payable or which will be paid or payable as part of the Consideration for an Acquisition after the date of completion of the Acquisition;

"DISPOSAL CONSIDERATION" means at any time, the value of cash or cash equivalent assets received by any member of the Group in respect of any Asset Disposal, together with all indebtedness and liabilities to any member of the Group repaid, any contingent payments (whether related to future earnings, operations or otherwise) payable in the future and the value of any pre-completion dividends paid to any member of the Group by any company whose shares are the subject of an Asset Disposal which is effected as part of an arrangement for, or in contemplation of, a disposal of that company;

"EBITDA" means, in relation to the Financial Group (or any part thereof) or any person which it is proposed be acquired by any member of the Financial Group and in respect of any period, Net Revenues of the Financial Group (or such part thereof) or, as the case may be, such person less all operating expenses before the deduction of depreciation, amortisation, other non cash charges, extraordinary items, Net Interest and taxation as prepared in accordance with U.S. GAAP and consistently applied;

"EBITDA MARGIN" means, at any time, in relation to the Financial Group the percentage of Net Revenues generated by the Financial Group during the three month period ending on the last day of the most recently ended calendar month as is represented by EBITDA in respect of such period;

"ENVIRONMENT" means:

         (i) any land including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water (as defined below) and any natural or man-made structures;

         (ii) water including, without limitation, coastal and inland waters, surface waters, ground waters and water in drains and sewers; and

         (iii) air including, without limitation, air within buildings and other natural or man-made structures above or below ground;

"ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise), relating to Environmental Matters and any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

"ENVIRONMENTAL LAWS" includes all or any laws, statutes, regulations, treaties, and judgments of any governmental authority or agency or any regulatory body in any jurisdiction in which any member of the Group is formed or carries on business or the European Community relating to Environmental Matters applicable to any member of the Group and/or the construction, installation and operation of cable television and telecommunications systems in the areas covered by the Licences and/or any other activities from time to time carried on by any member of the Group and/or the occupation or use of any property owned, leased or occupied by any member of the Group;

"ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law for the construction, installation and operation of cable television and telecommunications systems in the franchise areas and/or any other activities from time to time carried on by any member of the Group;

"ENVIRONMENTAL MATTERS" means (i) any generation, deposit, disposal, keeping, treatment, transportation, transmission, handling or manufacture of any waste or any Relevant Substance; (ii) nuisance, noise, defective premises, health and safety at work or elsewhere; and (iii) the pollution, conservation or protection of the Environment or of man or of any living organisms supported by the Environment;

"EQUIVALENT SUBSCRIBERS" means at any time in relation to any System or Systems (including any System to be acquired out of the proceeds of the making of a Revolving Advance hereunder) the aggregate of Net Revenues for the latest calendar month referable to such System or Systems divided, in the case of Systems located in the former East Germany by an average monthly rate (exclusive of VAT) of DM11 and, in the case of Systems located in the former West Germany, by an average monthly rate (exclusive of VAT) of DM22;

"EVENT OF DEFAULT" means any of those events specified in Clause 22.1;

"EXCESS CASH FLOW" means, in relation to the Financial Group and for any financial year of the Financial Group, EBITDA of the Financial Group for such financial year less (a) Fixed Charges for that period (b) an amount equal to any amount prepaid pursuant to Clause 11.2, and (c) DM3,000,000;

"EXISTING INDEBTEDNESS" means all indebtedness outstanding pursuant to:

         (i) the DM110,000,000 facility agreement dated 28 June 1995 between KabelVision Management GmbH as original borrower, KabelVision Beteiligungs GmbH and others as original guarantors, Chase Investment Bank Limited and Samuel Montagu & Co. Limited as joint arrangers, Chase Manhattan Bank AG as agent and security trustee and others; and

         (ii) the DM185,000,000 facility agreement dated 18 August 1995 between Kabelmedia Holding Hannover GmbH (formerly known as PKG Holding GmbH) as original borrower, Kabelmedia Beteiligungs GmbH and others as original guarantors, Chase Investment Bank Limited and Samuel Montagu & Co. Limited as joint arrangers, Chase Manhattan Bank AG as agent and security trustee and others;

"FACILITY" means the loan facility of up to DM400,000,000 granted by the Banks to the Borrowers hereunder;

"FACILITY DOCUMENTS" means this Agreement, the Security Documents, the Intercreditor Agreement, the Negative Pledge Undertakings, the Overdraft Letter and any other agreement, document, letter, deed, notice or certificate entered into or executed and delivered by all or any of the Obligors or Kabelmedia Holding GmbH, as the case may be, pursuant to the terms hereof or thereof or otherwise in connection herewith or therewith, together with all amendments of, and supplements to, any of the foregoing and "FACILITY DOCUMENT" shall be construed accordingly;

"FACILITY OFFICE" means, in relation to the Agent or any Bank, the office identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) or such other office as it may from time to time select;

"FINANCIAL GROUP" means the Holding Company and each of its subsidiaries from time to time Provided that none of KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH, KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG, Kabelcom Osnabruck Beteiligungs Gesellschaft fur Breitbandkabelkommunikation mbH, Kabelcom Osnabruck Gesellschaft fur Breitbandkabelkommunikation mbH & Co. KG and KSW Beteiligungsgesellschaft mbH shall be included in this definition until the Holding Company has transferred its shareholding in KabelMedia Erste Fernsehkabelbeteiligungs Verwaltungs GmbH and KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG to an Obligor;

"FINAL MATURITY DATE" means 30 June 2004 (or, if such day is not a business day, the next succeeding business day);

"FIXED CHARGES" means in respect of any period the sum of Cash Interest Expense and capital expenditure, taxes and all scheduled payments of principal during that period (each calculated on a consolidated basis);

"GmbH SHARE PLEDGE" means each of the share pledge agreements over the shares of Erste Kabelvision Management Beteiligungs Verwaltungs GmbH, Zweite Kabelvision Management Beteiligungs Verwaltungs GmbH, Dritte Kabelvision Management Beteiligungs Verwaltungs GmbH, Kabelfernsehen Plauen GmbH, Kabelvision Delitzsch Verwaltungs GmbH, Kabel-fernsehen Leipzig GmbH and Kabelmedia Projektmanagement Kommunikationsnetze Verwaltungs GmbH;

"GROUP" means the Management Company and each of its subsidiaries from time to time;

"GUARANTORS" means each of the Original Guarantors and any Additional Guarantor and "GUARANTOR" means any of them;

"GUARANTOR ACCESSION MEMORANDUM" means a memorandum to be delivered by any Additional Guarantor to the Agent substantially in the form set out in the Tenth Schedule pursuant to Clause 43.1(i)(a);

"HISTORICAL EXPENSE ADJUSTMENT NOTICE" means a notice substantially in the form set out in the Fourteenth Schedule;

"HOLDING COMPANY" means Kabelmedia Holding GmbH;

"HOLDING COMPANY MANAGEMENT EXPENSES" means the reasonable expenses of the Holding Company properly incurred which shall not exceed a maximum amount per annum of DM1,000,000 or its equivalent;

"INCURRENCE PROVISIONS" means the provisions specified in Clause 6.3;

"INSTRUCTING GROUP" means:

         (i) whilst no Revolving Advances are outstanding hereunder, a group of Banks whose Available Commitments (including in respect of the Overdraft Bank, the amount of the Overdraft Facility) amount (or, if each Bank's Available Commitment has been reduced to zero, did immediately before such reduction to zero, amount) in aggregate to more than sixty six and two thirds of one per cent. (66 2/3%) of the aggregate amount of the Available Facility and the amount of the Overdraft Facility; and

         (ii) thereafter, a group of Banks to whom in aggregate more than sixty six and two thirds of one per cent. (66 2/3%) of the aggregate amount of the Loan and the Overdraft Amount is (or, immediately prior to repayment of such amounts, was then) owed;

"INTELLECTUAL PROPERTY RIGHTS" means any patent, trade mark, service mark, registered design, trade name or copyright required to carry on the business of constructing, maintaining, using or operating cable television and telecommunications systems;

"INTERCREDITOR AGREEMENT" means the intercreditor agreement entered into or to be entered into between the Arranger, the Agent, the Banks, the Holding Company, the Obligors and the Security Trustee;

"INTEREST PAYMENT DATE" means the last day of an Interest Period, and if the Interest Period is for more than six months, in addition the date falling six months after the first day of such Interest Period;

"INTEREST PERIOD" means, save as otherwise provided herein:

         (i) in relation to any Revolving Advance and any Tranche C Advance, a period equal to the Term of such Advance; and

         (ii) in relation to any Term Advance, any of those periods mentioned in Clause 8.4 of one, two, three or six months (or such other period as the Banks and the relevant Borrower may agree) selected in accordance with Clause 8.5;

"KG SHARE PLEDGE" means each of the share pledge agreements over the shares of Erste Kabelvision Management Beteiligungs GmbH & Co. KG, Zweite Kabelvision Management Beteiligungs GmbH & Co. KG, Dritte Kabelvision Management Beteiligungs GmbH & Co. KG, KFP Kabelfernsehen Plauen GmbH & Co. KG, Kabelvision Delitzsch GmbH & Co. KG and Kabelmedia Projektmanagement Kommunikationsnetze GmbH & Co. KG Kabelbetriebgesellschaft;

"KM HOLDING" means Kabelmedia Holding Hannover GmbH;

"KV MANAGEMENT" means KabelVision Management GmbH;

"LEVEL 1 MERGER" means the merger of KabelVision Beteiligungs GmbH and Kabelmedia Beteiligungs GmbH;

"LEVEL 2 MERGER" means the merger of KV Management and KM Holding;

"LEVEL 1 MERGER DATE" means the date on which the Level 1 Merger has been completed, registered and is effective under German law;

"LEVEL 2 MERGER DATE" means the date on which the Level 2 Merger has been completed, registered and is effective under German law;

"LIBOR" means, in relation to any Advance or unpaid sum, the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one per cent.) of the rates (as notified to the Agent) at which each of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Deutschmarks and for such specified period at or about 11.00 a.m. London time on the Quotation Date for such specified period and, for the purposes of this definition, "SPECIFIED PERIOD" means the Interest Period of such Advance or, as the case may be, the relevant period in respect of which LIBOR falls to be determined in relation to such unpaid sum;

"LICENCEHOLDER" means any member of the Group granted a Licence or Permission for the operation of a System;

"LICENCES" means any public law permits for operation of Systems from BAPT and any relevant townships together with any other public law or administrative law consents, concessions, licences or public law permits required for the construction, maintenance, use and operation of the Project, the Systems or any part thereof (including planning consents and licences);

"LOAN" means the aggregate principal amount for the time being outstanding hereunder;

"MANAGEMENT COMPANY" means, at any time prior to the Level 2 Merger Date, KV Management and KM Holding and, thereafter, the company formed upon the merger of KV Management and KM Holding;

"MARGIN" means the rate per annum calculated in accordance with Clause 8.3;

"MATERIAL ADVERSE EFFECT" means a material adverse effect on any of:

         (a) the business, financial condition or prospects of the Group taken as a whole; or

         (b) the ability of any Borrower, any Material Group Company or the Group taken as a whole to comply with any of its obligations under the Facility Documents;

"MATERIAL ENVIRONMENTAL CLAIM" means any Environmental Claim likely to have a material adverse effect upon the business, financial condition, prospects, real property or Systems of any Obligor;

"MATERIAL GROUP COMPANY" means any subsidiary of the Management Company which is:

         (i) a company, corporation or partnership which is a holding company of a Material Group Company; or

         (ii) a company, corporation or partnership whose Net Revenues or, in the case of a company which itself has subsidiaries, whose consolidated Net Revenues, exceed 5% of the consolidated Net Revenues of the Group as calculated by reference to the latest quarterly financial statements (consolidated or unconsolidated, as the case may be) of such subsidiary Provided that:

                  (a) in the case of a subsidiary acquired after the end of the Quarterly Period to which the latest relevant quarterly financial statements relate, the reference to the latest financial statements for the purposes of the calculation above shall, until the financial statements for the Quarterly Period in which the acquisition is made are prepared, be deemed to be a reference to such first-mentioned accounts as if such subsidiary had been shown in such accounts by reference to its own latest financial statements, adjusted as deemed appropriate by the auditors of the Relevant Management Company; and

                  (b) if, in the case of any subsidiary which itself has subsidiaries, no consolidated accounts are prepared, its consolidated Net Revenues shall be determined on the basis of pro forma consolidated accounts of the relevant subsidiary and its subsidiaries prepared for this purpose by the auditors of the Relevant Management Company or the auditors for the time being of the relevant subsidiary; or

         (iii) a company, corporation or partnership not falling within sub-paragraph (ii) above but which, as a result of any intra-group transfer or re-organisation would, adopting any of the tests referred to in sub-paragraph (ii) above and as if the accounts referred to in such sub-paragraph had been drawn up immediately following such transfer or re-organisation, be a Material Group Company Provided that such subsidiary shall only become a Material Group Company upon the completion of such transfer or re-organisation;

"NECESSARY AUTHORISATIONS" means all approvals, authorisations and licences from, all rights granted by and all filings, registrations and agreements with any person including, without limitation, any government or other regulatory authority (including, without limitation, the Licences and the Permissions) necessary or required for the construction, maintenance, administration and operation of the Project and such other business permitted by the terms of this Agreement;

"NEGATIVE PLEDGE UNDERTAKINGS" means the negative pledge undertaking given or to be given by each of the Holding Company and APA Basic Beteiligungsgeselschaft mbH in favour of the Arranger, the Agent, the Banks and the Security Trustee;

"NET INTEREST" means, in relation to any period the aggregate of all interest (including capitalised interest), accrued (whether or not paid or payable) during such period in respect of indebtedness for borrowed money of members of the Financial Group (other than indebtedness for borrowed money owed by one member of the Financial Group to another member of the Financial Group) less the aggregate amount of all interest income received by any member of the Financial Group during such period;

"NET REVENUES" means in relation to the Group (or any part thereof) or any person which has been or is to be acquired or is to be acquired by any member of the Group and for any period, all revenues

(including all installation revenues) from use of or generated by the Systems (exclusive of VAT) whatsoever payable to the Group (or such part thereof) or, as the case may be, such person, which arise during such period;

"NOTICE OF DRAWDOWN" means a notice substantially in the form set out in the Fourth Schedule;

"OBLIGORS" means the Borrowers, the Guarantors and any other member of the Group which provides security or guarantees at any time in respect of the obligations of any Obligor under any of the Facility Documents and "Obligor" means any of them;

"OPERATING COMPANY" means each member of the Group involved in the construction, installation and/or operations of Systems;

"ORIGINAL FINANCIAL STATEMENTS" means the audited consolidated financial statements for the year ended 31 December 1995 of each of Kabelmedia Holding Hannover GmbH, KabelVision Management GmbH and Kabelmedia Holding GmbH;

"OVERDRAFT AMOUNT" means, at any time, the principal amount by way of loan overdraft or guarantee outstanding under the Overdraft Facility at that time;

"OVERDRAFT FACILITY" means the overdraft facility in an amount of DM5,000,000 provided or to be provided to Kablemedia Projektmanagement Kommunikationsnetze GmbH & Co. KG Kabelbetriebsgesellschaft by the Overdraft Bank pursuant to the terms of the Overdraft Letter and this Agreement;

"OVERDRAFT LETTER" means the General Terms and Conditions of Business (Allgemeine Geschaftsbedingungen) of Chase Manhattan Bank AG (as amended or varied from time to time in accordance with Clause 6.7) to be entered into between the Overdraft Bank and Kablemedia Projektmanagement Kommunikationsnetze GmbH & Co. KG Kabelbetriebsgesellschaft in respect of the Overdraft Facility;

"PAYMENT DATE" means each of the dates falling 3, 6, 9, 12, 15, 18, 21, 24, 27, 30, 33, 36, 39, 42, 45, 48, 51, 54, 57, 60, 63, 66, 69, 72 and 75 months after the Revolving Facility Term Date;

"PERMISSION" means any contractual permission from building owners, or concession agreements (Gestattungsvertrage) with building owners (including bulk and access contracts), together with the signal delivery contracts or other arrangements with Deutsche Telekom, any other private law consents, concessions, contractual licences or permits required for the construction, maintenance, use and operation of the Project, the Systems or any part thereof;

"PERMISSION GRANTOR" means the person which is the grantor of, or the other party to, each Permission of which any member of the Group is the grantee thereof or to which it is party;

"PERMISSION NOTICE" means a notice in a form approved by the Agent, whereby the relevant Obligor party to, or grantee of, a Permission notifies the relevant Permission Grantor of its intention to perfect an assignment of such Permission to the Security Trustee (subject to any consents required from the Permission Grantor pursuant to the terms of the relevant Permission) and requesting the Permission Grantor concerned, by way of acknowledgement of the Permission
Notice:

                  (i) to agree to (a) the granting of such an assignment to the Security Trustee and (b) in the event that the Security Trustee subsequently seeks to enforce its rights under such assignment, permit the Security Trustee to transfer the Permission to a third party satisfying the criteria (if any) set out in the Permission following the occurrence of an Event of Default; and

                  (ii) to confirm that (x) the Permission concerned is in full force and effect and (y) it has received no notice of any prior encumbrance having been granted by the Obligor concerned over the Permission the subject of such Permission Notice;

"PERMITTED DISPOSAL EXPENSES" means:

                  (i) all title and registration expenses and expenses of professional advisers, incidental to, incurred on and fairly attributable to, any Asset Disposal;

                  (ii) with the prior consent of an Instructing Group, estimated income tax or trade tax referable to each Asset Disposal may be deducted; and

                  (iii) with the prior consent of an Instructing Group, any other costs or expenses;

"PERMITTED MANAGEMENT EXPENSES" means, in relation to the Group (or any part thereof) and in respect of any period prior to the Revolving Facility Term Date, 2% of Net Revenues generated by the Group (or such part thereof) during such period;

"POTENTIAL EVENT OF DEFAULT" means any event which would become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

"PRO FORMA DEBT SERVICE" means, at any time, estimated Cash Interest Expense plus scheduled principal payments in relation to the Facility and other permitted indebtedness of any member of the Financial Group for the four Quarterly Periods subsequent to such time of determination; provided that such Cash Interest Expense shall be estimated by applying the weighted average interest rate on existing indebtedness (excluding the Senior Discount Notes) at such time of determination to the average outstanding indebtedness for borrowed money to be outstanding over the four Quarterly Periods in accordance with the provisions of this Agreement and adding the aggregate amount of interest scheduled to become payable on the Senior Discount Notes during such period;

"PRO FORMA EBITDA MARGIN" means, in relation to any person which it is proposed be acquired by any member of the Financial Group, the percentage of Net Revenues generated by such person during the three month period ending on the last day of the most recently ended calendar month as is represented by an amount equal to such Net Revenues after deducting all operating expenses incurred during such three month period as adjusted in accordance with the Historical Expense Adjustment Notice delivered by the relevant Borrower in connection with such proposed acquisition;

"PRO FORMA SENIOR DEBT" means, at any time, an amount equal to the aggregate amount of all Senior Debt and for the purposes of Clause 6.3, in connection with any proposed Acquisition, the aggregate of:

                  (i)      all Senior Debt;

                  (ii) the amount of the Advance requested in connection with such proposed Acquisition; and

                  (iii) the amount of any Deferred Consideration relating to such proposed Acquisition;

"PRO FORMA TOTAL DEBT" means, at any time, the sum of:

                  (i)      Pro Forma Senior Debt at such time; and

                  (ii) the principal amount of the Senior Discount Notes (including the amount of any accretions thereto relating to accrued interest);

"PROJECT" means the business of the design, construction, maintenance, use, marketing, operation and administration of the Systems;

"PROJECT DOCUMENTS" means at any time any of the following which are in force at such time:

                  (i)      Licences;

                  (ii)     the Shareholders Agreement;

                  (iii)    Relevant Contracts; and

                  (iv)     Permissions;

"PROJECT FACILITIES" means all or any part of a person's business, undertaking, property, assets and revenues wherever situated which are owned, leased, licensed or otherwise acquired or used by any member of the Group for the purposes of fulfilling its obligations under the Licences or otherwise for the Project;

"PROJECT OBLIGOR" means each party to the Project Documents;

"PROPORTION" means, in relation to a Bank:

                  (i) whilst no Revolving Advances are outstanding hereunder, the proportion borne by its Available Commitment to the Available Facility (or, if the Available Facility is then zero, by its Available Commitment to the Available Facility immediately prior to its reduction to zero); or

                  (ii) thereafter, the proportion borne by its share of the Loan to the Loan;

"QUARTER DAYS" means 31 March, 30 June, 30 September and 31 December in any year;

"QUARTERLY PERIOD" means each successive period of approximately three months commencing on the day after a Quarter Day and ending on the next following Quarter Day;

"QUOTATION DATE" means, in relation to any period for which an interest rate is to be determined hereunder, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in Deutschmarks for delivery on the first day of that period Provided that, if for any such period quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

"REFERENCE BANKS" means the principal London offices of The Chase Manhattan Bank, N.A., Dresdner Bank AG and Banque Paribas (Deutschland) oHG or such other bank or banks as may from time to time be agreed between the Management Company and an Instructing Group;

"RELATED TRANSACTIONS" means in respect of any two or more separate Acquisitions, Acquisitions which:

                  (i) are purchased from the same vendor or from vendors which are affiliates of each other;

                  (ii)     comprise assets relating to a single System; and

                  (iii)    are completed within the same three month period;

"RELEVANT CONTRACTS" means any agreements or contracts entered into by members of the Group in connection with the building, installation, operation and maintenance of Systems, including housing authority and association contracts, programming contracts, signal supply contracts and customer contracts;

"RELEVANT JURISDICTION" means in respect of any person the jurisdiction of its place of incorporation or, in the case of a partnership, its place of establishment and, if different, the place in which it has its principal place of business;

"RELEVANT MANAGEMENT COMPANY" means, at any time prior to the Level 2 Merger Date, in relation to any subsidiary of KV Management, KV Management, and in relation to any subsidiary of KM Holding, KM Holding, and at any time after the Level 2 Merger Date, the company formed by the merger of KV Management and KM Holding;

"RELEVANT SUBSTANCE" means (i) any radioactive emissions, (ii) electricity and any electrical or electromagnetic emissions and (iii) any substance whatsoever, (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which is capable of causing harm to man or any other living organism supported by the environment (both natural and built), or damaging the environment (both natural and built) or public health or welfare;

"REVOLVING ADVANCE" means a Tranche A Revolving Advance and/or a Tranche B Revolving Advance;

"REVOLVING CREDIT FACILITY" means the revolving credit facility granted to the Borrowers by the Banks pursuant to Clause 2.1;

"REVOLVING FACILITY TERM DATE" means the earlier of (i) 31 December 1997 (or, if such day is not a business day, the next succeeding business day), and (ii) the date on which the Available Tranche

A Revolving Commitments and the Available Tranche B Revolving Commitments of the Banks are reduced to zero pursuant hereto (save, for the avoidance of doubt, by the funding of Revolving Advances in accordance with the terms of this Agreement);

"REVOLVING LOAN" means the aggregate principal amount for the time being outstanding under the Revolving Credit Facility.

"REVOLVING PERIOD" means the period commencing on the date hereof and ending on the Revolving Facility Term Date;

"SECURITY ASSIGNMENTS" (Globalabtretung) means each of the global assignments of subscriber receivables and, if applicable, collections and servicing fees executed or to be executed by each Operating Company pursuant hereto;

"SECURITY ASSIGNMENT OF LOANS" (Sicherungsabtretung) means each of the assignments of loans (whether existing or future) between members of the Group executed or to be executed by each of them pursuant hereto;

"SECURITY ASSIGNMENT OF PERMISSIONS" means each of the assignments of Permissions executed or to be executed by each Operating Company pursuant hereto;

"SECURITY DOCUMENTS" means each of the following:

                  (i)      the Security Trust Agreement;

                  (ii)     the Share Pledges;

                  (iii)    the Security Assignments;

                  (iv)     the Security Assignment of Loans;

                  (v)      the Security Assignments of Permissions;

                  (vi)     the Security Transfers; and

                  (vii)    the Account Pledges,

and any other agreement, deed or document from time to time executed in favour of the Security Trustee for the Agent, the Arranger, the Security Trustee and the Banks or in favour of each of such parties individually for the purpose of securing all or any of the obligations of any Obligor under the Facility Documents or any of them together with all amendments of, and supplements to any of the foregoing and "SECURITY DOCUMENT" shall be construed accordingly;

"SECURITY TRANSFERS" (Sicherungsubereignung) means each of the security transfers of head ends, cable networks and other fixed assets executed or to be executed by each Operating Company pursuant hereto;

"SECURITY TRUST AGREEMENT" means the security trust agreement entered or to be entered into between, the Security Trustee, the Obligors, the Agent and the Banks;

"SENIOR DEBT" means, at any time, the aggregate at such time of all indebtedness for borrowed money of the Financial Group excluding (i) any indebtedness for borrowed money owed by one member of the Financial Group to another member of the Group, (ii) any Subordinated Debt permitted hereunder and (iii) the principal amount (including the amount of any accretions thereto relating to accrued interest) of the Senior Discount Notes plus the net mark to market exposure of the Group as calculated by the Agent under derivative transactions to the extent such exposure exceeds DM30,000,000 or is to any bank or financial institution which is not a Bank;

"SENIOR DISCOUNT NOTES" means the senior discount notes issued or to be issued under the Senior Discount Notes Indenture and any notes or similar instrument issued in refinancing such notes;

"SENIOR DISCOUNT NOTES INDENTURE" means the indenture between Bank of New York and the Holding Company;

"SENIOR DISCOUNT NOTES ISSUE DATE" means the date of issue of the Senior Discount Notes;

"SHAREHOLDERS" means Advent ECO LLC, Kabelgate L.L.C., Advent International Investors II Limited Partnership, Advent International Investors III Limited Partnership, Advent Partners Limited Partnership, Global Private Equity II Limited Partnership, European Special Situations Fund Limited Partnership, Advent Crown Fund CV, Morgan Stanley Capital Partners III LP, MSCP III 892 Investors LP, Morgan Stanley Capital Investors LP, Charlotte Cable Holdings, Inc., Ben Bartel, Chestnut Hill Media, Inc., ECO Holdings II (Cayman) Limited, KPN Kabel B.V., Willard Holdings Inc., Woodward Holdings Inc., Allstate Insurance Company, Plauen Cable, Inc. and any other person which, from time to time, holds any shares in Kabelmedia Holding GmbH;

"SHAREHOLDERS AGREEMENT" means agreement between the Holding Company and the Shareholders dated 16 June 1996;

"SHARE PLEDGES" means each of the GmbH Share Pledges and the KG Share Pledges and "SHARE PLEDGE" shall mean a GmbH Share Pledge or a KG Share Pledge;

"SUBORDINATED DEBT" means any loan provided by the Holding Company or any Shareholder to any Obligor which has been subordinated to the Loan in accordance with the Intercreditor Agreement;

"SUBSCRIBER" means a person who has entered into an agreement with any member of the Group to be provided with cable television services (whether alone or on the basis of an umbrella agreement);

"SUBSCRIBER AGREEMENT" means an agreement for the provision by any member of the Group to a Subscriber of cable television services by means of a System;

"SUCCESSOR" in relation to a party means an assignee or successor in title to such party or any person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such party hereunder or to which under such laws the same has been transferred;

"SUBSCRIBER CERTIFICATE" means in respect of a certificate delivered pursuant to Clause 6 a certificate substantially in the form set out in Part I of the Sixth Schedule and in respect of a certificate delivered pursuant to Clause 19 a certificate substantially in the form set out in Part II of the Sixth Schedule;

"SYSTEM ASSETS" means in relation to any System each of the Licenses, Permissions, Relevant Contracts, head ends, cable networks and other assets subject to an encumbrance in favour of the Security Trustee in respect of that System;

"SYSTEM" means each standalone cable and fixed wire telecommunications network for the delivery of television to be operated, managed, administered and, where necessary, installed by a member or members of the Group Provided that such member shall be a wholly owned subsidiary of another member of the Group other than those Systems in relation to Osnabruck, Heidenau and Neuruppin;

"TELECOMMUNICATIONS AND CABLE LAWS" means the Telephonic Installations Act (Fernmeldeanlagengesetz), the approval rules for reception installations (Genehmigungsrechtliche Regelung fur Rundfunksempfangsanlagen) (as published in the BAPT Official Journal of January 1994 and in the annex thereto) and all other federal and state laws, statutes, regulations and judgments relating to the building, installation, management or operation of systems for telecommunications or cable television applicable to any member of the Group and/or business carried on by any member of the Group;

"TERM" means, save as otherwise provided herein, in relation to any Advance, the period for which such advance is borrowed as specified in the Notice of Drawdown relating thereto;

"TERM ADVANCE" means, subject as provided herein, an advance which arises on the conversion of a Revolving Advance on the Revolving Facility Term Date by the operation of Clause 7;

"TERM LOAN" means the principal amount outstanding from the Borrowers to the Banks from time to time under the Term Loan Facility;

"TERM LOAN FACILITY" means the term loan facility to be provided to the Borrowers on the Revolving Facility Term Date pursuant to the terms hereof;

"TOTAL DEBT" means, at any time, the aggregate at such time of the aggregate amount of Senior Debt and the principal amount (including the amount of any accretions thereto relating to accrued interest) of the Senior Discount Notes;

"TRANCHE A REVOLVING ADVANCE" means, subject as provided herein, an advance made or to be made by the Banks under the DM270,000,000 tranche of the Revolving Credit Facility;

"TRANCHE A REVOLVING COMMITMENT" means, in relation to any Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part IA of the First Schedule;

"TRANCHE B REVOLVING ADVANCE" means, subject as provided herein, an advance made or to be made by the Banks under the DM105,000,000 tranche of the Revolving Credit Facility;

"TRANCHE B REVOLVING COMMITMENT" means, in relation to any Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part IB of the First Schedule;

"TRANCHE C ADVANCE" means, subject as provided herein, an advance made or to be made by the Banks under the Tranche C Facility.

"TRANCHE C COMMITMENT" means, in relation to any Bank at any time and save as otherwise provided herein, the amount set opposite its name in Part II of the First Schedule.

"TRANCHE C FACILITY" means the general capital facility granted to the Borrowers by the Banks pursuant to Clause 2.2;

"TRANSFER CERTIFICATE" means a certificate substantially in the form set out in the Second Schedule signed by a Bank and a Transferee whereby:

                  (i) such Bank seeks to procure the transfer to such Transferee of all or a part of such Bank's rights and obligations hereunder upon and subject to the terms and conditions set out in Clause 35; and

                  (ii) such Transferee undertakes to perform the obligations it will assume as a result of delivery of such certificate to the Agent as is contemplated in Clause 35.3;

"TRANSFER DATE" means, in relation to any Transfer Certificate, the date for the making of the transfer as specified in the schedule to such Transfer Certificate;

"TRANSFEREE" means a bank or other financial institution to which a Bank seeks to transfer all or part of such Bank's rights and obligations hereunder;

"YEAR ONE PAYMENT DATES" means the dates falling 3, 6, 9 and 12 months after the Revolving Facility Term Date;

"YEAR TWO PAYMENT DATES" means the dates falling 15, 18, 21 and 24 months after the Revolving Facility Term Date.

"YEAR THREE PAYMENT DATES" means the dates falling 27, 30, 33 and 36 months after the Revolving Facility Term Date;

"YEAR FOUR PAYMENT DATES" means the dates falling 39, 42, 45 and 48 months after the Revolving Facility Term Date;

"YEAR FIVE PAYMENT DATES" means the dates falling 51, 54, 57 and 60 months after the Revolving Facility Term Date;

"YEAR SIX PAYMENT DATES" means the dates falling 63, 66, 69 and 72 months after the Revolving Facility Term Date; and

"YEAR SEVEN PAYMENT DATE" means the date falling 75 months after the Revolving Facility Term Date;

1.2      Any reference in this Agreement to:

an "AFFILIATE" of any person means any subsidiary or holding company of that person or any subsidiary of any such holding company, or any other person in which that person or any such person or subsidiary owns at least 20 per cent. of the equity share capital (or the like);

the "AGENT", the "ARRANGER", any "BANK", any "BENEFICIARY", the "SECURITY TRUSTEE" or the "OVERDRAFT BANK" shall be construed so as to include their respective Successors and any Successor of such Successor in accordance with their respective interests;

a "BUSINESS DAY" shall be construed as a reference to a day (other than a Saturday or Sunday) on which banks generally are open for business in London and Frankfurt am Main;

a "CLAUSE" shall, subject to any contrary indication, be construed as a reference to a clause hereof;

"DERIVATIVE TRANSACTION" includes any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect thereto and any combination in respect thereof);

an "ENCUMBRANCE" shall be construed as a reference to a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements) having a similar effect;

a "FINANCIAL STATEMENT" shall be construed as a reference to the balance sheet, profit and loss account and cash flow statement of any person;

a "GUARANTEE" includes a guarantee, an indemnity and any other form of legally binding assurance against (or other arrangement intended to prevent or limit) loss in respect of any indebtedness for borrowed money of any person;

a "HOLDING COMPANY" of a person shall be construed as a reference to any person of which the first-mentioned person is a subsidiary;

"INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

"INDEBTEDNESS FOR BORROWED MONEY" shall be construed as a reference to any indebtedness of any person for or in respect of:

                  (i)      moneys borrowed (other than the Subordinated Debt);

                  (ii) liabilities under any standby letter of credit, guarantees, acceptance credit, bills discounting facility or any receivables purchase, factoring or discounting arrangements;

                  (iii) amounts raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or similar instruments;

                  (iv) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with generally accepted accounting standards in Germany, be treated as finance or capital leases;

                  (v)      the amount of any Deferred Consideration;

                  (vi) the amount of any liability in respect of any purchase price for assets or services (other than in connection with an Acquisition) the payment of which is deferred for a period in excess of 120 days;

                  (vii) amounts raised under any other transaction (including, without limitation, any sale and repurchase agreement or forward sale or purchase agreement) having the commercial effect of a borrowing (excluding any derivative transactions of the nature described in paragraph (viii) below); and

                  (viii) (for the purposes of Clause 22.1(vi) only) interest rate or currency swaps, caps, floors, collars, forward sale or purchase contracts, contracts for differences or any option transactions, or any other treasury transactions or any other transaction entered into in connection with the management of risk related to indebtedness (and the amount of indebtedness for borrowed money in relation to any such transaction shall be the net amount not paid by the relevant member of the Financial Group);

a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next succeeding business day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day Provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that later month (and references to "months" shall be construed accordingly);

"OPERATING EXPENSES" shall be construed to include all operating expenses (including, management expenses) incurred in relation to the operation of the Systems operated by the Group and the servicing of its Subscribers;

a "PART" shall, subject to any contrary indication, be construed as a reference to a part hereof;

a "PERSON" shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a "SCHEDULE" shall, subject to any contrary indication, be construed as a reference to a schedule hereto;

a "SISTER COMPANY" of a person shall be construed as a reference to any company, corporation or partnership which is a subsidiary of a holding company of such person;

a "SUBSIDIARY" of a company, corporation or partnership shall be construed as a reference to any company, corporation or partnership:

                  (i) which is controlled, directly or indirectly, by the first-mentioned company or corporation or partnership;

                  (ii) more than half the issued share capital or partnership share of which is beneficially owned, directly or indirectly, by the first-mentioned company, corporation or partnership; or

                  (iii) which is a subsidiary of another subsidiary of the first-mentioned company or corporation or partnership,

and, for these purposes, a company, corporation or partnership shall be treated as being controlled by another if that other company, corporation or partnership is able to direct its affairs and/or to control the composition of its board of directors or equivalent body and/or to appoint or dismiss the general partner thereof;

"TAX" shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"VAT" shall be construed as a reference to value added tax including any similar tax which may be imposed in place thereof from time to time; and

the "WINDING-UP", "DISSOLUTION" or "ADMINISTRATION" of a person shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such person is incorporated or registered or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.3      "DM" and "DEUTSCHMARKS" denote lawful currency of Germany.

1.4 Save where the contrary is indicated, any reference in this Agreement to:

                  (i) any licence, consent, agreement or document shall be construed as a reference to such licence, consent, agreement or document as the same may have been, or may from time to time be, amended, varied, reissued, replaced, novated or supplemented;

                  (ii) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted; and

                  (iii) a time of day shall unless otherwise specified be construed as a reference to Frankfurt am Main time.

1.5      Clause, Part and Schedule headings are for ease of reference only.

1.6 Financial terms not specifically defined herein shall be construed in accordance with U.S. GAAP.

                                     PART 2

                                 THE FACILITIES

2.       THE FACILITIES

2.1 The Banks hereby grant to the Borrowers, upon the terms and subject to the conditions hereof, a Deutschmark revolving credit facility for the Revolving Period in an aggregate amount of up to DM375,000,000 which shall be divided into two tranches of DM270,000,000 and DM105,000,000 respectively, and thereafter a Deutschmark term loan facility, in an aggregate amount of up to DM375,000,000.

2.2 The Banks hereby grant to the Borrowers, upon the terms and subject to the conditions hereof, a Deutschmark working capital facility in an aggregate amount of up to DM20,000,000.

2.3 The Overdraft Bank hereby grants to Kablemedia Projektmanagement Kommunikations netze GmbH & Co: KG Kabelbetriebsgesellschaft upon the terms and subject to the conditions of the Overdraft Letter and this Agreement, a Deutschmark overdraft facility in an aggregate amount of up to DM5,000,000.

3.       PURPOSE

3.1      The Revolving Credit Facility shall be used for the following purposes:

                  (i)      to refinance all Existing Indebtedness;

                  (ii) to finance Acquisitions (including related costs, fees, charges and expenses) and to refinance any indebtedness for borrowed money thereby acquired and/or the discharge of indebtedness secured by any encumbrance attaching to any asset thereby acquired; and

                  (iii) to finance the capital expenditure of the Group and any costs, fees, charges and expenses incurred by the Group in connection with the implementation of the Facility or otherwise under the Facility Documents (for the avoidance of doubt, excluding interest).

3.2      The Tranche C Facility shall be used for general corporate purposes.

3.3 The Overdraft Facility is to be used for the day-to-day liquidity requirements of the Group.

3.4 The Term Loan Facility is to be used for the purpose of refinancing the Revolving Credit Facility on the Revolving Facility Term Date.

3.5 Each of the Borrowers shall apply all amounts raised by it hereunder exclusively in or towards satisfaction of the above purposes.

3.6 Without prejudice to the obligations of the Borrowers under Clauses 3.1, 3.2, 3.3 and 3.4 above neither the Agent, the Arranger and the Banks nor any of them shall be obliged to concern themselves with the application of amounts raised by the Borrowers hereunder.

3.7 The Advances which are made on the date of first drawdown under this Agreement shall be applied to refinance all Existing Indebtedness and to pay all costs, fees and expenses incurred in connection with the implementation of the Facility.

4.       CONDITIONS PRECEDENT

         Save as the Banks may otherwise agree, no Borrower may deliver the first Notice of Drawdown to the Agent unless the Agent has confirmed to the Banks that it has received all of the documents listed in the Third Schedule and that such documents are in form and substance satisfactory to an Instructing Group.

5.       NATURE OF BANKS' AND BORROWERS' OBLIGATIONS

5.1      The obligations of each Bank hereunder are several and not joint.

5.2 The failure by a Bank to perform its obligations hereunder shall not affect the obligations of the Borrowers towards any other party hereto nor shall any other party be liable for the failure by such Bank to perform its obligations hereunder.

5.3 The amounts outstanding at any time hereunder from each of the Obligors to any of the other parties hereto shall be a separate and independent debt and each such party shall be entitled to protect and enforce its individual rights arising out of this Agreement independently of any other party and it shall not be necessary for any party hereto to be joined as an additional party in any proceedings for this purpose.

5.4 If any Bank defaults in the performance of any of its obligations hereunder, the Agent shall endeavour to consult with the Management Company with a view to assisting the Management Company in deciding the appropriate action to be taken by the Management Company in order to replace the Bank concerned with an alternative reputable bank or financial institution.

                                     PART 3

        UTILISATION OF THE REVOLVING CREDIT FACILITY, TRANCHE C FACILITY
                           AND THE OVERDRAFT FACILITY

6.       UTILISATION OF THE REVOLVING CREDIT FACILITY AND THE TRANCHE C FACILITY

6.1 Save as otherwise provided herein, a Tranche A Revolving Advance, a Tranche B Revolving Advance or a Tranche C Advance will be made by the Banks to a Borrower if:

                (i) by not later than 10.00 a.m. London time on a day which is not more than ten nor less than three business days before the proposed date for the making of such Advance, the Agent has received from the relevant Borrower a Notice of Drawdown therefor, receipt of which shall oblige that Borrower to borrow the amount therein requested on the date therein stated upon the terms and subject to the conditions contained herein;

               (ii) the Incurrence Provisions are at such time being complied with, as evidenced by the execution by the Management Company of a certificate in the form attached to the Notice of Drawdown and, in the case of a Revolving Advance to be made for any of the purposes described in Clause 3.1(ii), the Borrower concerned has complied with the requirements of Clause 6.4 below;

              (iii) the proposed date for the making of such Advance is a business day falling, in the case of a Revolving Advance, one month or more before the Revolving Facility Term Date and, in the case of a Tranche C Advance, one month or more before the Final Maturity Date;

               (iv) the proposed date for the making of such Advance is not less than five business days after the date upon which the previous Advance (if any) was made hereunder (provided that, subject to paragraph (vi) below the Borrowers shall be permitted to draw more than one Advance on the same day);

                (v) subject to the provisions of this Agreement regarding availability:

                           (a) if such Advance is a Tranche A Revolving Advance the proposed amount of such Tranche A Revolving Advance is (when aggregated with all other Tranche A Revolving Advances, if any, to be drawn by such Borrower on the proposed date for the making of such Tranche A Revolving Advance) (x) a minimum amount of DM2,500,000 which, if greater, is an integral multiple of DM500,000 and is less than the amount of the Available Tranche A Revolving Facility as at the relevant date of drawdown or (y) equal to the amount of the Available Tranche A Revolving Facility as at the relevant date of drawdown; or

                           (b) if such Advance is a Tranche B Revolving Advance the proposed amount of such Tranche B Revolving Advance is (when aggregated with all other Tranche B Revolving Advances, if any, to be drawn by such Borrower on the proposed date for the making of such Tranche B Revolving Advance) (x) a minimum amount of DM2,500,000 which, if greater, is an integral multiple of DM500,000 and is less than the amount of the Available Tranche B Revolving Facility as at the relevant date of drawdown or (y) equal to the amount of the Available Tranche B Revolving Facility as at the relevant date of drawdown;

                           (c) if such Advance is a Tranche C Advance the proposed amount of such Tranche C Advance is (when aggregated with all other Tranche C Advances, if any, to be drawn by such Borrower on the proposed date for the making of such Tranche C Advance) (x) a minimum amount of DM2,500,000 which, if greater, is an integral multiple of DM500,000 and is less than the amount of the Available Tranche C Facility as at the relevant date of drawdown or (y) equal to the amount of the Available Tranche C Facility as at the relevant date of drawdown;

               (vi) if the proposed date for the making of such Advance falls before the Revolving Facility Term Date, there would not, immediately after the making of such Advance, be more than eight Advances outstanding hereunder and, if the proposed date for the making of such Advance falls after the Revolving Facility Term Date there would not, immediately after the making of such Tranche C Advance be more than five Tranche C Advances outstanding hereunder;

              (vii) the proposed Term of such Advance is a period of one, two, three or six months or such other period as is agreed by all the Banks;

             (viii) none of the events mentioned in Clause 9 shall have occurred; and

               (ix)        either:

                           (a) no Event of Default or Potential Event of Default has occurred; and

                           (b) the representations set out in Clause 18 are true on and as of the proposed date for the making of such Advance,

                           or each of the Banks agrees (notwithstanding any matter mentioned at (a) or (b) above) to participate in the making of such Advance.

6.2 No Borrower may deliver a Notice of Drawdown in relation to a Tranche B Revolving Advance unless:

                (i) Senior Discount Notes in an aggregate principal amount of no less than $100,000,000 have been issued by the Holding Company; and

               (ii) no less than $100,000,000 (less fees, costs and expenses) has been made available by the Holding Company to the Group in the form of Contributed Equity.

6.3 No Borrower shall be entitled to deliver a Notice of Drawdown to the Agent unless it has demonstrated to the satisfaction of an Instructing Group that, on the last day of the three month period ending on the last day of the most recently ended calendar month, or, if monthly financial statements have not been delivered to the Banks (and the Holding Company is in compliance with Clause 19.1(ii)), the previous calendar month in respect of which monthly statements have most recently been delivered, the financial condition of the Financial Group was such that the Financial Group was then in compliance with both of the financial tests set out below:

                  (i) the ratio of Pro Forma Senior Debt to Annualised EBITDA on such date did not exceed the ratios set alongside the period below in which the relevant date for the testing of the covenant falls:

                           PERIOD                                        RATIO
                           Closing Date - 31 December 1996              6.50:1
                           1 January 1997 - 30 June 1997                6.25:1
                           1 July 1997 - 31 December 1997               5.75:1
                           1 January 1998 - 30 June 1998                5.25:1
                           1 July 1998 - 31 December 1998               4.75:1
                           1 January 1999 - 30 June 1999                4.00:1
                           1 July 1999 - 31 December 1999               3.75:1
                           and, thereafter                              3.25:1

                  (ii) if such date is prior to the Senior Discount Notes Issue Date the ratio of Pro Forma Senior Debt to Contributed Equity shall not exceed 65:35 and if such date is thereafter, the ratio of Pro Forma Senior Debt to Contributed Equity shall not exceed 55:45.

6.4 If any Borrower wishes to utilise any part of the Revolving Credit Facility for any of the purposes described in Clause 3.1(ii) it shall only be entitled to deliver a Notice of Drawdown for such purposes if, in addition to satisfying the requirements of Clause 6.3:

         (i)      either:

                  (a) the ratio of Pro Forma Senior Debt to Annualised EBITDA on the relevant test date referred to in Clause 6.3 is less than 4.50:1 and, no later than five business days before the proposed date for the making of the Advance requested in such Notice of Drawdown, such Borrower has delivered to the Agent (for and on behalf of the Banks) an Acquisition Due Diligence Report relating to the relevant proposed acquisition; or

                  (b) if the ratio of Pro Forma Senior Debt to Annualised EBITDA on the relevant test date referred to in Clause 6.3 is equal to or greater than 4.50:1, and either:

                           1. the Consideration for such Acquisition in any single transaction or Related Transactions is equal to or less than DM20,000,000 and:

                                    (i)     the Consideration for such
                                            Acquisition in any single
                                            transaction or Related Transactions
                                            does not exceed DM1,250 per
                                            Equivalent Subscriber to be acquired
                                            or, if

                                            (x) the average monthly Net Revenues
                                            per Subscriber to be acquired is
                                            DM18 or more, and

                                            (y) the Consideration for such
                                            Acquisition is equal to or less than
                                            8 times Net Revenues times 12 for
                                            the latest calendar month referable
                                            to the System or Systems to be
                                            acquired,

                                            DM1,650 per Equivalent Subscriber to
                                            be acquired; and

                                    (ii)    Pro Forma Total Debt for the Group
                                            shall not exceed DM850 per
                                            Equivalent Subscriber for the Group
                                            as a whole (including Equivalent
                                            Subscribers to be acquired as a
                                            result of the Acquisition); and

                                    (iii)   no later than fourteen business days

                                            before the proposed date for the
                                            making of the Advance requested in
                                            such Notice of Drawdown, such
                                            Borrower has delivered to the
                                            Agent (for and on behalf of the
                                            Banks) a Subscriber Certificate
                                            setting out the relevant
                                            calculations in relation to the
                                            tests referred to in paragraphs
                                            (i)(b)1.(i) and (ii) of this Clause
                                            6.4 and containing a description of
                                            the proposed Acquisition including
                                            details of homes passed,
                                            subscribers, revenues, rates,
                                            operating cashflow, and technical
                                            specifications and a breakdown of
                                            any costs, fees, charges and
                                            expenses incurred or to be incurred
                                            in connection therewith and a
                                            breakdown of the Consideration for
                                            such Acquisition identifying the
                                            purchase price and incidental costs,
                                            capitalised expenses and provisions
                                            raised in respect of future
                                            rationalisation measures together
                                            with an Acquisition Due Diligence
                                            Report relating to such proposed
                                            Acquisition, each of which shall, in
                                            form and substance, be satisfactory
                                            to an Instructing Group, provided
                                            that to the extent that any of the
                                            foregoing are not available at such
                                            time, they shall be delivered to the
                                            Agent as soon as they become
                                            available and, in any event, before
                                            the delivery of the Notice of
                                            Drawdown; and

                                    (iv)    completion of a due diligence report
                                            to the satisfaction of legal counsel
                                            to the Banks in accordance with the
                                            Agreed Due Diligence Procedure; or

                           2. the Consideration for such Acquisition in any single transaction or Related Transactions is greater than DM20,000,000 and less than or equal to DM50,000,000 and:

                                    (i)     an Instructing Group has given its
                                            consent to the delivery of such
                                            Notice of Drawdown; and

                                    (ii)    the provisions of paragraphs
                                            (i)(b)1.(iii) and (iv) of this
                                            Clause 6.4 are satisfied;

               (ii) it has delivered to the Agent (on behalf of the Banks) a duly completed Historical Expense Adjustment Notice; and

              (iii) no Event of Default or Potential Event of Default exists or arises, and no Event of Default may arise, as a result of the proposed Acquisition and a certificate executed by the managing director (Geschaftsfuhrer) of the Management Company has been delivered to such effect.

                  Provided that, if any Borrower wishes to utilize any part of the Revolving Credit Facility for the purpose of funding any Deferred Consideration relating to an Acquisition, then the tests set out in Clause 6.3(i) and (ii) and Clause 6.4(i) shall be treated as being satisfied provided that they were satisfied at the time of drawdown of the Advance which funded the balance of the consideration relating to such Acquisition.

6.5 Each Bank will participate through its Facility Office in each Tranche A Revolving Advance made pursuant to Clause 6.1 in the proportion borne by its Available Tranche A Revolving Commitment to the Available Tranche A Revolving Facility immediately prior to the making of that Tranche A Revolving Advance, in each Tranche B Revolving Advance made pursuant to Clause 6.1 in the proportion borne by its Available Tranche B Revolving Commitment to the Available Tranche B Revolving Facility immediately prior to the making of that Tranche B Revolving Advance, and in each Tranche C Advance made pursuant to Clause 6.1 in the proportion borne by its Available Tranche C Commitment to the Available Tranche C Facility immediately prior to the making of that Tranche C Advance.

6.6 If a Bank's Tranche A Revolving Commitment, Tranche B Revolving Commitment or Tranche C Commitment is reduced in accordance with the terms hereof after the Agent has received the Notice of Drawdown for a Tranche A Revolving Advance, a Tranche B Revolving Advance or, as the case may be, a Tranche C Advance then the amount of that Advance shall be reduced accordingly.

6.7 If the conditions of Clauses 6.1, 6.3 and/or 6.4 are not satisfied and in relation to any Acquisition in excess of DM50,000,000 in relation to the making of any Advance requested by any Borrower hereunder, such Advance may nevertheless be made if all the Banks so agree.

6.8 Subject to Clause 6.9 the Overdraft Bank and relevant Borrower(s) agree that no amendment shall be made to the terms of the Overdraft Letter unless such amendments have been agreed by an Instructing Group.

6.9 The interest rate or guarantee commission which shall be applied to the loan outstandings and liabilities in respect of guarantees forming part of the Overdraft Amount pursuant to the Overdraft Letter shall be the Overdraft Bank's normal overdraft rate or normal guarantee commission respectively applicable to a facility and obligor comparable with the Overdraft Facility from time to time.

6.10 The Overdraft Bank shall not, without the prior written consent of an Instructing Group, terminate or make demand under the Overdraft Facility or call for cash collateral in respect of guarantees issued by it thereunder at any time before the Final Maturity Date Provided that no such termination or demand shall be made prior to an Event of Default.

6.11 Subject to Clause 6.10, if the Overdraft Facility is with the prior written consent of an Instructing Group terminated or demanded prior to the Final Maturity Date, the Overdraft Amount at such time (including for the avoidance of doubt, any amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it thereunder) shall be converted to form part of the Revolving Facility or, as the case may be, the Term Facility in accordance with the principles set out in Clause 6.12.

6.12     Upon termination or demand of the Overdraft Facility:

                (i) the Overdraft Amount at such time (including, for the avoidance of doubt, any amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it thereunder) shall become part of the Loan and shall be added to and allocated amongst each Advance then outstanding hereunder pro rata;

               (ii) each Bank's participation in each Advance shall be adjusted to ensure that each Bank participates in each Advance in the proportion which its Commitment bears to the aggregate amount of the Commitments of all the Banks (provided that for these purposes the amount of the Commitment of the Overdraft Bank shall be increased by the amount of the Overdraft Facility); and

              (iii) such transfers as are necessary to give effect to this Clause 6.12 shall be entered into by the Banks and the Agent shall, in consultation with the Management Company, be entitled to agree such other amendments to the Facility Documentation as may be necessary to give effect to the principles set out in this Clause 6.12 or to ensure that the conversion takes place in an administratively convenient manner.

6.13 The Overdraft Bank shall, from time to time, immediately upon the request of the Agent, notify the Agent of the Overdraft Amount.

6.14 Any part of the Revolving Credit Facility or the Term Loan Facility arising by way of the conversion from any amount equal to the unmatured contingent liabilities of the Overdraft Bank in respect of guarantees issued by it under the Overdraft Facility in accordance with Clauses 6.10 or 6.11 above shall be made available by way of the cash collateralisation in favour of the Overdraft Bank of its unmatured contingent liabilities under such guarantee.

7.       CONVERSION OF REVOLVING CREDIT FACILITY TO TERM LOAN

         On the Revolving Facility Term Date, the Revolving Credit Facility shall convert to a term loan facility so that each Revolving Advance then outstanding by way of loan shall be converted into a Term Advance and shall be consolidated so that no more than five Term Advances remain at any time outstanding.

                                     PART 4

                                    INTEREST

8.       INTEREST

8.1 On each Interest Payment Date, the Borrowers agree to pay accrued interest on each Advance in respect of each Interest Period relating thereto.

8.2 The rate of interest applicable to each Advance from time to time during an Interest Period relating thereto shall be the rate per annum which is the sum of the Margin and LIBOR on the Quotation Date therefor.

8.3 The Margin applicable to each Advance shall be two per cent. (2.00%) per annum Provided that if on the Quotation Date for an Interest Period the Borrowers can demonstrate that as at the end of the most recent Quarterly Period for which financial statements have been provided in accordance with Clause 19.1(iii) to the reasonable satisfaction of the Agent that the ratio of Pro Forma Senior Debt to Annualised Operating Cash Flow for the Group is less than the ratio specified in Column 1 below by reference to the most recent quarterly financial statements delivered to the Agent pursuant hereto, then the Margin for that Interest Period shall reduce to the percentage figure set alongside that ratio in Column 2 below:

                           COLUMN 1                               COLUMN 2
                           5.50:1                                 1.75%
                           4.00:1                                 1.25%

Provided always (a) that there shall not occur any reduction in the Margin at any time while a Potential Event of Default or Event of Default has occurred and is continuing and (b) upon the occurrence of an Event of Default and for so long as such Event of Default is continuing the Margin shall revert to two per cent. (2%) per annum.

8.4 The period for which each Term Advance is outstanding shall be divided into successive periods each of which (other than the first) shall start on the last day of the preceding such period and, in the case of the first period of such Term Advance, the last day of the Interest Period applicable to the Revolving Advance outstanding on the Revolving Facility Term Date which was converted into the Term Advance concerned.

8.5 The duration of each Interest Period for each Term Advance shall, save as otherwise provided herein, be one, three or six months (or such other period as the Banks and the relevant Borrower may agree), in each case as the relevant Borrower may by prior written notice given not later than 10 a.m. on the third business day prior to the first day of the relevant Interest Period to the Agent select Provided that:

                (i) if the relevant Borrower fails to give such notice of its selection in relation to an Interest Period, the duration of that Interest Period shall, subject to
                           (ii) below, be three months; and

               (ii) each Borrower shall select the duration of Interest Periods so as to ensure that each Payment Date is also the last day of an Interest Period for Term Advances, the aggregate amount of which is not less than the amount of the Loan to be repaid on such Payment Date and, to the extent that a Borrower does not do so, the Agent is authorised to select or amend the selection of an Interest Period in respect of any Term Advance and shall thereafter give such Borrower written notice thereof; and

              (iii) for the purposes of paragraph (ii) above, the Agent may shorten any Interest Period.

8.6 If two or more Interest Periods relating to Term Advances end at the same time then, on the last day of those Interest Periods, the Term Advances to which they relate shall be consolidated into (and thereafter treated in all respects as) a single Term Advance.

8.7 The Borrowers shall ensure that no more than five Term Advances are at any time outstanding under this Agreement.

9.       MARKET DISRUPTION AND ALTERNATIVE INTEREST RATES

If, in relation to any Advance:

                (i) the Agent determines that at or about 11.00 a.m. on the Quotation Date for an Interest Period in respect of such Advance none of the Reference Banks was offering to prime banks in the London Interbank Market deposits in Deutschmarks for the proposed duration of such Interest Period; or

               (ii) before the close of business in London on the Quotation Date for an Interest Period in respect of any Advance the Agent has been notified by a Bank or each of a group of Banks to which in aggregate forty per cent. or more of the Loan is (or, if a Revolving Advance were then made, would be) owed that the rate at which such deposits were being so offered does not accurately reflect the cost to it of obtaining such deposits; or

              (iii) by reason of circumstances affecting the London Interbank Market during any period of three consecutive business days, none of the Reference Banks offers deposits in Deutschmarks to prime banks in the London Interbank Market, then, notwithstanding the provisions of Clause 8:

      (a) the Agent shall notify the Borrower and the Banks of such event;

      (b) if the Advance concerned is a Revolving Advance or a Tranche C Advance which is not made to refinance an Advance maturing on the proposed date of drawdown for such Advance, such Advance shall not be made;

      (c) if the Advance concerned is a Term Advance, a Revolving Advance or Tranche C Advance to which Clause 9(b) above does not apply, the duration of the Interest Period in respect of the Advance shall be one month or, if less, such that it shall end on the next succeeding Interest Payment Date for that Advance;

      (d) if the Advance concerned is a Term Advance, a Revolving Advance or Tranche C Advance to which Clause 9(b) above does not apply, the rate of interest applicable to such Advance from time to time during the Interest Period in respect of such Advance shall be the rate per annum which is the sum of the Margin and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.) of the rates notified by each Bank to the Agent before the last day of such Interest Period to be those which express as a percentage rate per annum the cost to each Bank of funding from whatever sources it may reasonably select its portion of such Advance during such Interest Period;

       (e) if the Agent or the Management Company so requires, within five days of notification by the Agent pursuant to Clause 9(a) above the Agent and the Management Company shall enter into negotiations with a view to agreeing a substitute basis for determining the rates of interest which may be applicable to Advances in the future and/or the terms upon which any Advance shall be maintained in the future (whether in Deutschmarks or another currency) and any such substitute basis that is agreed shall take effect in accordance with its terms and be binding on each party hereto Provided that the Agent may not agree any such substitute basis without the prior consent of each Bank; and

       (f) if the Agent and the Management Company have entered into such negotiations as contemplated by Clause 9(e) above, the Agent may declare (any such declaration to be binding on the Borrowers) that the relevant Advance which is the subject of such negotiations shall become due and payable on the last day of its then current Interest Period unless by then a substitute basis has been agreed upon in relation thereto.

                                     PART 5

                     REPAYMENT, CANCELLATION AND PREPAYMENT

10.      REPAYMENT

10.1 From the date hereof to the Revolving Facility Term Date, each Borrower shall repay each Revolving Advance made to it in full on the last day of the Term relating thereto.

10.2 From the date hereof to the Final Maturity Date, each Borrower shall repay each Tranche C Advance made to it in full on the last date of the Term relating thereto.

10.3 The Borrowers shall not repay all or any part of any Revolving Advance or Tranche C Advance outstanding hereunder except at the times and in the manner expressly provided herein but, subject to the terms and conditions hereof, shall be entitled to reborrow any Revolving Advance or Tranche C Advance repaid or part thereof.

10.4 Each Borrower shall repay the Term Advances made to it by payment on each Payment Date save for the Year Seven Payment Date, of an amount equal to that percentage of the Term Loan made available to such Borrower which is one quarter of the percentage set against that Payment Date in Column 2 below and on the Year Seven Payment Date of an amount equal to that percentage of the Term Loan made available to such Borrower indicated in Column 2 below:

         COLUMN 1                                                 COLUMN 2
         Payment Date                                             Percentage of the Term Loan outstanding
                                                                  as at close of business in Frankfurt on
                                                                  the Revolving Facility Term Date to be
                                                                  repaid

         each Year One Payment Date                                                  5.00%
         each Year Two Payment Date                                                 10.00%
         each Year Three Payment Date                                               15.00%
         each Year Four Payment Date                                                17.50%
         each Year Five Payment Date                                                20.00%
         each Year Six Payment Date                                                 20.00%
         the Year Seven Payment Date                                                12.50%

10.5 The Borrowers shall not be entitled to reborrow any Term Loan or part thereof repaid in accordance with Clause 10.4.

11.      CANCELLATION AND PREPAYMENT

11.1 The Management Company may, by giving to the Agent not less than thirty days' prior written notice to that effect, at any time during the Revolving Period, cancel the whole or any part (being DM5,000,000 or any larger sum which is an integral multiple of DM500,000) of the Available Tranche A Revolving Facility or the Available Tranche B Revolving Facility and may, at any time prior to the Final Maturity Date, cancel the whole or any part (being DM5,000,000 or any larger sum which is an integral multiple of DM500,000) of the Available Tranche C Facility. Any such cancellation shall reduce the Available Tranche A Revolving Commitment, Available Tranche B Revolving Commitment or, as the case may be, the Available Tranche C Commitment of each Bank rateably on a pro rata basis.

11.2 After the Revolving Facility Term Date, any Borrower may, if it has given to the Agent not less than thirty days' prior written notice to that effect, prepay the whole or any part (being DM5,000,000 or any larger sum which is an integral multiple of DM500,000) of the Term Loan advanced to it, without premium or penalty, on any Interest Payment Date relating thereto.

11.3 Any prepayment made pursuant to Clause 11.2 shall satisfy such Borrower's obligations under Clause 10.4 pro rata between each twelve month period specified therein.

11.4 Any notice of cancellation or prepayment given by a Borrower pursuant to Clause 11.1 or 11.2 shall be irrevocable, shall specify the date upon which such cancellation or prepayment is to be made and the amount of such cancellation or prepayment and, in the case of a notice of prepayment, shall oblige the relevant Borrower to make such prepayment on such date.

11.5 If, at any time prior to the Revolving Facility Term Date, any payment is required to be increased under Clause 13 or any Bank claims indemnification from any Borrower under Clause 15.1, the Management Company may, within thirty days thereafter and by not less than fifteen days' prior notice to the Agent (which notice shall be irrevocable), cancel such Bank's Available Commitment whereupon such Bank shall cease to be obliged to participate in further Revolving Advances or Tranche C Advances and its Available Tranche A Revolving Commitment, Available Tranche B Revolving Commitment and Available Tranche C Commitment shall be reduced to zero.

11.6 If, after the Revolving Facility Term Date, any payment is required to be increased under Clause 13 or any Bank claims indemnification from any Borrower under Clause 15.1 and within thirty days thereafter the Agent receives from the Management Company at least fifteen days' prior notice (which shall be irrevocable) of its intention to repay such Bank's share of the Advances, each Borrower shall on the last day of each of the then current Interest Period repay such Bank's portion of any outstanding Advance made to it to which such Interest Period relates. Any repayment so made after the Revolving Facility Term Date shall reduce rateably the remaining obligations of the Borrowers under Clause 10.4.

11.7 The Borrowers shall not repay all or any part of the Term Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to reborrow any amount repaid.

12.      MANDATORY PREPAYMENT

12.1 If the Financial Group at any time after the Revolving Facility Term Date achieves any Excess Cash Flow during any financial year ending after the Revolving Facility Term Date (calculated by reference to the audited consolidated financial statements of the Financial Group for the relevant financial year), the Management Company shall, within one hundred and twenty
(120) days of the end of such financial year notify the Agent of the amount of such Excess Cash Flow and ensure that the Borrowers, between them, prepay an amount equal to 50% of such Excess Cash Flow by payment of such amount on the next succeeding Interest Payment Date for a Term Advance (and, if such amount exceeds the amount of such Term Advance by payment of such balance on each succeeding Interest Payment Date until the full amount has been paid). The Management Company will notify the Agent promptly of the respective amounts to be prepaid by each Borrower under this Clause 12.1.

12.2 The Management Company will procure the application of an amount equal to (a) any Disposal Consideration received by any member of the Group from any Asset Disposal less any Permitted Disposal Expenses and (b) any excess of estimated corporation tax or trade tax referable to an Asset Disposal over the amounts of such tax actually payable in prepayment of amounts outstanding under the Loan by payment of such amount on the next succeeding Interest Payment Date for an Advance falling after such Asset Disposal or payment of tax (as appropriate) (and, if such amount exceeds the amount of such Advance by payment of such balance on each succeeding Interest Payment Date until the full amount has been paid).

12.3 The Disposal Consideration from any Asset Disposal will be placed immediately to the credit of a Charged Account denominated in the currency of the Disposal Consideration with Permitted Disposal Expenses being netted or withdrawn (as appropriate) pending application in prepayment.

12.4 Any prepayment pursuant to Clause 12.1 shall be applied in satisfaction pro tanto of the relevant Borrowers' obligations under Clause 10.4 in inverse order of maturity and any such amount prepaid may not be reborrowed.

12.5 Any amount prepaid pursuant to Clause 12.2 after the Revolving Facility Term Date shall be applied to satisfy the Borrowers' obligations under Clause
10.4 pro rata between each Payment Date. No prepayment made pursuant to Clause
12.2 may be reborrowed.

                                     PART 6

                            CHANGES IN CIRCUMSTANCES

13.      TAXES

         All payments to be made by any Obligor to any person under any Facility Document shall be made free and clear of and without deduction for or on account of tax unless such Obligor is required to make such a payment subject to the deduction or withholding of tax, in which case the sum payable by such Obligor in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of the required deduction or withholding, such person receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

14.      TAX RECEIPTS

14.1 If, at any time, any Obligor is required by law to make any deduction or withholding from any sum payable by it under any Facility Document (or if thereafter there is any change in the rates at which or the manner in which such deductions or withholdings are calculated), such Obligor shall promptly notify the Agent.

14.2 If any Obligor makes any payment under any Facility Document in respect of which it is required to make any deduction or withholding, it shall pay the full amount required to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Agent for each Bank, within thirty days after it has made such payment to the applicable authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of that Bank's share of such payment.

14.3 If any Obligor makes a payment under Clause 13 or 15.1 for account of any person and such person, in its sole opinion, determines that it has received or been granted a credit against or relief or remission for, or repayment of tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such person shall, to the extent that it can in its sole discretion do so, without prejudice to the retention of the amount of such credit, relief, remission or repayment pay to such Obligor such amount as such person shall, in its sole opinion, have calculated to be attributable to such tax. If an Event of Default or Potential Event of Default has occurred and is continuing, any such payment may be paid to such interest bearing account as the Agent may in its absolute discretion select and be held as security for the performance of the obligations of such Obligor under the Facility Documents. Any payment by a person under this Clause shall be prima facie evidence of the amount due to the relevant Obligor hereunder and shall be accepted by such Obligor in full and final settlement of its rights of reimbursement hereunder in respect of the relevant deduction or withholding. Nothing herein contained shall interfere with the right of a person to arrange its tax affairs in whatever manner it thinks fit and, in particular, no person shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of such deduction or withholding or payment on account of tax in priority to any other claims, reliefs, credits or deductions available to it, nor oblige any person to disclose any information relating to its tax affairs or any of its tax computations.

15.      INCREASED COSTS

15.1 If, by reason of (i) any change in law or in its interpretation or administration of which a Bank is not aware at the date hereof or arising on or after the date hereof and/or (ii) compliance with any request from or requirement of any central bank or other fiscal, monetary or other authority of which a Bank is not aware at the date hereof or arising on or after the date hereof (including, without limitation, a request or requirement which affects the manner in which a Bank or any holding company of such Bank is required to or does maintain capital resources having regard to such Bank's obligations hereunder and to amounts owing to it hereunder):

         (a) a Bank or any holding company of such Bank incurs a cost as a result of such Bank's having entered into and/or performing its obligations under this Agreement and/or assuming or maintaining a commitment under this Agreement and/or making one or more advances hereunder;

         (b) a Bank or any holding company of such Bank is unable to obtain the rate of return on its overall capital (save that in the case of any such holding company the relevant rate shall be determined on a consolidated basis) which it would have been able to obtain but for such Bank's having entered into and/or performing its obligations and/or assuming or maintaining a commitment under this Agreement;

         (c) there is any increase in the cost to a Bank or any holding company of such Bank of funding or maintaining all or any of the advances comprised in a class of advances formed by or including the advances made or to be made by such Bank hereunder; or

         (d) a Bank or any holding company of such Bank or the Agent on its behalf becomes liable to make any payment on account of tax or otherwise (not being a tax imposed on the net income of such Bank's Facility Office by the jurisdiction in which it is incorporated or in which its Facility Office is located) on or calculated by reference to the amount of the advances made or to be made by such Bank hereunder and/or to any sum received or receivable by it or the Agent on its behalf hereunder (including under this Clause 15.1);

then the Borrowers shall, from time to time on demand of the Agent, promptly pay to the Agent for the account of that Bank amounts sufficient to indemnify that Bank or any such holding company against, as the case may be, (1) such cost, (2) such reduction in such rate of return (or such proportion of such reduction as is, in the reasonable opinion of that Bank, attributable to its obligations hereunder), (3) such increased cost (or such proportion of such increased cost as is, in the reasonable opinion of that Bank, attributable to its funding or maintaining advances hereunder) or (4) such liability (together with any interest, penalties and expenses payable or incurred in connection therewith) (except in the case of a holding company to the extent that the Bank has been indemnified in respect of the same cost, reduction in rate of return, increased cost or liability).

15.2 A Bank intending to make a claim pursuant to Clause 15.1 shall notify the Agent of the event by reason of which it is entitled to do so within 60 days of the date upon which such Bank's Facility Office became aware of its entitlement to make such a claim and the amount thereof, whereupon the Agent shall notify the Borrowers thereof (giving reasonable details of how such cost, reduction in rate of return, increased cost or liability has been calculated) Provided that nothing herein shall require such Bank to disclose any confidential information relating to the organisation of its affairs.

15.3 No Borrower shall be obliged to indemnify any person for any part of any cost, reduction in rate of return, increased cost or liability under Clause
15.1 which would otherwise be payable if such amount was incurred solely by reason of an unreasonable delay in the relevant Bank notifying the Agent of the event by which it is entitled to be so indemnified after the relevant person has become aware of the occurrence of such event and can compute a reasonable estimate of the amount of such cost, reduction in rate of return, increased cost or liability.

15.4 Notwithstanding Clause 15.1 above, no Borrower shall be obliged to make any payment pursuant thereto to the extent that the relevant cost, reduction in rate of return, increased cost or liability:

         (a) is incurred in consequence of the implementation of the capital adequacy rules set out in the report of the Basle Committee on Banking Regulations and Supervisory Practices dated July 1988 and entitled "International Convergence of Capital Measurement and Capital Standards" as amended in November 1991; or

         (b) results from compliance with a relevant request or requirement not having the force of law unless compliance therewith is customary on the part of financial institutions in the position of the Bank concerned; or

         (c) to the extent that such cost, reduction in rate of return, increased cost or liability is compensated under any other provision of this Agreement; or

         (d) results from the relevant Bank having exceeded a limit, or failed to comply with an obligation, in effect at the date hereof, by reason of having agreed to the terms hereof.

16.      ILLEGALITY

If, at any time, it is unlawful for a Bank to make, fund or allow to remain outstanding all or any of the Advances made or to be made by it hereunder, then that Bank shall, promptly after becoming aware of the same, deliver to the Management Company through the Agent a certificate to that effect and, unless such illegality is avoided in accordance with Clause 17:

                (i) such Bank shall not thereafter be obliged to make advances hereunder and the amount of its Available Tranche A Revolving Commitment, Available Tranche B Revolving Commitment and Tranche C Commitment shall be immediately reduced to zero; and

               (ii) if the Agent on behalf of such Bank so requires, the relevant Borrower shall on the latest date as is, in the Bank's sole opinion, the latest date permitted by law or, if such date cannot be ascertained by the Bank, upon such date as the Agent shall have reasonably specified on the instructions of such Bank repay such Bank's share of any outstanding Revolving Advances, Tranche C Advances or, as the case may be, Term Advances together with accrued interest thereon and all other amounts owing to such Bank hereunder.

17.      MITIGATION

If, in respect of any Bank, circumstances arise which would or would upon the giving of notice result in:

                (i) the reduction of its Available Commitment to zero pursuant to Clause 16(i); or

               (ii) a requirement to make an additional payment under Clause 13 or a claim for indemnification pursuant to Clause 15,

then, without in any way limiting, reducing or otherwise qualifying the rights of such Bank or the obligations of the Borrowers under either of the Clauses referred to in (i) or (ii) above such Bank shall promptly upon its Facility Office becoming aware of the same notify the Agent thereof and, take such steps as such Bank considers at its sole discretion appropriate to mitigate the effects of such circumstances including the transfer of its Facility Office to another jurisdiction or the transfer of its rights and obligations hereunder to another financial institution willing to participate in the Facility Provided that such Bank shall be under no obligation to take any such action if, in the opinion of such Bank at its sole discretion, to do so might have any adverse effect upon its business, operations, financial condition or tax affairs.

                                     PART 7

                REPRESENTATIONS, COVENANTS AND EVENTS OF DEFAULT

18.      REPRESENTATIONS

18.1 Each Obligor party hereto acknowledges that each of the Banks has or will have entered into this Agreement and participated in the Facilities (which are syndicated on an international basis) in full reliance on the representations in this Clause 18 which are made and given without prejudice to the applicability of the General Business Conditions of Chase Manhattan Bank AG referred to in Clause 45.2.

18.2     Each Obligor party hereto represents that:

                (i) it is a limited company (Gesellschaft mit beschrankter Haftung) or, as the case may be, a limited partnership duly formed, registered and validly existing under the laws of its Relevant Jurisdiction;

               (ii) it has the power and authority to own its own property and to conduct its business as it is now being conducted and is hereafter proposed to be conducted and to enter into the Facility Documents and the Project Documents and to exercise its rights and perform its obligations thereunder;

              (iii) all action required to authorise the execution, delivery and performance of the Facility Documents and the Project Documents by each of the Obligors, the Holding Company and APA Basic Beteiligungsgeselschaft mbH and the Project Obligors has been duly taken;

               (iv) under the laws of its Relevant Jurisdiction in force at the date hereof, it will not be required to make any deduction or withholding from any payment it may make under any of the Facility Documents;

                (v) under the laws of its Relevant Jurisdiction in force at the date hereof, the claims of each of the Agent, the Arranger and the Banks against it under the Facility Documents will rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred solely by any bankruptcy, insolvency, liquidation or other similar laws of general application;

               (vi) in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, it will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process;

              (vii) in any proceedings taken in its Relevant Jurisdiction in relation to any of the Facility Documents, the choice of German law as the governing law of the Facility Documents and any judgment obtained in Germany will be recognised and enforced;

             (viii) all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable it lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Facility Documents and the Project Documents, (b) to ensure that the obligations expressed to be assumed by it in the Facility Documents and the Project Documents are legal, valid and binding and (c) to make the Facility Documents and the Project Documents admissible in evidence in its Relevant Jurisdiction have been done, fulfilled and performed;

               (ix) under the laws of its Relevant Jurisdiction in force at the date hereof, it is not necessary that any of the Facility Documents or the Project Documents be filed, recorded or enrolled with any court or other authority in such jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any of the Facility Documents or the Project Documents, save for the notarisation in Germany of the Share Pledges; and

                (x) the obligations expressed to be assumed by it in the Facility Documents and the Project Documents are legal and valid obligations binding on it in accordance with the terms thereof, subject to any qualifications as to matters of law in the legal opinions to be delivered in connection herewith.

18.3 The Management Company further represents that (in the case of Clauses 18.3(vii)(b), (xi), (xii), (xiii) and (xv), to the best of its knowledge and belief having made all reasonable enquiries):

                (i) no member of the Group has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against it for its winding-up, dissolution, administration or re-organisation, as the case may be, or for the appointment of a receiver, trustee or similar officer of it or them or of any or all of its or their assets or revenues (other than a solvent reorganisation on terms and conditions approved by an Instructing Group);

               (ii) no member of the Group is in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which would be likely to have a Material Adverse Effect;

              (iii) no action, arbitration proceeding or administrative proceeding of or before any court or agency has been started or threatened which has a reasonable prospect of success and which, if it succeeded, would be likely to have a Material Adverse Effect;

               (iv) the Original Financial Statements were prepared in accordance with accounting principles generally accepted in the Relevant Jurisdiction and consistently applied and give (in conjunction with the notes thereto) a true and fair view of the financial condition of the member of the Group or group to which they relate during the financial year then ended;

                (v) since publication of the Original Financial Statements there has been no material adverse change in the business or financial condition of any member of the Group;

               (vi) as at the date as of which the Original Financial Statements were prepared no member of the Group had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by notes thereto) or reserved against therein nor any material unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against;

              (vii) (a) all of the written information supplied by or on behalf of any member of the Group and its advisers to the Agent, the Arranger and the Banks or any of them or their advisers in connection with any Facility Document on or prior to the date hereof and relating to any member of the Group and/or the Project is true, complete and accurate in all material respects and (b) it is not aware of any material facts or circumstances that have not been disclosed to the Agent, the Arranger and the Banks or any of them;

             (viii) the execution by each of the Obligors of the Facility Documents and the Project Documents and the exercise by such Obligor of its rights and performance of its obligations thereunder will not result in the existence of nor oblige any member of the Group to create any encumbrance over all or any of its present or future revenues or assets (other than those under the Security Documents) save for:

                           (a) any contractors' liens arising by operation of law in the ordinary course of business;

                           (b) encumbrances which may arise as a result of retention of title provisions arising in the ordinary course of business; and

                           (c) encumbrances which may arise as a result of any title transfer laws applicable to the cables and other equipment forming part of a System by which ownership of elements permanently built into real property may pass to the owner of that real property;

               (ix) the execution by each of the Obligors of the Facility Documents and the Project Documents and its exercise of its rights and performance of its obligations thereunder do not and will not:

                           (a) conflict with any agreement, mortgage, bond or other instrument or treaty to which any member of the Group is a party or which is binding upon them or any of their assets;

                           (b) conflict with the constitutive documents and rules and regulations of any member of the Group; or

                           (c) conflict with any applicable law, regulation or official or judicial order;

                (x) the execution by each of the Obligors of the Facility Documents and the Project Documents constitutes, and its exercise of its rights and performance of its obligations hereunder or thereunder will constitute, private and commercial acts done and performed for private and commercial purposes;

               (xi) each member of the Group has (a) at all times complied with all Environmental Laws and Environmental Licences and (b) obtained and maintained in full force and effect all Environmental Licences, save to the extent that the same would not be likely to have a Material Adverse Effect, and there are no facts or circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed in circumstances which would be likely to give rise to a Material Adverse Effect;

              (xii) no Material Environmental Claim is pending or has been made or threatened against any member of the Group or any occupier of any property owned or leased by any member of the Group;

             (xiii) no Relevant Substance has been deposited, disposed of, kept, treated, imported, exported, transported, processed, manufactured, used, collected, sorted or produced at any time or is present in the Environment (whether or not on property owned, leased, occupied or controlled by any member of the Group) in circumstances which are likely to result in a Material Environmental Claim against any member of the Group;

              (xiv) full details have been given to the Agent of any inspections, investigations, studies, audits, tests, reviews or other analysis in relation to Environmental Matters relating to any member of the Group;

               (xv) the Intellectual Property Rights owned by the members of the Group are free from any encumbrance (save for those created or to be created by or pursuant to the Security Documents) and any other rights or interests in favour of third parties;

              (xvi) the Intellectual Property Rights owned by or licensed to the members of the Group are all the Intellectual Property Rights required by them in order to carry out, maintain and operate their respective businesses, properties and assets and no member of the Group in carrying on its respective businesses, infringes any Intellectual Property Rights of any third party to any extent which would be likely to have a Material Adverse Effect;

             (xvii) no Intellectual Property Rights owned by the members of the Group are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights which would be likely to have a Material Adverse Effect;

            (xviii) save to an extent which is not likely to have a Material Adverse Effect the Project Documents are in full force and effect;

              (xix) no Project Obligor is in breach of the terms of any of the Project Documents, nor is there any material dispute subsisting between the parties thereto, which in either case would be likely to have a Material Adverse Effect;

               (xx) none of the Necessary Authorisations are the subject of any pending or threatened challenge, revocation, suspension or withdrawal nor are any sanctions pending or threatened thereunder to the extent which would be likely to have a Material Adverse Effect;

              (xxi) no Event of Default or Potential Event of Default has occurred and is continuing;

             (xxii) each member of the Group complies and at all times has complied with all Telecommunications and Cable Laws save to the extent that any non-compliance would not be likely to have a Material Adverse Effect;

            (xxiii)        it is a direct wholly owned subsidiary of the Holding
                           Company;

             (xxiv) documentation to effect the merger of each of BFR Beteiligungsgesellschaft fur
                           Fernseh-und-Rundfunkkommunikation GmbH, Telecable
                           Beteiligungsgesellschaft mbH and ISIT
                           Ingenieurgesellschaft fur Satelliten-Informations und Telekommunikationstechnik mbH with Kabelmedia Projektmanagement Kommunikationsnetze GmbH & Co. KG Kabelbetriebsgesellschaft has been lodged (and not withdrawn) with the commercial register at the relevant court(s);

              (xxv)        the assests of and liabilities of KSW
                           Beteiligungsgesellschaft GmbH & Co. KG Kabel und Satellitenempfangslangen fur Wohngebiete und Kommunen have accrued to Kabelmedia Projektmanagement Kommunikationsnetze GmbH & Co.
                           Kabelbetriebsgesellschaft and the former company has ceased to exist by operation of law; and

             (xxvi) the Group Structure at the date hereof is as set out in the Twelfth Schedule.

18.4 Each of the representations referred to in Clause 18.2 and 18.3 above (other than those contained in Clauses 18.2(iii), (iv), (v) and (ix) and Clauses 18.3(i), (v), (vii)(a), (xviii), (xx) and (xxiv)) shall be repeated on the date of making of any Notice of Drawdown hereunder and the first day of each Interest Period and Term hereunder, by reference to the facts and circumstances then existing but as if references to the Original Financial Statements were references to the audited (and, where relevant, consolidated and consolidating) financial statements of the Management Company most recently delivered to the Agent pursuant hereto.

18.5     Each of the representations referred to in Clauses 18.2(ii), (iii),
(viii), (ix) and (x) and 18.3(viii), (ix), (x), (xviii) and (xix) shall, to the extent that such representations relate to the Project Documents be repeated as at the date of any new Project Document entered into after the date hereof in relation to such Project Document Provided that, to the extent that they relate to Relevant Contracts a representation will not be regarded being incorrect or misleading unless such breach would have a Material Adverse Effect.

19.      INFORMATION

19.1     The Management Company shall:

                (i) as soon as the same become available, but in any event within 120 days after the end of each of its financial years, deliver to the Agent the audited annual financial statements of each Obligor prepared in accordance with accounting principles of such Obligor's Relevant Jurisdiction and the audited annual consolidated and consolidating financial statements of the Financial Group prepared in accordance with U.S. GAAP;

               (ii) as soon as practicable but in any event within 45 days after the end of each calendar month, deliver to the Agent the consolidated and consolidating monthly financial statements of the Financial Group prepared in accordance with U.S. GAAP and certified by the chief financial officer of the Management Company;

              (iii) deliver to the Agent as soon as practicable but in any event within 45 days after the end of each Quarterly Period, the consolidated quarterly financial statements of the Financial Group prepared in accordance with U.S. GAAP together with a Compliance Certificate and a Subscriber Certificate in each case certified by the managing director (Geschaftsfuhrer) of the Management Company;

               (iv) within 45 days of the completion of each Acquisition, deliver to the Agent a business plan (in a format acceptable to the Banks) including projected profit and loss accounts, balance sheets and cash flow statements for such newly acquired member of the Financial Group for each calendar month during the period of 12 calendar months commencing with the month during which such Acquisition was completed, and for each financial year thereafter (until the Final Maturity Date);

                (v) within 30 days of the end of each of its financial years, deliver a revised consolidated business plan (in a format acceptable to the Banks) for the Financial Group including projected profit and loss accounts, balance sheets and cash flow statements for each calendar month during the 12 month period commencing immediately after the end of the such financial year, and for each financial year thereafter (until the Final Maturity Date), together with a reconciliation statement reconciling the performance of the Financial Group during the previous financial year with the business plan delivered in respect of the Financial Group for such previous financial year and an explanation (in reasonable detail) of such reconciliation; and

               (vi) from time to time on the request of the Agent, furnish the Agent with such other information concerning it or any member of the Group as the Agent may reasonably require.

19.2     The Management Company shall ensure that:

                (i) each set of financial statements delivered by it pursuant to Clause 19.1(i) is prepared on the same basis as was used in the preparation of its Original Financial Statements and in accordance with accounting principles generally accepted in the Relevant Jurisdiction or, as the case may be, U.S. GAAP and consistently applied;

               (ii) each set of financial statements delivered by it pursuant to Clause 19.1(i) is certified by a duly authorised officer of the relevant Obligor as giving a true and fair view of the financial condition of such Obligor, or, in the case of the consolidated and consolidating account of the Management Company, of the relevant group, as at the end of the period to which those financial statements relate and of the results of the operations of such Obligor, or, as appropriate, such group during such period;

              (iii) each set of financial statements delivered by it pursuant to Clause 19.1(i) has been audited by a generally recognised international firm of auditors acceptable to the Agent;

               (iv) each set of financial statements delivered under each of Clauses 19.1(i), (ii) and (iii) is prepared on a consistent basis to the financial statements previously delivered thereunder, save to the extent good practice or law requires otherwise;

                (v) the managing director (Geschaftsfuhrer) of each Obligor certifies that such Obligor is not unable to meet its debts as they fall due (zahlungsunfahig) at the same time that the Compliance Certificate is delivered to the Agent pursuant to Clause 19.1(iv) above; and

               (vi) each set of financial statements of the Management Company delivered under Clause 19.1(i) is accompanied by a reconciliation statement which shall be prepared by the Management Company and commented on by a generally recognised international firm of auditors acceptable to the Agent reconciling such financial statements with the financial statements delivered pursuant to Clauses 19.1(ii) and (iii) in respect of such period.

19.3 The Management Company shall ensure that all written information supplied by or on behalf of any member of the Group and its advisers to the Agent, the Arranger and the Banks or any of them or their advisers in connection herewith after the date hereof which relates to any member of the Group and/or the Project is true, complete and accurate in all material respects at the time it is delivered.

19.4 The Management Company shall ensure that in the event that any financial statements are delivered which are not prepared on a consistent basis to financial statements previously delivered hereunder, such financial statements are accompanied by an explanation of any changes to accounting bases used with a reconciliation of any of the covenants in Clause 20.1 to the extent requested by an Instructing Group.

19.5 The Management Company shall ensure that there is delivered to the Agent in connection with each Acquisition which is not funded by a drawing under Clause 6 a description of such Acquisition including such details of homes passed, subscribers, revenues, rates, operating cashflow, and technical specifications as are available and such legal, tax, technical and accounting due diligence reports as are prepared for the Group in connection therewith and a breakdown of any costs, fees, charges and expenses incurred or to be incurred in connection therewith.

19.6 This Clause 19 shall be subject to the financial information agreement specified at item 18 of the Third Schedule.

20.      FINANCIAL CONDITION

20.1 The consolidated financial condition of the Financial Group as evidenced by the then most recent consolidated financial statements delivered pursuant to Clauses 19.1(i), (ii) and (iii) (adjusted as an Instructing Group may reasonably consider appropriate, to take account of any changes in the basis on which such statements were prepared or in generally accepted applicable accounting principles) shall be such that in relation to the Financial Group:

                (i) as at the end of each Quarterly Period which ends during each of the periods specified below the ratio of Senior Debt to Annualised EBITDA shall not exceed the ratio set alongside such period:

                           PERIOD                                       RATIO
                           Closing Date to 31 December 1996            6.50:1
                           1 January 1997 - 30 June 1997               6.25:1
                           1 July 1997 - 31 December 1997              5.75:1
                           1 January 1998 - 30 June 1998               5.25:1
                           1 July 1998 - 31 December 1998              4.75:1
                           1 January 1999 - 30 June 1999               4.00:1
                           1 July 1999 - 31 December 1999              3.75:1
                           and, thereafter                             3.25:1

               (ii) as at the end of each Quarterly Period which ends during each of the periods specified below the ratio of Total Debt to Annualised EBITDA shall not exceed the ratio set alongside such period:

                           PERIOD                                       RATIO
                           Closing Date to 31 December 1997            8.00:1
                           1 January 1998 - 30 June 1998               7.50:1
                           1 July 1998 - 31 December 1998              7.25:1

                           1 January 1999 - 31 December 1999           6.25:1
                           1 January 2000 - 31 December 2000           5.50:1
                           1 January 2001 - 31 December 2001           4.75:1
                           and, thereafter                             4.50:1

              (iii) for each Quarterly Period which ends during each of the periods set out below:

                           (a) if each of the conditions set out in paragraph (i) and (ii) of Clause 6.2 have been satisfied, the ratio of EBITDA of the Financial Group to Cash Interest Expense shall not be less than the ratio set alongside such period:

                           PERIOD                                    RATIO

                           Closing Date to 31 December 1996         2.75:1
                           1 January 1997 - 31 December 1997        3.00:1
                           1 January 1998 - 31 December 1998        3.25:1
                           1 January 1999 - 31 December 1999        3.75:1
                           1 January 2000 - 31 December 2000        4.75:1
                           1 January 2001 - 31 December 2001        2.00:1
                           1 January 2002 - 31 December 2002        2.25:1
                           and, thereafter                          2.50:1; and

                           (b) if either of the conditions set out in paragraph (i) and (ii) of Clause 6.2 has not been satisfied the ratio of EBITDA of the Financial Group to Cash Interest Expense shall not be less than the ratio, set alongside such period:

                           PERIOD                                        RATIO

                           Closing Date to 31 December 1996             2.00:1
                           1 January 1997 - 31 December 1997            2.25:1
                           1 January 1998 - 31 December 1998            2.50:1
                           and, thereafter                              2.75:1

               (iv) on the last day of each Quarterly Period which ends during each of the periods specified below the ratio of Annualised EBITDA to Pro Forma Debt Service shall not be less than the ratio set alongside such period:

                           PERIOD                                       RATIO

                           1 January 1997 - 31 December 1999           1.00:1
                           1 January 2000 - 31 December 2000           1.05:1
                           and, thereafter                             1.10:1

                (v) in respect of each financial year of the Financial Group commencing after the Revolving Facility Term Date and tested by reference to the audited consolidated financial statements of the Financial Group for such financial year, the ratio of the sum of (a) EBITDA of the Financial Group for such financial year and (b) the amount of the Available Tranche C Facility on the last day of such financial year to Fixed Charges for such financial year shall not be less than 1.00:1.

20.2 The Management Company shall ensure that at all times prior to the Senior Discount Notes Issue Date the ratio of Pro Forma Senior Debt to Contributed Equity shall not exceed 65:35 and that at all times thereafter the ratio of Senior Debt to Contributed Equity shall not exceed 55.45.

21.      COVENANTS

21.1     POSITIVE COVENANTS

         The Management Company undertakes that it shall, and shall procure that its subsidiaries shall:

                (i) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of the Relevant Jurisdiction to enable it lawfully to enter into and perform its obligations under the Facility Documents or to ensure the legality, validity, enforceability or admissibility in evidence in the Relevant Jurisdiction of the Facility Documents;

               (ii) maintain, insurances on and in relation to its business and assets with reputable underwriters or insurance companies against such risks and to such extent as is usual for companies and partnerships carrying on a business such as that carried on by it;

              (iii) (in the case of the Management Company only) promptly inform the Agent of the occurrence of any Event of Default or Potential Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default or Potential Event of Default has occurred;

               (iv) ensure that at all times the claims of the Agent, the Arranger, the Security Trustee and the Banks against it under the Facility Documents rank at least pari passu with the claims of all their other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation or other similar laws of general application;

                (v) (in the case of the Management Company only) after the delivery of any Notice of Drawdown and before the proposed making of the Revolving Advance requested therein, notify the Agent of the occurrence of any event which results in or may reasonably be expected to result in any of the representations contained in Clause 18 being untrue at or before the time of the making of such Revolving Advance;

               (vi) procure that the Project is designed, constructed, completed, tested, commissioned, equipped, operated and maintained in all respects in accordance with:

                           (a)      the Project Documents;

                           (b)      all applicable laws and regulations; and

                           (c)      good practice in the cable network
                                    construction, television, cable television and telecommunications industry,

                           save to the extent that any failure to so do would be unlikely to have a Material Adverse Effect;

              (vii) comply with the terms of the Project Documents and do all that is necessary to maintain all Project Documents in full force and effect save to the extent that any such non-compliance or failure to maintain a Project Document in full force and effect would not be likely to have a Material Adverse Effect;

             (viii) procure that the Project Facilities are operated in an efficient and businesslike manner and are kept in or restored to good and sufficient operating condition and that any material defect, imperfection or other fault is promptly remedied and made good and that repairs, renewals, replacements, additions and improvements thereto required to such end are promptly made;

               (ix) acquire and preserve all such property, rights and interests as are necessary for the performance by each member of the Group of its obligations under the Project Documents and ensure that all such property and interests are free of any leases, restrictions, covenants, wayleaves or other rights or encumbrances as may hinder or delay the performance of each member of the Group's obligations under the Project Documents;

                (x) ensure that at reasonable times, on reasonable prior notice by the Agent, any representative of the Agent (with any professional adviser of the Agent) be afforded access to, and be permitted to inspect or observe, all or any part of System;

               (xi) to the extent requested by the Agent, procure that any representative or professional adviser to the Agent may have access to and be provided with copies of books, records, accounts, documents, computer programmes, data or other information in the possession of or available to it, save to the extent that the provision of such copies would either result in a breach of any applicable law or would be contrary to any agreement which the member of the Group concerned has at the date of this Agreement entered into with any third party (in which case the Management Company and the Agent will enter into discussion concerning the extent of the disclosure which is allowable in the circumstances);

              (xii) maintain and protect its rights and interests in the Intellectual Property Rights, the Project Facilities and the Project Documents and shall:

                           (a) promptly pay all and any registration, renewal and licence fees and any fees and other additional payments payable under the Licences and/or the Environmental Licences;

                           (b) procure that all notices and registrations necessary for the protection by them of their respective rights and interest therein are promptly given and/or made in the appropriate forms; and

                           (c)      promptly take such action as may be
                                    reasonably required to protect the same from infringement;

             (xiii) conduct its business in all material respects in accordance with the general parameters specified in the Business Plan most recently delivered pursuant to Clause 19.1(vi) Provided that:

                           (a) this Clause 21.1(xiii) shall not of itself oblige any Obligor to comply with any particular financial targets or projections which may be included in such Business Plan; and

                           (b) this Clause 21.1(xiii) shall not of itself restrict any Obligor from making any Acquisition or Asset Disposal or expanding or altering any System;

              (xiv) comply with the terms and conditions of all laws, regulations, agreements, licences and concessions including, without limitation, all Environmental Laws and all Environmental Licences, all Telecommunications and Cable Laws and all Licences and Permissions, save to the extent that any non-compliance therewith would not be likely to have a Material Adverse Effect;

               (xv) notify the Agent promptly upon becoming aware of any Relevant Substance at or brought on to any property owned, leased or occupied by any member of the Group which is likely to give rise to a Material Environmental Claim and take or procure the taking of all necessary action to deal with, remedy or remove from such property or prevent the incursion of, (as the case may be) the Relevant Substance in order to prevent such Environmental Claim and in a manner that complies with all requirements of Environmental Law;

              (xvi) file or cause to be filed all tax returns required to be filed in all jurisdictions in which it is situated or carries on business or otherwise subject to pay tax and will promptly pay all taxes shown to be due and payable on such returns or any assessment made against it (other than where the same is being contested in good faith and against which it is maintaining adequate reserves);

             (xvii) deliver to the relevant addressee all information required to be given to such addressee pursuant to the terms of the Licences;

            (xviii) notify the Agent forthwith upon receipt by it of any notice from the government, court or any regulatory authority or agency or any Project Obligor which is likely to give rise to the enforcement, revocation, termination, material amendment, suspension or withdrawal of any Project Document where the same would be likely to have a Material Adverse Effect;

              (xix) ensure that none of the Necessary Authorisations are subject to a pending or threatened challenge, revocation, suspension or withdrawal to any extent which would be likely to have a Material Adverse Effect;

               (xx) ensure that each member of the Group which has borrowed Subordinated Debt maintains a shareholders' debt to equity ratio such that any interest paid to the Holding Company or any Shareholder in relation to any Subordinated Debt is not recharacterised as dividends for German tax purposes;

              (xxi) ensure that, within 90 days from the date of this Agreement, the Borrowers have entered into, on terms acceptable to the Banks such interest rate hedging arrangements as are necessary to hedge, for a period of at least 3 years from the date of implementation of such arrangements, the Borrowers' exposure to interest rate fluctuations in relation to a notional principal amount of no less than an amount equal to fifty per cent. (50%) of the aggregate indebtedness for borrowed money of the Financial Group from time to time; and

             (xxii) ensure that, at all times, key man life assurance is in place in respect of Ben Bartel in an amount of at least DM 2,500,000 for the benefit of the Group.

21.2     NEGATIVE COVENANTS

         The Management Company shall ensure that no member of the Group shall:

                (i) permit or agree to any amendment, waiver, termination or assignment to or of any of the terms and conditions of any Project Document if such amendment, waiver, termination or assignment would be likely to have a Material Adverse Effect;

               (ii) create, assume, incur or otherwise permit to be outstanding any indebtedness for borrowed money other than:

                           (a) any indebtedness for borrowed money created under this Agreement;

                           (b)      the Subordinated Debt;

                           (c)      any indebtedness for borrowed money
                                    outstanding between the Management Company and any of its subsidiaries;

                           (d) any Deferred Consideration relating to any Acquisition provided that the amount of such Deferred Consideration does not exceed the Available Facility at such time;

                           (e) any indebtedness arising under a derivative transaction entered into in accordance with Clause 21.1(xxi) or 21.3(vii);

                           (f) any other indebtedness for borrowed money (including capital leases) of the Group outstanding at any time up to a maximum aggregate amount of DM7,500,000; or

                           (g) any indebtedness under any guarantees at any time up to a maximum aggregate amount of DM5,000,000 for the Group;

              (iii) create or permit to subsist any encumbrance over all or any of its present or future revenues or assets other than:

                           (a) encumbrances created pursuant to the Security Documents;

                           (b) any encumbrance which arises in respect of goods sold to any Obligor in the ordinary course of its business by virtue of retention of title provisions contained in the relevant seller's standard conditions of sale;

                           (c) any lien arising by operation of law in the ordinary course of business;

                           (d)      any rights of set-off or netting
                                    arrangements which may be exercisable in respect of any amounts standing to the credit of any bank account held by any Obligor against any debit balances of any bank account held by itself or any other Obligor which either arise by operation of law or are contained in the account holding bank's standard documentation;

                           (e) any encumbrance over or affecting any asset acquired by an Obligor after the date hereof and subject to which such asset is acquired Provided that:

                                    (i)      such encumbrance was not created in
                                             contemplation of the acquisition of
                                             such asset by an Obligor; and

                                    (ii)     the amount hereby secured has not
                                             been increased at, in contemplation
                                             of, or since the date of, the
                                             acquisition of such asset by an
                                             Obligor; and

                                    (iii)    the aggregate amount of
                                             indebtedness secured by such
                                             encumbrances shall not exceed
                                             DM1,500,000 for the Group at any
                                             time;

                           (f) any encumbrance created after the date hereof over any asset of an Obligor solely for the purpose of securing indebtedness for borrowed money incurred to (a) acquire any such asset after the date hereof and/or (b) repair, alter, construct, develop or improve any such asset provided that the amount thereby secured does not exceed the purchase price of such asset acquired or, as the case may be, the lower of book value and market value of any such asset repaired, altered, constructed, developed or improved after such repair, alteration, construction, development or improvement at the time such encumbrance was created Provided that the aggregate amount of indebtedness secured by any such encumbrances shall not exceed DM1,500,000 for the Group at any time; and

                           (g) the title transfer and retention of title arrangements arising in the ordinary course of the installation or operation of a System specified in Clause 18.3(viii)(a), (b) and
                                    (c) above;

               (iv) make any loans, grant any credit or give any guarantee or indemnity (except as required hereby to or for the benefit of any person) or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any other person other than:

                           (a) loans made, or credit granted, by the Management Company to any of its subsidiaries (or vice versa);

                           (b) credit granted by any Operating Company in the ordinary course of its business consistent with good practice in the cable television industry; and

                           (c) make investments in the ordinary course of business of the Group either by way of loan or purchase of equity up to a maximum aggregate amount of DM5,000,000 for the Group; or

                (v) (disregarding sales of stock in trade in the ordinary course of business) sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or its assets other than the disposal on arms length terms for full market value of any asset where (a) the value (which shall either be its net book value or the amount of proceeds from such disposal, whichever is the higher) of such asset (when aggregated with the value of all other assets of the Group, calculated on a similar basis, disposed of during the previous twelve month period) does not exceed an amount equal to five per cent. (5%) of the total assets of the Group (as at the date of such determination) and (b) the Net Revenues generated by such assets (when aggregated with the Net Revenues generated by all other assets of the Group, calculated on a similar basis, disposed of during such twelve month period) does not exceed five per cent. (5%) of the consolidated Net Revenues of the Group taken as a whole for such period.

21.3 The Management Company shall give the Agent no less than twenty (20) business days' prior written notice of any member of the Group's intention to:

                (i) merge or consolidate with any other company or person unless the resulting entity will assume all the obligations of the relevant member of the Group concerned under the Facility Documents and Project Documents to which it is a party to the reasonable satisfaction of the Agent and will be of at least an equivalent creditworthiness to the relevant member of the Group to the satisfaction of all the Banks;

               (ii) create or acquire any new subsidiaries or enter into any partnerships unless the relevant new subsidiary or partnership executes a Guarantor Accession Memorandum and delivers the required accompanying documents in accordance with Clause 43.1(i) below;

              (iii) issue any further shares (save for (a) issues of shares by any members of the Group to its holding company and (b) issues of equity share capital by the Management Company as consideration for the investment of Contributed Equity by the Holding Company) or alter any rights attaching to its issued shares in existence at the date hereof;

               (iv) cause, permit or suffer the suspension or the abandonment or termination of the implementation or operation of the Project or any part thereof which would be likely to have an Material Adverse Effect;

                (v) open or permit to subsist any bank account with any person other than a Bank, except for any bank accounts held by any person whose share capital or limited partnership interest (as appropriate) is acquired by any member of the Group after the date hereof and which shall within 1 month of the date of such acquisition have been transferred to a Bank Provided that no further credits may be made to any bank account to be transferred to a Bank within the exception above after the date hereof or after the date of acquisition of the person concerned, as appropriate;

               (vi)        change its financial year end from 31 December; and

              (vii) enter into any derivative transaction (of the nature described in paragraph (viii) of the construction of the term "indebtedness for borrowed money") with any person other than a Bank Provided that the Group may enter into derivative transactions provided that (a) the net mark to market exposure of the Group (as calculated by the Agent) under all such derivative transactions entered into by any member of the Group (including, for the avoidance of doubt, any contracts entered into pursuant to Clause 21.1(xxi) at no time exceeds DM42,500,000, and (b) such net mark to market exposure of the Group to banks or financial other than the Banks at no time exceeds DM12,500,000.

The Agent shall be entitled within ten (10) business days of receipt of such notice to request the Management Company to supply to the Agent any relevant information in connection with the proposed action set out in such notice.

The Agent shall notify the Management Company, within ten (10) business days of receipt of such notice, or if additional information has been requested by the Agent within the prescribed time, within ten (10) business days' of receipt of such information, whether the proposed action is or is, in the reasonable opinion of an Instructing Group likely to have a material adverse effect on the risk position of the Banks.

If the proposed action is so considered to have a material adverse effect and the relevant member of the Group nevertheless takes such action, the Agent shall be entitled to make (and, if so instructed by an Instructing Group, shall make) the declaration set out in Clause 22.1(a) and/or (b) and call for repayment of the Advances and exercise the other rights in accordance with Clause 22.2.

21.4 The Management Company shall not pay, make or declare any dividend, pay any interest or other distribution to its shareholder provided that if, in respect of any Quarterly Period, the ratio of Senior Debt to Annualised EBITDA is less than 4.50:1 and that no Event of Default or Potential Event of Default has occurred or would arise as a result thereof, then the Management Company may pay, make and declare dividends, pay any interest or other distribution to the Holding Company solely for the purpose of meeting its interest payment obligations in respect of the Senior Discount Notes and Provided further that the Management Company may pay, make and declare dividends, pay any interest or make other distribution to the Holding Company in order for the Holding Company to pay Holding Company Management Expenses.

21.5 The Management Company shall ensure that, unless it is agreed otherwise by an Instructing Group in consultation with the Management Company taking into account the specific circumstances applicable to any particular System or member of the Group concerned:

                (i) no System Assets are transferred by any member of the Group to any person (whether by intra-group transfer, change in legal status or otherwise) unless all System Assets forming part of the System concerned are transferred at or above book value on arms' length terms to the same transferee at the same time;

               (ii) all System Assets relating to each System are owned and operated by the same person being a subsidiary of the Management Company, except for System Assets owned by the Management Company in the course of transfer to a limited partnership in accordance with Clause 21.5(iv) below;

              (iii) each member of the Group which is a company is a wholly owned subsidiary of its direct holding company and each member of the Group which is a limited partnership has the Management Company as its sole limited partner and a directly owned subsidiary of the Management Company as its general partner, which has no assets other than its general partnership interest in the limited partnership concerned (save that intermediate structures reasonably acceptable to the Banks may be in place for no more than 28 days while the

                           Group is implementing a structure in conformity with this paragraph (iii)); and

               (iv) as soon as reasonably practicable, the assets of each Operating Company are transferred to a limited partnership whose general partner is the Operating Company and whose sole limited partner is the Management Company, subject to any material tax considerations arising in connection with such transfer.

21.6 The Management Company shall ensure that there is provided to the Security Trustee within 30 days of the date of this Agreement such detail of all Subscriber receivables, head ends, assets, concession agreements as is available to the relevant Obligor and all other matters reasonably required for the completion of the security documents, taking into account any practical constraints on the obtaining of such information. Provided that to the extent that such information has already been received by the Security Trustee at the date hereof the Management Company shall be deemed to have satisfied its obligations under this Clause 21.6.

22.      EVENTS OF DEFAULT

22.1     If:

                (i) any Obligor fails to pay any sum due from them under any of the Facility Documents within two business days of the due date therefor, in the currency and in the manner specified herein; or

               (ii) any representation, warranty or statement made by any Obligor in any Facility Document or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading when made or deemed repeated; or

              (iii) any Obligor fails duly to perform or comply with any of the obligations expressed to be assumed by it in Clauses 19, 21 or 43 (other than in Clauses 21.1(i),
                           (ii), (iv), (vi), (viii), (x), (xiii), (xiv), (xvi)
                           and (xviii)); or

               (iv) the financial covenants set out in Clause 20 are not complied with; or

                (v) any Obligor, the Holding Company or APA Basic Beteiligungsgesellschaft mbH fails duly to perform or comply with any other obligation expressed to be assumed by it in any Facility Document and such failure is not remedied within twenty one days after the Agent has given notice thereof to the relevant defaulting party; or

               (vi) any indebtedness for borrowed money of the Group or of the Holding Company (or, prior to the Level 1 Merger Date, of KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH) exceeding DM1,500,000 in aggregate is not paid when due, is declared to be or otherwise becomes due and payable prior to its specified maturity or any creditor or creditors of any member of the Group or of the Holding Company (or, prior to the Level 1 Merger Date, of KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH) becomes entitled to declare any such indebtedness for borrowed money due and payable prior to its specified maturity; or

              (vii) any of the events of default specified in the Senior Discount Notes Indenture occurs;

             (viii) any Obligor, any Material Group Company or the Holding Company (or, prior to the Level 1 Merger Date, KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH) is unable to pay its debts as they fall due (zahlungsunfahig) or is over-indebted (uberschuldet), commences negotiations with any one or more of its creditors with a view to any arrangement for the general readjustment or rescheduling of its indebtedness or a general assignment for the benefit of or a composition with its creditors or a moratorium in respect of all or any class of debts of any Obligor, any Material Group Company or the Holding Company (or, prior to the Level 1 Merger Date, KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH) is applied for, ordered or declared; or

               (ix) any Obligor, any Material Group Company or the Holding Company (or, prior to the Level 1 Merger Date, KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH) takes any action or other steps are taken or legal proceedings are started for its winding-up, dissolution or re-organisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets (other than a solvent re-organisation on terms and conditions approved by an Instructing Group); or

                (x) any event shall occur which gives grounds for belief, in the reasonable opinion of an Instructing Group, that any of the Project Documents may be amended, suspended, cancelled, revoked, surrendered or terminated (whether is whole or in part) or any consent, licence, approval, authorisation, registration or permit required or obtained by any of the Project Obligors for the execution, delivery and performance of any Project Document or the undertaking of the Project may be suspended, cancelled, revoked, surrendered or terminated if such event is likely to give rise to a Material Adverse Effect; or

               (xi) there occurs, in relation to any Obligor or any Material Group Company, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their respective assets is subject, any event which, in the opinion of an Instructing Group appears in that country or territory equivalent or similar to, any of those mentioned in Clause 22.1(vi) or (vii) or any Obligor or any Material Group Company otherwise becomes subject in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

              (xii) any execution, distress, attachment or legal process is levied, made or taken against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of any Obligor or any Material Group Company, including the Project Facilities, and is not discharged within 10 days; or

             (xiii) by or under the authority of any government the managing director of any Obligor or any Material Group Company is wholly or partially displaced or the authority of the managing director (Geschaftsfuhrer) of any Obligor or any Material Group Company in the conduct of the business of such Obligor or Material Group Company is wholly or partially curtailed; or

              (xiv)        any of the events set out in Clauses 22.1(vi), (vii),
                           (ix), (x) or (xi) shall occur in relation to any member of the Group which is neither a Material Group Company nor an Obligor where such event would be likely to have a Material Adverse Effect; or

               (xv) at any time it is or becomes unlawful for any Obligor, Project Obligor, the Holding Company or APA Basic Beteiligungsgesellschaft mbH to perform or comply with any or all of its obligations under the Facility Documents or the Project Documents to which they are party or any of the obligations of any of them thereunder are not or cease to be legal, valid and binding and such would be likely to have a Material Adverse Effect; or

              (xvi) any person or persons which, as at the Closing Date, is not a Shareholder or an affiliate of a Shareholder acquires directly or indirectly more than 24.9% of the share capital of the Holding Company (or, prior to the Level 1 Merger Date, more than 24.9% of either of KabelVision Beteiligungs GmbH or Kabelmedia Beteiligungs GmbH);

             (xvii) the Holding Company (or, prior to the Level 1 Merger Date KabelVision Beteiligungs GmbH and Kabelmedia Beteiligungs GmbH) cease to own the entire issued share capital of the Management Company;

            (xviii) any member of the Group ceases to carry on the business it carries on at the date hereof or enters into any unrelated business (other than as a result of an Acquisition permitted by the terms of this Agreement); or

              (xix) any Obligor, Project Obligor, the Holding Company or APA Basic Beteiligungsgesellschaft mbH repudiates any of the Facility Documents or any of the Project Documents to which it is party and which an Instructing Group considers to be material to the Project; or

               (xx) any change occurs in the regulatory environment relating to, or in stated government policy towards, the cable television and/or telecommunications industry in Germany (excluding any changes in the public domain at the date hereof) which, in the reasonable opinion of an Instructing Group, might have a material adverse effect upon the business or financial condition of any member of the Group and the Management Company has not provided to the Banks within 60 days of being requested to do so by the Agent proposals for dealing with such a change which are satisfactory to an Instructing Group; or

              (xxi) any amount is paid by any member of the Group to the Holding Company which is not permitted by the Intercreditor Agreement; or

             (xxii) Ben Bartel ceases to be involved as a full time manager of the Group or to devote his full time and attention to the operations of the Group or dies or becomes unable adequately to perform his function as a full time manager of the Group and a replacement approved by an Instructing Group shall not have been appointed within two months thereof on terms approved by an Instructing Group; or

            (xxiii) any amendment is made to the Senior Discount Notes Indenture in the form of such document delivered to the Agent in accordance with Clause 4 and paragraph 17 of the Third Schedule, which is materially adverse to the interests of the Banks hereunder; or

             (xxiv) any other event occurs or circumstances arise which is likely to affect materially and adversely the ability of any Obligor to perform any of its obligations under or otherwise to comply with the terms of any of the Facility Documents; or

              (xxv) the Holding Company fails to perform or comply with any of its obligations under the financial information agreement specified at item 18 of the Third Schedule,

then, and in any such case and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

         (a) declare the Advances to be immediately due and payable (whereupon the same shall become so payable together with accrued interest thereon and any other sums then owed by the Borrowers under the Facility Documents) or declare the Advances to be due and payable on demand of the Agent; and/or

         (b) declare that the Facility shall be cancelled, whereupon the same shall be cancelled and the Available Tranche A Revolving Commitment, Available Tranche B Revolving Commitment and Available Tranche C Commitment of each Bank shall be reduced to zero.

22.2 If, pursuant to Clause 21.3 or 22.1, the Agent declares the Advances to be due and payable on demand of the Agent, then, and at any time thereafter, the Agent may (and, if so instructed by an Instructing Group, shall) by written notice to the Borrowers:

         (a) call for repayment of the Advances on such date as it may specify in such notice (whereupon the same shall become due and payable on such date together with accrued interest thereon and any other sums then owed by the Borrowers) or withdraw its declaration with effect from such date as it may specify in such notice; and

         (b) select as the duration of any Interest Period which begins whilst such declaration remains in effect a period of six months or less.

22.3 If, pursuant to Clause 22.1(a), the Agent declares the Advances to be due and payable on demand, the Interest Period in respect of any such Advance shall, if the Agent subsequently demands payment before the scheduled Interest Payment Date in respect of such Advance be deemed (except for the purposes of Clause 23.4) to be of such length that it ends on the date that such demand is made.

                                     PART 8

                         DEFAULT INTEREST AND INDEMNITY

23.      DEFAULT INTEREST AND INDEMNITY

23.1 If any sum due and payable by any Obligor hereunder is not paid on the due date therefor in accordance with the provisions of Clause 25 or if any sum due and payable by any Obligor under any judgment of any court in connection herewith is not paid on the date of such judgment, the period beginning on such due date or, as the case may be, the date of such judgment and ending on the date upon which the obligation of such Obligor to pay such sum (the balance thereof for the time being unpaid being herein referred to as an "unpaid sum") is discharged shall be divided into successive periods, each of which (other than the first) shall start on the last day of the preceding such period and the duration of each of which shall (except as otherwise provided in this Clause 23) be selected by the Agent.

23.2 During each such period relating thereto as is mentioned in Clause 23.1 an unpaid sum (other than interest) shall bear interest at the rate per annum which is the sum from time to time of two and a half per cent., the Margin at such time and LIBOR on the Quotation Date therefor Provided that:

                (i) if, for any such period, LIBOR cannot be determined, the rate of interest applicable to such unpaid sum shall be the sum from time to time of two and a half per cent., the Margin at such time and the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one per cent.) of the rates notified by each Reference Bank to the Agent before the last day of such period to be those which express as a percentage rate per annum the cost to it of funding from whatever sources it may reasonably select its portion of such unpaid sum for such period; and

               (ii) if such unpaid sum is all or part of an Advance which became due and payable on a day other than the last day of an Interest Period relating thereto, the first such period applicable thereto shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest applicable thereto from time to time during such period shall be that which exceeds by two and a half per cent. the rate which would have been applicable to it had it not so fallen due.

23.3 Any interest which shall have accrued under Clause 23.2 in respect of an unpaid sum shall be due and payable and shall be paid by the relevant Obligor at the end of the period by reference to which it is calculated or on such other date or dates as the Agent may specify by written notice to such Obligor.

23.4 If any Bank or the Agent on its behalf receives or recovers all or any part of such Bank's share of an Advance otherwise than on the last day of an Interest Period relating thereto, the Borrowers shall pay to the Agent on demand for account of such Bank an amount equal to the amount (if any) by which (i) the additional interest which would have been payable on the amount so received or recovered had it been received or recovered on the last day of that Interest Period thereof exceeds

(ii) the amount of interest which in the opinion of the Agent would have been payable to the Agent on the last day of that Interest Period in respect of a Deutschmark deposit equal to the amount so received or recovered placed by it with a prime bank in London for a period starting on the third business day following the date of such receipt or recovery and ending on the last day of that Interest Period.

23.5     Each Borrower undertakes to indemnify:

                (i) each of the Agent, the Arranger, the Overdraft Bank, the Security Trustee and the Banks against any cost, claim, loss, expense (including, without limitation, legal fees) or liability together with any VAT thereon, which any of them may sustain or incur as a consequence of the occurrence of any Event of Default or any default by any Obligor, the Holding Company or APA Basic Beteiligungsgesellschaft mbH in the performance of any of its obligations expressed to be assumed by it in any of the Facility Documents or Project Documents to which it is party;

               (ii) each of the Agent, the Arranger, the Overdraft Bank, the Security Trustee and the Banks and their respective officers, employees, agents and delegates (together the "Indemnified Parties"), without prejudice to any of their other rights under this Agreement, against any loss, liability, action, claim, demand, cost, expense, fine or other outgoing whatsoever whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which the Indemnified Party may sustain or incur as a consequence of, or relating to, or arising directly or indirectly out of, an Environmental Claim made or asserted against such Indemnified Party; and

              (iii) each Bank against any loss it may suffer as a result of its funding its portion of a Revolving Advance or Tranche C Advance requested by a Borrower hereunder but not made by reason of the operation of any one or more of the provisions hereof.

23.6 Any unpaid sum shall (for the purposes of this Clause 23 and Clause 15.1) be treated as an advance and accordingly in this Clause 23 and Clause 15 the term "Revolving Advance", "Advance" and "advance" includes any unpaid sum and "Interest Period", in relation to an unpaid sum, includes each such period relating thereto as is mentioned in Clause 23.1.

                                     PART 9

                                    PAYMENTS

24.      CURRENCY OF ACCOUNT AND PAYMENT

24.1 The Deutschmark is the currency of account and payment for each and every sum at any time due from the Borrowers and the Guarantors hereunder Provided that:

                (i) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

               (ii) each payment pursuant to Clause 15.1 shall be made in the currency specified by the party claiming thereunder.

24.2 If any sum due from any Obligor under any of the Facility Documents or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Obligor, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, each of the Obligors shall indemnify and hold harmless each of the persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (b) the rate or rates of exchange at which such person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

25.      PAYMENTS

25.1 On each date on which this Agreement requires an amount denominated in Deutschmarks to be paid by any Obligor or any of the Banks hereunder, such Obligor, or as the case may be, such Bank shall make the same available to the Agent by payment in Deutschmarks and in immediately available, freely transferable, cleared funds to the Agent's account number 50110800 with Landeszentralbank, Frankfurt favour Chase Manhattan Bank AG, attention Reinhard Kropp (Facility Agreement dated [ ] July 1996) (or such other account or bank as the Agent may have specified for this purpose).

25.2 If, at any time, it shall become impracticable (by reason of any action of any governmental authority or any change in law, exchange control regulations or any similar event) for any of the Obligors to make any payments hereunder in the manner specified in Clause 25.1, then such Obligor may agree with each or any of the Banks alternative arrangements for the payment direct to such Bank of amounts due to such Bank hereunder. Provided that, in the absence of any such agreement with any Bank, such Obligor shall be obliged to make all payments due to such Bank in the manner specified herein. Upon reaching such agreement such Obligor and such Bank shall immediately notify the Agent thereof and shall thereafter promptly notify the Agent of all payments made direct to such Bank.

25.3 Save as otherwise provided herein, each payment received by the Agent for the account of another person pursuant to Clause 25.1 shall:

                (i) in the case of a payment received for the account of a Borrower, be made available by the Agent to such Borrower by application:

                           (a) first, in or towards payment the same day of any amount then due from such Borrower hereunder to the person from whom the amount was so received; and

                           (b) secondly, in or towards payment the same day to the account of such Borrower with such Bank in Frankfurt as such Borrower shall have previously notified to the Agent for this purpose; and

               (ii) in the case of any other payment, be made available by the Agent to the person for whose account such payment was received (in the case of a Bank, for the account of the Facility Office) for value the same day by transfer to such account of such person with such bank in Frankfurt as such person shall have previously notified to the Agent.

25.4 All payments required to be made by the Obligors hereunder shall be calculated without reference to any set-off or counterclaim and shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

25.5 Where a sum is to be paid hereunder to the Agent for account of another person, the Agent shall not be obliged to make the same available to that other person until it has been able to establish to its satisfaction that it has actually received such sum, but if it does so and it proves to be the case that it had not actually received such sum, then the person to whom such sum was so made available shall on request refund the same to the Agent together with an amount sufficient to indemnify the Agent against any cost or loss it may have suffered or incurred by reason of its having paid out such sum prior to its having received such sum.

26.      SET-OFF

         Each of the Obligors authorises each Bank and the Overdraft Bank to apply any credit balance to which such Obligor is entitled on any account held by such Obligor with that Bank or the Overdraft Bank in satisfaction of any sum due and payable from that Obligor to such Bank or the Overdraft Bank but unpaid; for this purpose, each Bank and the Overdraft Bank is authorised to purchase at prevailing rates of exchange with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Bank or the Overdraft Bank shall be obliged to exercise any right given to it by this Clause 26. Any Banks or the Overdraft Bank exercising such rights will promptly notify the relevant Obligor of such application.

27.      REDISTRIBUTION OF PAYMENTS

27.1 If, at any time, the proportion which any Bank (a "Recovering Bank") has received or recovered (whether by payment, the exercise of a right of set-off or combination of accounts or otherwise) in respect of its portion of any payment (a "relevant payment") to be made under any

Facility Document by any Obligor for account of such Recovering Bank and one or more other Banks is greater (the portion of such receipt or recovery giving rise to such excess proportion being herein called an "excess amount") than the proportion thereof so received or recovered by the Bank or Banks so receiving or recovering the smallest proportion thereof, then:

                (i) such Recovering Bank shall pay to the Agent an amount equal to such excess amount;

               (ii) there shall thereupon fall due from such Obligor to such Recovering Bank an amount equal to the amount paid out by such Recovering Bank pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were an unpaid part of such Recovering Bank's portion of such relevant payment; and

              (iii) the Agent shall treat the amount received by it from such Recovering Bank pursuant to paragraph (i) above as if such amount had been received by it from such Obligor in respect of such relevant payment and shall pay the same to the persons entitled thereto (including such Recovering Bank) pro rata to their respective entitlements thereto,

Provided that to the extent that any excess amount is attributable to a payment to a Bank pursuant to Clause 25.3(i)(a) such portion of such excess amount as is so attributable shall not be required to be shared pursuant hereto.

27.2 If any sum (a "relevant sum") received or recovered by a Recovering Bank in respect of any amount owing to it by any Obligor becomes repayable and is repaid by such Recovering Bank, then:

                (i) each Bank which has received a share of such relevant sum by reason of the implementation of Clause 27.1 shall, upon request of the Agent, pay to the Agent for account of such Recovering Bank an amount equal to its share of such relevant sum; and

               (ii) there shall thereupon fall due from such Obligor to each such Bank an amount equal to the amount paid out by it pursuant to paragraph (i) above, the amount so due being, for the purposes hereof, treated as if it were the sum payable to such Bank against which such Bank's share of such relevant sum was applied.

                                     PART 10

                            FEES, COSTS AND EXPENSES

28.      FEES

28.1 The Management Company shall pay to the Agent for account of each Bank or, as the case may be, the Overdraft Bank a commitment commission on the amount of such Bank's Available Commitment or, as the case may be, on the unutilised portion of the Overdraft Facility from day to day during the period beginning on the date hereof and ending on the Final Maturity Date, such commitment commission to be calculated at the rate of 0.50 per cent. per annum and payable in arrears on the last day of each successive period of three months which ends during such period and on the Final Maturity Date.

28.2 The Management Company shall pay to the Arranger the fees specified in the letter of even date herewith from the Arranger to the Management Company at the times, and in the amounts, specified in such letter.

28.3 The Management Company shall pay to the Agent for its own account the agency fees specified in the letter of even date herewith from the Agent to the Management Company at the times, and in the amounts, specified in such letter.

29.      COSTS AND EXPENSES

29.1 The Borrowers shall, from time to time on demand of the Agent, reimburse each of the Agent and the Arranger for all reasonable costs and expenses (including, without limitation, legal fees as agreed) together with any VAT thereon incurred by it in connection with the negotiation, syndication, preparation and execution of the Facility Documents (including, without limiting the generality of the foregoing, in connection with any amendments, supplements, waivers and consents requested by any party thereto) and the completion of the transactions therein contemplated (including the accession and/or secession of Obligors). Any claims by the Agent or the Arranger made upon the Borrowers pursuant to this Clause shall be accompanied by appropriate invoices.

29.2 The Borrowers shall, from time to time on demand of the Agent, reimburse the Agent, the Arranger and the Banks for all costs and expenses (including, without limitation, legal fees) together with any VAT thereon incurred in or in connection with the preservation and/or enforcement of any of the rights of the Agent, the Arranger and Banks under the Facility Documents including, without limitation any such costs and expenses incurred as a result of the implementation or operation of Clause 43.

29.3 The Borrowers shall pay all stamp, registration and other taxes to which the Facility Documents or any judgment given in connection therewith is or at any time may be subject and shall, from time to time on demand of the Agent, indemnify the Agent, the Arranger and the Banks against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any such tax.

29.4 If any of the Borrowers fails to perform any of its obligations under this Clause 29, each Bank shall, in its Proportion, indemnify each of the Agent and the Arranger against any loss incurred by any of them as a result of such failure and each of the Borrowers shall forthwith reimburse each Bank for any payment made by it pursuant to this Clause 29.4.

                                     PART 11

                                    GUARANTEE

30.      GUARANTEE

30.1     Each of the Guarantors hereby irrevocably and unconditionally:

                (i) guarantees to the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks the due and punctual observance and performance of all the terms, conditions and covenants on the part of the other Obligors contained in the Facility Documents and agrees to pay to the Agent from time to time on demand any and every sum or sums of money which the other Obligors shall at any time be liable to pay to the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them under or pursuant to the Facility Documents and which shall not have been paid at the time such demand is made; and

               (ii) agrees as a primary obligation to indemnify the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks from time to time on demand by the Agent from and against any loss incurred by the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them as a result of any of the obligations of any of the other Obligors under or pursuant to the Facility Documents being or becoming void, voidable, unenforceable or ineffective as against such Obligors for any reason whatsoever, whether or not known to the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them or any other person, the amount of such loss being the amount which the person or persons suffering it would otherwise have been entitled to recover from such Obligors.

30.2 The guarantee extended hereunder by each of the Guarantors shall be construed as a Garantie and not as a Burgschaft.

30.3 The liability of each Guarantor under this Clause 30 in respect of the performance by it of the obligations of its holding company or any sister company or any holding company or sister company of such first mentioned holding company under the Facility Documents shall at all times be limited so that its liability under this Clause 30 shall at no time require the payment of any monies which are needed to maintain its registered share capital (Stammkapital) or a limited partner's fixed capital (Kommanditeinlage) to the extent that this is protected by Sections 30 and 31 of the German Limited Liability Company Act (GmbH-Gesetz) and Section 172 subsection 4 HGB.

31.      PRESERVATION OF RIGHTS

31.1 The obligations of each of the Guarantors herein contained shall be in addition to and independent of every other security which the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them may at any time hold in respect of any of the obligations of any other Obligor under the Facility Documents to which it is party.

31.2 The obligations of the Guarantors herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of all or any of the obligations of the Obligors under the Facility Documents and shall continue in full force and effect until final payment in full of all amounts owing by the Obligors thereunder and total satisfaction of all the Obligors' actual and contingent obligations thereunder.

31.3 Neither the obligations of the Guarantors herein contained nor the rights, powers and remedies conferred in respect of the Guarantors upon the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them by the Facility Documents or by law shall be discharged, impaired or otherwise affected by:

                (i) the winding-up, dissolution, administration or re-organisation of any Obligor or any other person or any change in its status, function, control or ownership;

               (ii) any of the obligations of any of the Obligors under the Facility Documents or under any other security taken in respect of any of its obligations thereunder being or becoming illegal, invalid, unenforceable or ineffective in any respect;

              (iii) time or other indulgence being granted or agreed to be granted to any of the Obligors in respect of their respective obligations under any Facility Document;

               (iv) any amendment to, or any variation, waiver or release of, any obligation of any of the Obligors under any Facility Document;

                (v) any failure to take, or fully to take, any security contemplated hereby or otherwise agreed to be taken in respect of any of the Obligors' obligations under any Facility Document;

               (vi) any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any encumbrance taken in respect of any of the Obligors' obligations under any Facility Document; or

              (vii) any other act, event or omission which, but for this Clause 31.3, might operate to discharge, impair or otherwise affect any of the obligations of any of the Guarantors herein contained or any of the rights, powers or remedies conferred upon the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them by the Facility Documents or any of them or by law.

31.4 Any settlement or discharge between the Guarantors or any of them and the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them shall be conditional upon no security or payment to the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them by the Obligors or any of them or any other person on behalf of the Obligors or any of them being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application for the time being in force and, if any such security or payment is so avoided or reduced, the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks shall each be entitled to recover the value or amount of such security or payment from the Guarantors subsequently as if such settlement or discharge had not occurred.

31.5 Neither the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks nor any of them shall be obliged before exercising any of the rights, powers or remedies conferred upon them in respect of the Guarantors or any of them by any of the Facility Documents or by law:

                (i) to make any demand of the other Obligors or any of them;

               (ii) to take any action or obtain judgment in any court against the other Obligors or any of them;

              (iii) to make or file any claim or proof in a winding-up or dissolution of the other Obligors or any of them; or

               (iv) to enforce or seek to enforce any other security taken in respect of any of the obligations of the other Obligors or any of them under any Facility Document.

31.6 Each of the Guarantors agrees that, so long as any amounts are or may be owed by the Obligors or any of them under any Facility Document or the Obligors or any of them are under any actual or contingent obligations under any Facility Document it shall not exercise any rights which it may at any time have by reason of the performance by it of its obligations under the Facility
Documents:

                (i)        to be indemnified by any other Obligor; and/or

               (ii) to claim any contribution from any other guarantor of the Obligors' obligations thereunder; and/or

              (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks under the Facility Documents or any of them or of any other security taken pursuant to, or in connection with the Facility Documents or any of them by all or any of the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks.

                                     PART 12

                                AGENCY PROVISIONS

32.      THE AGENT, THE ARRANGER AND THE BANKS

32.1 The Arranger, the Overdraft Bank and each of the Banks hereby appoint the Agent to act as its agent in connection with the Facility Documents and hereby acknowledges that the Security Trustee will act for it and on its behalf in connection with the Security Documents in accordance with the terms of the Security Trust Agreement and authorises the Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Agent by the terms hereof together with all such rights, powers, authorities and discretions as are reasonably incidental thereto.

32.2     The Agent may:

                (i)        assume that:

                           (a) any representation made by any Obligor in connection with any of the Facility Documents is true;

                           (b) no Event of Default or Potential Event of Default has occurred;

                           (c) no Obligor is in breach of or default under its obligations under any of the Facility Documents and no Project Obligor is in breach of or default under its obligations under any of the Project Documents; and

                           (d) any right, power, authority or discretion vested herein upon an Instructing Group, the Banks or any other person or group of persons has not been exercised,

                           unless it has, in its capacity as agent for the Banks, received notice to the contrary from any other party hereto;

               (ii) assume that the Facility Office of each Bank is that identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) until it has received from such Bank a notice designating some other office of such Bank to replace its Facility Office and act upon any such notice until the same is superseded by a further such notice;

              (iii) engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

               (iv) rely as to any matters of fact which might reasonably be expected to be within the knowledge of any of the Obligors upon a certificate signed by or on behalf of such Obligor;

                (v) rely upon any communication or document believed by it to be genuine;

               (vi) refrain from exercising any right, power or discretion vested in it as agent under any of the Facility Documents unless and until instructed by an Instructing Group as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised; and

              (vii) refrain from acting in accordance with any instructions of an Instructing Group to begin any legal action or proceeding arising out of or in connection with any of the Facility Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities together with any VAT thereon which it will or may expend or incur in complying with such instructions.

32.3     The Agent shall:

                (i) promptly inform each Bank, the Overdraft Bank and the Security Trustee of the contents of any notice or document received by it in its capacity as Agent from any member of the Group under any of the Facility Documents;

               (ii) promptly notify each Bank, the Overdraft Bank and the Security Trustee of the occurrence of any Event of Default or any default by any of the Obligors in the due performance of or compliance with its obligations under any of the Facility Documents of which the Agent has notice from any other party hereto;

              (iii) save as otherwise provided herein, act as agent under the Facility Documents in accordance with any instructions given to it by an Instructing Group, which instructions shall be binding on the Arranger, the Overdraft Bank and all of the Banks; and

               (iv) if so instructed by an Instructing Group, refrain from exercising any right, power or discretion vested in it as agent under the Facility Documents.

32.4 Notwithstanding anything to the contrary expressed or implied herein, neither the Agent nor the Arranger shall:

                (i)        be bound to enquire as to:

                           (a) whether or not any representation made by any of the Obligors in connection with any of the Facility Documents is true;

                           (b) the occurrence or otherwise of any Event of Default or Potential Event of Default;

                           (c) the performance by any of the Obligors of its obligations under any of the Facility Documents; or

                           (d) any breach of or default by any of the Obligors of its obligations under any of the Facility Documents;

               (ii) be bound to account to any Bank or to the Overdraft Bank for any sum or the profit element of any sum received by it for its own account;

              (iii) be bound to disclose to any other person any information relating to any of the Group if such disclosure would or might in its opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person; or

               (iv) be under any obligations other than those for which express provision is made in the Facility Documents to which it is party.

32.5 Each Bank shall, in its Proportion, from time to time on demand by the Agent, indemnify the Agent and the Arranger against any and all costs, claims, losses, expenses (including, without limitation, legal fees) and liabilities (save to the extent that such costs, claims, losses, expenses or liabilities are recovered to the satisfaction of the Agent from the Borrowers) together with any VAT thereon which any of them may incur, otherwise than by reason of its own gross negligence or wilful misconduct, in acting in their respective capacities as agent, or joint arranger under any of the Facility Documents.

32.6 None of the Agent or the Arranger nor any of them accepts any responsibility for the accuracy and/or completeness of any information supplied by any member of the Group in connection with the Facility Documents or the Project Documents or for the legality, validity, effectiveness, adequacy or enforceability of any of the Facility Documents or the Project Documents and none of the Agent or the Arranger nor any of them shall be under any liability as a result of taking or omitting to take any action in relation to any of the Facility Documents, save in the case of gross negligence or wilful misconduct.

32.7 Each of the Banks and the Overdraft Bank agrees that it will not assert or seek to assert against any director, officer or employee of the Agent or either of the Arranger any claim it might have against any of them in respect of the matters referred to in Clause 32.6.

32.8 The Agent and each of the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

32.9 An Instructing Group may remove the Agent from its appointment hereunder as agent at any time by giving not less than thirty days prior written notice to that effect to each of the other parties hereto, or the Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than thirty days' prior written notice to that effect to each of the other parties hereto Provided that no such the removal or resignation shall be effective until a successor for the Agent is appointed in accordance with the succeeding provisions of this Clause 32.

32.10 If an Instructing Group removes the Agent as agent or the Agent gives notice of its resignation in either case pursuant to Clause 32.9, then any reputable and experienced bank or other financial institution may be appointed as a successor to the Agent by an Instructing Group with the consent of the Management Company (such consent not to be unreasonably withheld or delayed) during the period of such notice but, if no such successor is so appointed, the Agent may appoint such a successor itself.

32.11 If a successor to the Agent is appointed under the provisions of Clause 32.10, then (i) the retiring Agent shall be discharged from any further obligation under the Facility Documents but shall remain entitled to the benefit of the provisions of this Clause 32 and (ii) its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been a party to the Facility Documents.

32.12 It is understood and agreed by each Bank and the Overdraft Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, condition, affairs, status and nature of each member of the Group and each proposed Acquisition and, accordingly, each Bank and the Overdraft Bank warrants to the Agent and the Arranger that it has not relied on and will not hereafter rely on the Agent and the Arranger nor any of them:

                (i) to check or enquire on its behalf into the adequacy, accuracy or completeness of any information provided by any member of the Group in connection with the Facility Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Bank or the Overdraft Bank by the Agent and the Arranger or any of them) or in connection with any proposed Acquisition; or

               (ii) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

32.13 In acting as Agent for the Arranger, the Overdraft Bank and the Banks, the agency division of the Agent shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 32, in the event that the Agent should act for any member of the Group in any capacity in relation to any other matter, any information given by any member of the Group to the Agent in such other capacity may be treated as confidential by the Agent.

32.14 The Agent may delegate to any subsidiary of The Chase Manhattan Corporation or its successor from time to time all or any of the rights, powers, authorities and discretions vested in it hereunder and the performance of its duties in accordance with, and such delegation may be made upon such terms and subject to, such conditions (including the power to sub-delegate) and subject to such regulations as the Agent may think fit and any reference in Clause 23.5, 29, 30, 31 or 32 to the Agent shall be deemed also to refer to any such subsidiary or its successor.

                                     PART 13

                            ASSIGNMENTS AND TRANSFERS

33.      BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, Transferees and permitted assigns.

34.      ASSIGNMENTS AND TRANSFERS BY THE BORROWERS

         None of the Borrowers or the Guarantors shall be entitled to assign or transfer all or any of its rights, benefits and obligations under the Facility Documents.

35.      ASSIGNMENTS AND TRANSFERS BY BANKS

35.1 Any Bank may, at any time, assign all or any of its rights and benefits under the Facility Documents or transfer in accordance with Clause 35.3 all or any of its rights, benefits and obligations under the Facility Documents.

35.2 If any Bank assigns all or any of its rights and benefits under the Facility Documents in accordance with Clause 35.1, then, unless and until the assignee has agreed with the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the other Banks that it shall be under the same obligations towards each of them as it would have been under if it had been an original party thereto as a Bank, the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the other Banks shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party thereto.

35.3 If any Bank wishes to transfer all or any of its rights, benefits and/or obligations under the Facility Documents as contemplated in Clause 35.1, then such transfer may be effected by the delivery to the Agent of a duly completed and duly executed Transfer Certificate in which event, on the later of the Transfer Date specified in such Transfer Certificate and the fifth business day after (or such earlier business day endorsed by the Agent on such Transfer Certificate falling on or after) the date of delivery of such Transfer Certificate to the Agent:

                (i) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its rights under the Facility Documents to the Transferee they shall be so assigned;

               (ii) to the extent that in such Transfer Certificate the Bank party thereto seeks to transfer its obligations under or in respect of the Facility Documents, each Obligor and such Bank shall be released from further obligations to each other under or in respect of the Facility Documents (such obligations being referred to in this Clause 35 as "discharged obligations");

              (iii) each of the Obligors and the Transferee party thereto shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar as the Obligors and such Transferee have assumed and/or acquired the same in place of the Obligors and such Bank; and

                  (iv) the Agent, the Arranger, the Security Trustee, the Overdraft Bank, such Transferee and the other Banks shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to any of the Facility Documents as a Bank or as a beneficiary thereof with the rights assigned to it and/or obligations assumed by it as a result of such assignment and transfer including, by the execution of such Transfer Certificate, the Security Trust Agreement and the Security Documents.

35.4 On the date upon which a transfer takes effect pursuant to Clause 35.3, the Transferee in respect of such transfer shall pay to the Agent for its own account a transfer fee of DM 1500.

35.5 The rights conferred on the Banks by this Clause 35 shall be subject to the following provisos:

                (i) any assignee or Transferee shall be a bank or other financial institution;

               (ii) no Obligor shall be obliged by reason of any such assignment or transfer to make any payment hereunder otherwise than in accordance with Clause 25.1; and

              (iii) an assignee or Transferee shall not be entitled to receive any payment under Clause 13 or 15.1 save to the extent that, at the time of such assignment or transfer, an amount would have been payable hereunder to the relevant assignor or Transferor in respect of that part of its rights and benefits assigned or transferred.

36.      DISCLOSURE OF INFORMATION

         Any Bank may disclose to any actual or potential assignee or Transferee or to any person who may otherwise enter into contractual relations with such Bank in relation to this Agreement such information about members of the Group as such Bank shall consider appropriate subject to, where such information is confidential or of a proprietary nature, obtaining confirmation, by obtaining an appropriate confidentiality undertaking from such person, that such person will hold, subject to the provisions hereof, such information on a confidential basis.

37.      SUB-PARTICIPATION

         Each Bank may enter into sub-participation arrangements in relation to all or any part of its rights and obligations under the Facility Documents or any of them with any person (a "Sub-Participant") without the consent of any party provided that following the entering into of such sub-participation arrangements such Bank continues to exercise its rights and obligations under the Facility Documents without reference to the Sub-Participant save in the case of

                (i) any proposed waiver of an Event of Default arising as a result of the late payment of any sum under this Agreement;

               (ii) any proposed extension of the due date for payment of any sum under this Agreement;

              (iii) any proposed reduction in the Margin or commitment fee; and

               (iv) any proposed release of any encumbrance created pursuant to any Security Document.

                                     PART 14

                                  MISCELLANEOUS

38.      CALCULATIONS AND EVIDENCE OF DEBT

38.1 Interest and commitment commission shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

38.2 If on any occasion a Reference Bank or Bank fails to supply the Agent with a quotation required of it under the foregoing provisions of this Agreement, the rate for which such quotation was required shall be determined from those quotations which are supplied to the Agent.

38.3 Each Bank and the Overdraft Bank shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to it hereunder.

38.4 The Agent shall maintain on its books a control account or accounts in which shall be recorded (i) the amount of any Advance made or arising hereunder and each Bank's share therein, (ii) the amount of all principal, interest and other sums due or to become due from any of the Borrowers to any of the Banks hereunder and each Bank's share therein and (iii) the amount of any sum received or recovered by the Agent hereunder and each Bank's share therein.

38.5 In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clauses
38.3 and 38.4 shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded.

38.6 A certificate of a Bank or the Overdraft Bank as to (i) the amount by which a sum payable to it hereunder is to be increased under Clause 13 or (ii) the amount for the time being required to indemnify it against any such cost, payment or liability as is mentioned in Clause 15.1 shall be prima facie evidence for the purposes of this Agreement.

39.      REMEDIES AND WAIVERS

         No failure to exercise, nor any delay in exercising, on the part of the Agent, the Arranger, the Overdraft Bank and the Banks or any of them, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

40.      PARTIAL INVALIDITY

         If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

41.      NOTICES

41.1 Each communication to be made hereunder shall, unless otherwise stated, be made in writing by telefax or letter.

41.2 Any communication or document be made or to the extent practicable delivered by one person to another pursuant to this Agreement shall (unless that other person has by fifteen days' written notice to the Agent specified another address) be made or delivered to that other person at the address identified with its signature below (or, in the case of a Transferee, at the end of the Transfer Certificate to which it is a party as Transferee) and shall be deemed to have been made or delivered when despatched (in the case of any communication made by telefax with appropriate acknowledgement of message transfer received by the sender) or (in the case of any communication made by letter) when left at that address or (as the case may be) ten days after being deposited in the post postage prepaid in an envelope addressed to it at that address Provided that any communication or document to be made or delivered to the Agent shall be effective only when received by the Agent and then only if the same is expressly marked for the attention of the department or officer identified with the Agent's signature below (or such other department or officer as the Agent shall from time to time specify for this purpose).

41.3 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language or accompanied by a translation thereof into English certified (by an officer of the person making or delivering the same) as being a true and accurate translation thereof.

42.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

43.      GROUP STRUCTURE CHANGES AND PERMISSIONS

43.1 Without prejudice to the requirements of any other provision of any Facility Document:

                (i) if any person becomes a member of the Group, the Management Company shall:

                           (a) procure that within 14 days of such person becoming a Group member such Group member delivers to the Agent a Guarantor Accession Memorandum duly executed by such person together with the documents set out in the Eleventh Schedule all in form and substance satisfactory to the Agent; and

                           (b) procure that within 14 days of such person becoming a Group member a shareholders resolution is passed to appoint a new managing director (Geschaftsfuhrer) acceptable to the shareholders or, where relevant, the partners and all necessary applications for registration are made;

               (ii) if any member of the Group acquires (whether pursuant to an Acquisition or an intra-Group transfer) any shares or a partnership interest in any person or any assets then the Management Company shall procure that such member of the Group shall execute encumbrances on identical terms to the Share Pledges or, as the case may be, to the relevant Security Documents, and provide the Agent with such documents and evidence (including legal opinions) as it may require that such have been duly executed and delivered by such person and are legal, valid, binding and enforceable in accordance with their terms. Provided that in the case of an Acquisition which fulfils the criteria set out in Clause 6.4(i)(b)(1) the Management Company shall procure either that documentation to effect the merger of such company with an Original Borrower has been lodged with the commercial register at the relevant court(s) within 3 months (and not withdrawn) or that the Group Company acquiring such new Group Member shall execute an encumbrance on identical terms to the Share Pledges within 3 months of the date of the Acquisition.; and

              (iii) the Management Company shall ensure that all relevant Project Documents and Necessary Authorisations are, as the case may be, obtained by the new Group member or remain in full force and effect in respect of all relevant assets (save, in relation to the Relevant Contracts, to any extent which is not likely to have a Material Adverse Effect) and the relevant transferee, successor or assignee of any shares, partnership interest or asset and shall provide such evidence regarding such matters to the Agent as the Agent may reasonably require.

43.2     The Management Company shall procure that:

         (a) any member of the Group which is not an Operating Company which becomes an Operating Company and any company which becomes a member of the Group and is an Operating Company promptly executes encumbrances on substantially identical terms to the Security Assignments, the Security Assignments of Loans, the Security Assignments of Permissions and the Security Transfers;

         (b) any asset acquired by any Obligor which is not subject to any encumbrance in favour of the Security Trustee shall be promptly made subject to any encumbrance in favour of the Security Trustee by the execution of an encumbrance by the Obligor concerned on substantially identical terms to the Security Assignments, the Security Assignments of Loans, the Security Assignments of Permissions and the Security Transfer (as appropriate);

         (c) any Obligor which opens a bank account permitted by the terms of this Agreement after the date hereof, and any person which becomes an Obligor which has bank accounts in existence at the date of becoming an Obligor promptly executes encumbrances on substantially identical terms to the Account Pledges over such bank account; and

         (d) any Obligor which acquires real estate, and any person which becomes an Obligor which owns real estate, promptly executes a first priority real estate mortgage (Grundschuld) over such real property in form and substance acceptable to an Instructing Group, and shall promptly provide the Agent with such documents and evidence (including legal opinions) as it may require that such has been duly executed and delivered by such person and is legal, valid, binding and enforceable in accordance with its terms and that, in the case of (a) above, all relevant Project Documents and Necessary Authorisations have been entered into.

43.3 If the Agent has confirmed to the Management Company that the conditions set forth in the Third Schedule have been satisfied, the Management Company may request that any Guarantor (save for the Management Company) becomes an Additional Borrower for the purposes of utilising the Facility by delivering, or procuring the delivery to, the Agent of a Borrower Accession Memorandum duly executed by each of the Obligors and such Guarantor.

43.4 Upon delivery of a Borrower Accession Memorandum, the Additional Borrower shall, subject to the terms and conditions of this Agreement, acquire all the rights and assume all the obligations of a Borrower hereunder Provided that:

                (i) the Agent has notified the Relevant Management Company that each of the Banks agrees to the choice of such Borrower; and

               (ii) the Agent has confirmed to the Relevant Management Company that it has received, in a form satisfactory to it, all the documents set out in the Eighth Schedule.

43.5 If at any time a Borrower (other than the Management Company) is under no actual or contingent obligation under or pursuant to any Facility Document, the Management Company may declare that such Borrower shall cease to be a Borrower hereunder by delivering to the Agent a Borrower Secession Memorandum to that effect in which event such Borrower shall forthwith cease to be a Borrower upon receipt by the Agent of such notice.

43.6     In the case of each Permission, the following provisions shall apply:

                  (i) if at any time any Permission is to be replaced, amended or renegotiated the relevant Obligor party to, or grantee of, such Permission shall to the extent commerically practicable, use all reasonable endeavours to ensure that such Permission as replaced, amended or renegotiated, expressly permits and acknowledges the security assignment of such Permission in favour of the Security Trustee and the terms of the Permission Notice;

                 (ii) the relevant Obligor party to, or grantee of, each Permission agrees that (a) at any time after the occurrence of an Event of Default the Security Trustee may consult with the Management Company regarding the Security Trustee contacting and dealing directly with the Permission Grantor concerned, either alone or jointly with the Obligor concerned, with a view to obtaining the agreement of the Permission Grantor concerned to the terms and conditions of the Permission Notice and, following such consultation (but only thereafter), the Security Trustee may contact and deal with the Permission Grantor directly and (b) at any time after the Security Trustee is entitled to enforce any encumbrance pursuant to any Facility Document such Obligor will, on the request of the Security Trustee, forthwith assign the relevant Permission to any person who in the sole opinion of the Security Trustee is entitled under the terms of such Permission to take an assignment if at such time the relevant Permission has not been effectively assigned to the Security Trustee pursuant to a Security Assignment of Permissions;

                (iii) following notice from the Agent (acting on the instructions of an Instructing Group) the relevant Obligor shall forthwith submit Permission Notices to the relevant Permission Grantors and use best endeavours to procure that such Permission Grantor complies with the terms of such Permission Notice;

                 (iv) the relevant Obligor party to, or grantee of, each Permission agrees that at any time after the occurrence of an Event of Default the Security Trustee may instruct the Obligor concerned to exercise any option to extend such Permission; and

                  (v) the Management Company shall on the request of the Security Trustee meet with the Security Trustee to review compliance by the members of the Group with this Clause 43.6 and shall provide the Security Trustee with details of all actions and things done towards the satisfaction of this Clause 43.6;

                 (vi) so far as any Permission does not include an express severability clause, the relevant Obligor shall use its best endeavours to ensure that an amendment to such Permission is agreed without undue delay with the grantor thereof and/or other parties thereto to adopt such a provision and where such provision exists in the terms of a Permission no Obligor shall waive, terminate or amend it (or agree to do any of the foregoing).

43.7 The Management Company shall, within ten days after the end of each calendar month falling after the date hereof, deliver to the Agent:

                  (i) a list of Permission Notices given to Permission Grantors, indicating which Permission Grantors have agreed to the terms and conditions of the Permission Notice;

                 (ii) certified true copies of any Permission Notices agreed to by Permission Grantors during such month; and

                (iii) the originals of any Permission entered into or granted during such month.

Provided that the Security Trustee shall deliver the original of any Permission to the Management Company upon the reasonable request of the Management Company on reasonable notice if the Security Trustee agrees, acting reasonably, that to do so is in the interests of the Group and if it is satisfied that such delivery does not materially prejudice the interests of the Banks under the Facility Documents, subject to such undertakings and indemnities as the Security Trustee may consider appropriate in the circumstances.

43.8 In the event of any Obligor becoming party to, or receiving the grant of, a Permission or any company which is an Operating Company becoming a member of the Group as contemplated by Clause 43.2 above, the Management Company will deliver to the Security Trustee a list of each Permission concerned indicating which of Clause 43.6 is applicable to such Permission and Clause 43.6 and 43.7 shall apply to such Permission with respect to such Obligor and the Permission Grantor concerned, save that references therein to "the date hereof" shall be references to the date upon which the Obligor concerned becomes party to, or receives the grant of, the Permission concerned or upon which the company concerned becomes a member of the Group.

43.9 Each Obligor shall from time to time, at the request of the Security Trustee, do any act or execute in favour of the Security Trustee or as it may direct such further or other legal or other assignments or transfers, or such other documents as in each case the Security Trustee shall stipulate, in such form as the Security Trustee may require, for the perfection of the assignments or security contemplated by this Clause 43.

43.10 Each Obligor irrevocably appoints the Security Trustee to be the attorney or attorneys of such Obligor and in its name and otherwise on its behalf and as its act and deed to sign, seal, execute, deliver, perfect and do all deeds, instruments, acts and things which may be required or which the attorney shall consider desirable for carrying out any obligation imposed on such Obligor by or pursuant to this Clause 43 with which the Obligor concerned fails to comply. Such appointment is irrevocable, because it is granted as security to the Security Trustee for the benefit of the Beneficiaries.

43.11    The Banks hereby approve the Level 1 Merger and the Level 2 Merger.

43.12 In the event that one or more of the mergers of BFR Beteiligungsgesellschaft fur Fernseh-und-Rundfunkkommunikation GmbH, Telecable Beteiligungsgesellschaft mbH or ISIT Ingenieurgesellschaft fur Satelliten Informations und Telekommunikationstechnik mbH is not registered or does not become effective under German law within 3 months of the date hereof the Management Company shall procure that encumbrances on identical terms to the Share Pledges in respect of shares in such company shall be executed.

43.13 The Management Company shall procure that within 3 months of the date on which KabelMedia Erste Fernsehkabelbeteiligungs GmbH & Co. KG owns all the issued share capital of Kabelcom Osnabruck Gesellschaft fur Betriebondkabelkommunikation mbH such company shall either execute a Share Pledge of such shares in Kabelcom Osnabruck Gesellschaft fur Betriebondkabelkommunikation mbH or lodge documentation with the commercial register at the relevant court(s) to effect the merger of it with an Original Borrower.

44.      AMENDMENTS, CONSENTS

         Subject to the proviso below, the Agent (acting on the instructions of an Instructing Group) may grant waivers or consents or, subject to the agreement of the Management Company, amend or vary the terms of this Agreement. Any such waiver, consent, variation or amendment shall be made in writing and shall be binding on all the parties hereto and the Agent shall be under no liability whatsoever in respect of any such waiver, consent, variation or amendment Provided that:

         (a) except with the prior written consent of all the Banks, no waiver may be granted in respect of and the Agent may not vary or amend the terms of this Agreement so as to:

                          (i) alter the date on which any repayment is to be made hereunder; or

                         (ii) alter the amount or currency of any Advance or any payment;

                        (iii) alter the Margin, the rate of interest or its method of calculation;

                         (iv)       alter this Clause;

                          (v)       alter the definition of "Instructing Group";

                         (vi) alter any provision of this Agreement referring to a requirement for the agreement or consent of all the Banks; and

                        (vii) alter the form of any guarantee given by the Guarantor(s).

         (b) any waiver, consent, variation or amendment which directly affects the rights and/or obligations of the Agent, the Arranger, the Security Trustee (or any of them) shall require its agreement also.

Any waiver, consent or variation authorised and effected by the Agent pursuant to Clause 44(a) shall be binding on each of the Banks, each Obligor, the Arranger and the Overdraft Bank upon written notification thereof to such persons and the Agent shall be under no liability whatsoever in respect of any such waiver, consent or variation.

                                    PART 15

                              LAW AND JURISDICTION

45.     LAW

45.1 This Agreement shall be governed by, and shall be construed in accordance with, German law.

45.2    In addition to the provisions of this Agreement, the General
Business Conditions of Chase Manhattan Bank AG in the form set out in the Thirteenth Schedule (as amended from time to time and notified to the Management Company) shall be applicable, and, for the purposes thereof, references therein to customer (Kunde) shall apply, mutatis mutandis, to each Obligor and to bank (Bank) shall apply, mutatis mutandis, to each Bank. For the avoidance of doubt, both the German and English versions of the General Business Conditions are set out in the Thirteenth Schedule. However, the German version shall at all times prevail.

46.     JURISDICTION

46.1 Each of the Obligors irrevocably agrees for the benefit of each of the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks that the District Court (Landgericht) Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. Place of performance is Frankfurt am Main.

46.2 The submission to the jurisdiction of the courts referred to in Clause 46.1 shall not (and shall not be construed so as to) limit the right of the Agent, the Arranger, the Security Trustee, the Overdraft Bank and the Banks or any of them to take proceedings against the Borrowers in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

46.3 Each of the Obligors agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered to the Management Company at the address identified with its signature below.


AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                               THE FIRST SCHEDULE

                                   THE BANKS


                                    PART IA
                          REVOLVING FACILITY TRANCHE A

         Bank                                                  Tranche A Revolving
                                                               Commitment (DM)
Banque Paribas (Deutschland) OHG                               23,400,000
Dresdner Bank AG in Dresden                                                  23,400,000
ING Bank N.V.                                                                23,400,000
Landesbank Berlin                                              23,400,000
MeesPierson N.V.                                               23,400,000
Rabobank Deutschland AG                                        23,400,000
Vereins-und Westbank AG                                        23,400,000
Chase Manhattan Bank AG                                        19,980,000
The Fuji Bank, Limited, Dusseldorf Branch                      18,180,000
HSBC Investment Bank plc                                       18,180,000
Creditanstalt-Bankverein, London Branch                        18,180,000
Bayerische Landesbank Girozentrale                                           11,520,000
The Bank of Nova Scotia                                        10,080,000
NationsBank, N.A.                                              10,080,000


                                    PART IB
                          REVOLVING FACILITY TRANCHE B

         Bank                                                  Tranche B Revolving
                                                               Commitment (DM)
Banque Paribas (Deutschland) OHG                               9,100,000
Dresdner Bank AG in Dresden                                                   9,100,000
ING Bank N.V.                                                                 9,100,000
Landesbank Berlin                                              9,100,000
MeesPierson N.V.                                               9,100,000
Rabobank Deutschland AG                                        9,100,000
Vereins-und Westbank AG                                        9,100,000
Chase Manhattan Bank AG                                        7,770,000
The Fuji Bank, Limited, Dusseldorf Branch                      7,070,000
HSBC Investment Bank plc                                       7,070,000
Creditanstalt-Bankverein, London Branch                        7,070,000
Bayerische Landesbank Girozentrale                                            4,480,000
The Bank of Nova Scotia                                        3,920,000
NationsBank, N.A.                                              3,920,000


                                    PART II
                               TRANCHE C FACILITY

         Bank                                                  Tranche C Commitment (DM)
Banque Paribas (Deutschland) OHG                               1,650,000
Dresdner Bank AG in Dresden                                                   1,650,000
ING Bank N.V.                                                                 1,650,000
Landesbank Berlin                                              1,650,000
MeesPierson N.V.                                               1,650,000
Rabobank Deutschland AG                                        1,650,000
Vereins-und Westbank AG                                        1,650,000
Chase Manhattan Bank AG                                        1,650,000
The Fuji Bank, Limited                                                        1,350,000
HSBC Investment Bank plc                                       1,350,000
Creditanstalt-Bankverein, London Branch                        1,350,000
Bayerische Landesbank Girozentrale                                            1,250,000
The Bank of Nova Scotia                                        750,000
NationsBank, N.A.                                              750,000


                              THE SECOND SCHEDULE

                          FORM OF TRANSFER CERTIFICATE


To:      Chase Manhattan Bank AG


                              TRANSFER CERTIFICATE

relating to the agreement (as from time to time amended, varied, novated or supplemented, the "Facility Agreement") dated [ ] July 1996 whereby a loan facility comprising a DM375,000,000 revolving credit facility and a DM20,000,000 general capital facility were made available to the Original Borrowers (as defined therein) and others as borrowers by a group of banks on whose behalf Chase Manhattan Bank AG acted as agent and security trustee in connection therewith.

1. Terms defined in the Facility Agreement shall, subject to any contrary indication, have the same meanings herein. The terms "BANK" and "TRANSFEREE" are defined in the schedule hereto.

2. The Bank (i) confirms that the details in the schedule hereto under the heading "BANK'S COMMITMENT", "REVOLVING ADVANCE(S)" or "TERM ADVANCE(S)" accurately summarises its participation in, and the Interest Period and Interest Payment Date of, one or more existing Revolving Advances or Term Advance(s), as the case may be, and (ii) requests the Transferee to accept and procure the assignment and transfer to the Transferee of the portion specified in the schedule hereto to be the portion transferred of its Commitment, its participation in such Revolving Advance(s) or Term Advance(s), as the case may be, by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Facility Agreement.

3. The Transferee hereby requests the Agent (on behalf of itself and all other parties to the Agreement) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of Clause 35.3 of the Facility Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4. The Transferee warrants that it has received a copy of each of the Facility Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any member of the Group.

5. The Transferee hereby undertakes and agrees with the Bank and each of the other parties to the Facility Documents that it will perform in accordance with their terms all those obligations which by the terms of the Facility Documents will be assumed by it and that it will be bound by the terms of the Facility Documents as if it were an original party thereto after delivery of this Transfer Certificate to the Agent and satisfaction of the conditions (if any) subject to which this Transfer Certificate is expressed to take effect.

6. The Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Facility Documents and assumes no responsibility for the financial condition of any member of the Group or for the performance and observance by any Obligor of any of its obligations under the Facility Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7. The Bank hereby gives notice that nothing in the Facility Documents shall oblige the Bank to (i) accept a re-transfer or re-assignment from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Facility Documents transferred or assigned pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by any of the Obligors of its obligations under any of the Facility Documents. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

8. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with German law.


                                  THE SCHEDULE

1.       Bank:

2.       Transferee:

3.       Transfer Date:

4.       Commitment:

              Bank's Commitment                           Portion Transferred





5.       Tranche A Revolving Advance(s):

                Amount of                       Interest Period and Bank's
                Participation                   Interest Payment Date           Portion Transferred

6.      Tranche B Revolving Advance(s):

                Amount of                       Interest Period and Bank's
                Participation                   Interest Payment Date           Portion Transferred

                                    - 92 -


7.      Tranche C Revolving Advance(s)

                Amount of                       Interest Period and Bank's
                Participation                   Interest Payment Date           Portion Transferred

8.      Term Advance(s):

                Amount of                       Interest Period and Bank's
                Participation                   Interest Payment Date           Portion Transferred




[Transferor Bank]                              [Transferee Bank]

By:                                            By:

Date:                                          Date:





                      ADMINISTRATIVE DETAILS OF TRANSFEREE


Address:

Contact Name:

Account for Payments:

Telex:

Telephone:

                               THE THIRD SCHEDULE

                         CONDITION PRECEDENT DOCUMENTS


1. A copy of the constitutional documents of each Obligor and the Holding Company, certified a true copy by a duly authorised officer of such Obligor or the Holding Company, as the case may be, including in the case of each Obligor incorporated in Germany, its Commercial Register extract and Articles of Incorporation (Gesellschaftvertrag) and any shareholder resolutions previously passed but not registered or, in the case of each Obligor which is a limited partnership, its partnership agreement.

2. A copy certified a true copy by a duly authorised officer of each Obligor of the board minutes or shareholder resolution (as the case may be) approving the execution, delivery and performance of each of the Facility Documents to which it is party, and the terms and conditions thereof and authorising a named person or persons to sign the Facility Documents to which it is party.

3. A copy, certified a true complete and up to date copy of the Shareholders Agreement.

4. A duly executed original of each of the Facility Documents, together with any agreements, documents or notices required to be delivered pursuant thereto.

5.       A legal opinion of Clifford Chance, Frankfurt counsel to the Agent.

6.       Copies of each of the Project Documents and/or a list thereof.

7. Duly executed originals of each of the fees letters referred to in Clauses 28.2 and 28.3 of this Agreement.

8.       Certified copies of each of the Original Financial Statements.

9. Evidence that the insurances required by the terms of the Facility Documents to be maintained by the Group or on its behalf are in full force and effect and giving details of all such insurances.

10. Evidence satisfactory to the Agent regarding the refinancing of the Existing Indebtedness out of the proceeds of the Advances to be made hereunder on the first drawdown date and the release as soon thereafter as is reasonably practicable (and in any event within seven business days) of any guarantees and encumbrance granted by any member of the Group in respect of all or any part of the Existing Indebtedness.

11.      Confirmation that the Group Structure is as set out in the Twelfth
         Schedule.

12. Certificates from the managing director of each member of the Group dated the date hereof and the date upon which the Security Documents are executed that such member of the Group is not insolvent on a balance sheet test (uberschuldet) and is not unable to meet its debts as they fall due (zahlungsunfahig) and stating (in the case of any Group member in respect of which a Commercial Register extract has not been delivered) the capitalisation of each such member of the Group on such dates.

13. Evidence that all arrangement and agency fees due from the Obligors in connection with the Facility Documents shall be paid out of the proceeds of first drawdown.

14. Evidence that the key man life assurance on Ben Bartel in amount of at least DM2,500,000 is in full force and effect for the benefit of the Group.

15. The business plan including projected profit and loss accounts, balance sheets and cash flow statements for the Group for each calendar month commencing June 1996 and ending May 1997 and thereafter annually.

16. An irrevocable power of attorney in due notaries form free from the restrictions contained in Section 181 of the German Civil Code empowering a representative of the Beneficiaries to execute share pledges (which shall be in the same form as the other share pledges executed in connection herewith) in favour of the Security Trustee, with power to delegate such power.

17. A copy of the Senior Discount Notes Indenture or, if such document has not yet been issued by the Holding Company, the most recent draft of such document.

18. A certified copy of the financial information agreement between the Holding Company and the Agent in a form and substance satisfactory to the Agent in relation to the provision of financial information under Clause 19 hereof.

19. Evidence satisfactory to the Agent that DM184,700,000 of Contributed Equity has been subscribed for or, as the case may be, lent as Subordinated Debt to Group Companies.

20. Certified copy of a resolution of the Executive Committee or the Shareholders (both as defined in the Shareholders Agreement) pursuant to Clause 6.2 of the Shareholders Agreement.

                              THE FOURTH SCHEDULE

                               NOTICE OF DRAWDOWN


From:    [
                                                         ]
and
         [
                                                         ]

To:      Chase Manhattan Bank AG


Dated:


Dear Sirs

1. We refer to the agreement (as from time to time amended, varied, novated or supplemented, the "FACILITY AGREEMENT") dated [
         ] and made between us and others as original borrowers, the original guarantors named therein, Chase Investment Bank Limited as arranger, Chase Manhattan Bank AG as agent, security trustee and overdraft bank and the financial institutions named therein as banks. Terms defined in the Facility Agreement shall have the same meaning in this notice.

2. We hereby give you notice that, pursuant to the Facility Agreement and upon the terms and subject to the conditions contained therein, we wish a [Revolving Advance/Tranche C Advance]
* to be made to us under [Tranche A of the Revolving Credit Facility/Tranche B of the Revolving Credit Facility/the Tranche C Facility]
                                                                            * as
         follows:

              (i)         Amount:

             (ii)         Drawdown Date:

            (iii)         Term/Interest Period:

             (iv)         Purpose:

3. We confirm that, at the date hereof, the representations set out in Clause 18 of the Facility Agreement are true and no Event of Default or Potential Event of Default has occurred.

4. We attach to this notice a certificate and confirm that the matters stated therein are true, accurate and up- to-date as of the date of this notice.






*        Delete where appropriate.

         5. The proceeds of this drawdown should be credited to [insert account details].

                                        Yours faithfully



 ............................................
by [                                     ]



 .............................................
by [                                     ]

                                  CERTIFICATE

                     (to be attached to Notice of Drawdown)

To:      Chase Manhattan Bank AG

From:    [                ]

Dated:



Dear Sirs,

1. Terms defined in the Facility Agreement described in the Notice of Drawdown attached to this certificate shall have the same meanings in this certificate.

2. In respect of a [Tranche A Revolving Advance/Tranche B Revolving Advance/Tranche C Advance]** to be drawn down under the Facility,
         I [     ], managing director of [Relevant Management Company] confirm that:

              (i)         Pro Forma Senior Debt for the period from [    ]
                          and ending on [    ] was DM[     ].  Annualised
                          EBITDA for the period from [    ] and ending on
                          [     ] was DM[      ].  The ratio of Pro Forma
                          Senior Debt to Annualised EBITDA was [     ].

                          Required Covenant:
                          Compliance:                    Yes/No

             (ii)         Pro Forma Senior Debt as at [      ] was DM[     ].
                          Contributed Equity as at [      ] was DM[      ].
                          The ratio of Pro Forma Senior Debt to Contributed
                          Equity was [     ] as at [      ].

                          Required Covenant:
                          Compliance:                    Yes/No

3. Detailed calculations of Pro Forma Senior Debt, Annualised EBITDA and Contributed Equity are attached.

                                        Yours faithfully


                                        ....................................
                                                  For and on behalf of

                                       [                                     ]




- -------------------------------------------------------------------------------
**       Delete as appropriate.

                               THE FIFTH SCHEDULE

                         FORM OF COMPLIANCE CERTIFICATE


To:      Chase Manhattan Bank AG                                          [Date]

RE:      FACILITY AGREEMENT (THE "FACILITY AGREEMENT") DATED [        ]
         1996 BETWEEN (1) THE ORIGINAL BORROWERS NAMED THEREIN, (2) THE ORIGINAL GUARANTORS NAMED THEREIN, (3) CHASE INVESTMENT BANK LIMITED AS JOINT ARRANGER, (4) CHASE MANHATTAN BANK AG AS AGENT AND SECURITY TRUSTEE, (5) CHASE MANHATTAN BANK AG, AS OVERDRAFT BANK AND (6) THE FINANCIAL INSTITUTIONS DEFINED THEREIN AS BANKS.

              ------------------------------------------------------

1. Terms defined in the Facility Agreement have the same meaning when used in this certificate.

2.       [I/We], managing director(s) of the Management Company, hereby certify
         that in respect of the Quarterly Period ending on [               ]:

              (i)    As at the end of such Quarterly Period Senior Debt was
                     DM[      ].

                     As at the end of such Quarterly Period Annualised EBITDA
                     was DM[    ].

                     As at the end of such Quarterly Period the ratio of Senior Debt to Annualised EBITDA was [ ].

                     Required Covenant:
                     Compliance:                        Yes/No

             (ii)    As at the end of such Quarterly Period Total Debt was
                     DM [     ].

                     As at the end of such Quarterly Period Annualised
                     EBITDA was DM [   ].

                     As at the end of such Quarterly Period the ratio of Total as Debt to Annualised EBITDA was [ ].

                     Required Covenant:
                     Compliance:                        Yes/No

            (iii)    EBITDA for such Quarterly Period was DM[       ]
                     and Cash Interest Expense for such Quarterly Period
                     was [DM       ].

                     As at the end of such Quarterly Period the ratio of
                     EBITDA to Cash Interest Expense was [      ].

                     Required Covenant:
                     Compliance:                        Yes/No

             (iv)    As at the end of such Quarterly Period Annualised EBITDA
                     was DM[      ].

                     As at the end of such Quarterly Period Pro Forma Debt
                     Service was DM [      ].

                     As at the end of such Quarterly Period the ratio of
                     Annualised EBITDA to Pro Forma Debt Service was [      ].

                     Required Covenant:
                     Compliance:                        Yes/No

              (v)    Fixed Charges for the relevant financial year was DM[    ].

                     EBITDA for the relevant financial year was DM[       ].

                     Available Tranche C Facility on the last day of the
                     relevant financial year was DM [      ].

                     The ratio of EBITDA plus Available Tranche C Facility
                     to Fixed Charges for such period was [     ].

                     Required Covenant:
                     Compliance:                        Yes/No]

             (vi)    At the date hereof the amount of Pro Forma Senior
                     Debt was DM[      ] and Contributed Equity was DM[     ].

                     The ratio of Pro Forma Senior Debt to Contributed
                     Equity was [       ].

                     Required Covenant:
                     Compliance:                        Yes/No

Detailed calculations of Pro Forma Senior Debt, Annualised EBITDA, Interest, Pro Form Debt Service and Fixed Charges are attached.

[I/We] confirm that having made due enquiry that no Event of Default or Potential Event of Default has occurred, the Borrowers were in compliance with the covenants contained in Clauses 20.1(i), (ii), (iii), (iv) and (v) and
Clause 20.2 of the Facility Agreement as at [        ].

                              Yours faithfully,


                      ..................................
                             Managing Director of
                   [                                     ]

                               THE SIXTH SCHEDULE

                         FORM OF SUBSCRIBER CERTIFICATE

                                     PART I
                       ACQUISITION SUBSCRIBER CERTIFICATE


To:      Chase Manhattan Bank AG                                         [Date]

RE:      FACILITY AGREEMENT (THE "FACILITY AGREEMENT") DATED [             ]
         1996 BETWEEN (1) THE ORIGINAL BORROWERS NAMED THEREIN, (2) THE ORIGINAL GUARANTORS NAMED THEREIN, (3) CHASE INVESTMENT BANK LIMITED AS ARRANGER, (4) CHASE MANHATTAN BANK AG AS AGENT AND SECURITY TRUSTEE, (5) CHASE MANHATTAN BANK AG AS THE OVERDRAFT BANK AND (6) THE FINANCIAL INSTITUTIONS DEFINED THEREIN AS BANKS,


1. Terms defined in the Facility Agreement have the same meaning when used in this Certificate.

2. I, managing director of [Relevant Management Company], hereby certify that, in order to finance the Acquisition details of which are set out below, as at the date hereof and the date of completion of the
         Acquisition, namely [              ]:

              (i)         the Consideration for the Acquisition is [         ];

             (ii)         the Equivalent Subscribers to be acquired as a result
                          of the Acquisition are [        ].

                          The Consideration per Equivalent Subscribers is [   ];

            (iii)         the Pro Forma Total Debt for the Group is [       ].
                          The Equivalent Subscribers for the Group as a
                          whole (including Equivalent Subscribers to be
                          acquired as a result of the Acquisition) is [      ].

                          The Pro Forma Total Debt for the Group per Equivalent Subscribers for the Group is [ ].

                          Detailed breakdown of Consideration, Revenues, Pro Forma Total Debt and Annualised Operating Cash Flow (including detailed breakdowns of Deferred Consideration payable in connection with the Acquisitions, incidental or consequential costs relating thereto (including redundancy costs), and any adjustments to Operating Cash Flow or Annualised Operating Cash Flow (in respect of management charges or Forecasts Operating Cash Flow Margin)) to be attached.

         2.1     Details of the Acquisition are as follows:

                 [                                          ]

3.       Details of any Related Transactions are as follows:

                 [                                          ]

4. I confirm that having made due enquiry no Event of Default or Potential Event of Default exists, or will arise, and no Event of Default may arise, as a result of the Acquisition.

                               Yours faithfully



                        .............................
                             Managing Director of
                    [                                    ]

                               THE SIXTH SCHEDULE

                         FORM OF SUBSCRIBER CERTIFICATE

                                    PART II
                        QUARTERLY SUBSCRIBER CERTIFICATE

 REGION              Homes         Subscribers   Penetration    Quarterly    Quarterly    Quarterly     Revenue/     EBIDTA
                     Passed                                     Churn        Revenue      EBITDA        Sub/Month    Sub/Month
 Plauen

 Leipzig

 Berlin

 Dresden

 Stuttgart

 Osnabruck

 Other (including
 corporate expenses)

- ------------------------------------------------------------------------------------------------------------------------------------

 TOTAL               0             0             0.00%          0.00%        0            0             0.00         0.00
 EXISTING
 GROUP

- -----------------------------------------------------------------------------------------------------------------------------------

 Acquisitions During
 Period

 ----------------------------------------------------------------------------------------------------------------------------------

 TOTAL GROUP         0             0             0.00%          0.00%        0            0             0.00         0.00

- -----------------------------------------------------------------------------------------------------------------------------------

                              THE SEVENTH SCHEDULE

                     FORM OF BORROWER ACCESSION MEMORANDUM


To:      Chase Manhattan Bank AG

From:    [Subsidiary]

Dated:



Dear Sirs,

1.       We refer to an agreement (the "Facility Agreement") dated [    ] 1996
and made between (1) the original borrowers named therein, (2) the original guarantors named therein, (3) Chase Investment Bank Limited as arranger, (4) Chase Manhattan Bank AG as agent and security trustee, (5) Chase Manhattan Bank AG as overdraft bank and (6) the financial institutions defined therein as Banks.

2. Terms defined in the Facility Agreement shall bear the same meaning herein.

3. [Relevant Management Company] hereby requests that [Subsidiary] become an Additional Borrower pursuant to Clause 43.1 of the Facility Agreement.

4. [Subsidiary] undertakes to deliver the documents listed in the Eighth Schedule to the Facility Agreement.

5. [Subsidiary] hereby agrees to such request and accordingly undertakes, upon its becoming a Borrower, to perform all the obligations expressed to be undertaken under the Facility Agreement by a Borrower in all respects as if it had been an original party thereto as an Original Borrower.

6. Each Obligor confirms that it will guarantee in accordance with Clause 30 of the Facility Agreement all the obligations of [Subsidiary] under the Facility Documents in all respects in accordance with the terms of the Facility Agreement.

7.       Each Obligor:

               (i) hereby makes, for the benefit of the Agent and each of the Banks, each of the representations set out in Clause 18 of the Facility Agreement; and

              (ii) confirms that no Event of Default or Potential Event of Default has occurred and is continuing.

         7.1       [Subsidiary's] administrative details as follows:

                   Address:
                   Telephone No.:
                   Telex No.:
                   Telefax No.:

8. This memorandum shall be governed by and construed in all respects in accordance with German law.

9. [Subsidiary] hereto irrevocably agrees for the benefit of each of the Agent and the Banks that the District Court (Landgericht) Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with the Facility Documents and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.



         [List Obligors]                      [Subsidiary]

         By: .....................            By: .....................

                              THE EIGHTH SCHEDULE

              DOCUMENTS TO ACCOMPANY BORROWER ACCESSION MEMORANDUM


1. A copy, certified a true copy by a duly authorised officer of the proposed Borrower, of the constitutive documents of such proposed Borrower, including in the case of a proposed Borrower incorporated in Germany, its Commercial Register extract and Articles of Incorporation (Gesellschaftvertrag) and any shareholders resolutions previously passed but not registered or, where the proposed Borrower is a partnership, its partnership agreement.

2. A copy, certified a true copy by a duly authorised officer of the proposed Borrower, of a board or shareholder resolution (as the case may be) of such proposed Borrower approving the execution and delivery of a Borrower Accession Memorandum, the accession of such proposed Borrower to the Facility Agreement and the performance of its obligations under the Facility Documents and authorising a person or persons (specified by name or office) on behalf of such proposed Borrower to sign such Borrower Accession Memorandum, any other Facility Document and any other documents to be delivered by such proposed Borrower pursuant thereto.

3. A certificate of a duly authorised officer of the proposed Borrower setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph 2 above.

4. A certificate addressed to the Agent signed by two directors of the proposed Borrower stating that the execution by such proposed Borrower of the Facility Documents and the performance by such proposed Borrower of its obligations thereunder are within its corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its constitutive documents or agreement or otherwise) or on the right or ability of its directors to execute such powers, to be exceeded or breached.

5.       A copy of its latest financial statements.

6. Such legal opinions as may be reasonably required by the Agent in a form satisfactory to the Agent.

                               THE NINTH SCHEDULE

                     FORM OF BORROWER SECESSION MEMORANDUM


To:      Chase Manhattan Bank AG

From:    [Relevant Management Company]

Dated:



Dear Sirs,

1.       We refer to an agreement (the "Facility Agreement") dated [       ]
1996 and made between (1) ourselves and others as original borrowers, (2) the original guarantors named therein, (3) Chase Investment Bank Limited as arranger, (4) Chase Manhattan Bank AG as agent and security trustee, (5) Chase Manhattan Bank AG as overdraft bank and (6) the financial institutions defined therein as Banks.

2. Terms defined in the Facility Agreement shall bear the same meaning herein.

3. We hereby declare that [name of seceding borrower] is under no actual or contingent obligation under or pursuant to any Facility Document in its capacity as a Borrower. [Name of seceding borrower] has authorised us to give the following declaration on its behalf.

4. Accordingly, pursuant to Clause 43.5 of the Facility Agreement and with effect from receipt of this notice, [name of seceding borrower] shall cease to be a Borrower under the Facility Agreement.


                                Yours faithfully



                              For and on behalf of
                         [RELEVANT MANAGEMENT COMPANY]

                               THE TENTH SCHEDULE

                     FORM OF GUARANTOR ACCESSION MEMORANDUM


To:      Chase Manhattan Bank AG

From:    [Subsidiary]

Dated:



Dear Sirs,

1.       We refer to an agreement (the "Facility Agreement") dated [
] 1996 and made between (1) the original borrowers named therein, (2) the original guarantors named therein, (3) Chase Investment Bank Limited as arranger (4) Chase Manhattan Bank AG as agent and security trustee, (5) Chase Manhattan Bank AG as overdraft bank and (6) the financial institutions defined therein as Banks.

2. Terms defined in the Facility Agreement shall bear the same meaning herein.

3. [Subsidiary] hereby agrees to be a Guarantor pursuant to Clause 43.1(i) of the Facility Agreement and accordingly undertakes henceforth to perform all the obligations expressed to be undertaken under the Facility Agreement by a Guarantor in all respects as if it had been an original party thereto as an Original Guarantor.

4. The Subsidiary and each Obligor hereby makes, for the benefit of the Agent and each of the Banks, each of the representations set out in Clause 18 of the Facility Agreement.

5.       [Subsidiary's] administrative details are as follows:

         Address:

         Telephone No:

         Telex No:

         Telefax No:

6. This notice shall be governed by and construed in all respects in accordance with German law.

7. The Guarantor hereto irrevocably agrees for the benefit of each of the Agent and the Banks that the District Court (Landgericht) Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with the Facility Documents and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

[Subsidiary]                             [List Obligors]

By:                                      By:

                             THE ELEVENTH SCHEDULE

             DOCUMENTS TO ACCOMPANY GUARANTOR ACCESSION MEMORANDUM


1. A copy, certified a true copy by a duly authorised officer of the proposed Guarantor, of the constitutive documents of such proposed Guarantor, including in the case of a proposed Guarantor incorporated in Germany, its Commercial Register extract and Articles of Incorporation (Gesellschaftsvertrag) and any shareholders resolutions previously passed but not registered or, where the proposed Guarantor is a partnership, its partnership agreement.

2. A copy, certified a true copy by a duly authorised officer of the proposed Guarantor, of a board or shareholder resolution (as the case may be) of such proposed Guarantor approving the execution and delivery of a Guarantor Accession Memorandum, the accession of such proposed Guarantor to this Agreement and the performance of its obligations under the Facility Documents and authorising a person or persons (specified by name or office) on behalf of such proposed Guarantor to sign such Guarantor Accession Memorandum, any other Facility Document and any other documents to be delivered by such proposed Guarantor pursuant thereto.

3. A certificate of a duly authorised officer of the proposed Guarantor setting out the names and signatures of the person or persons mentioned in the resolution referred to in paragraph 2 above.

4. A certificate addressed to the Agent signed by two directors of the proposed Guarantor stating that the execution by such proposed Guarantor of the Facility Documents and the performance by such proposed Guarantor of its obligations thereunder are within its corporate powers, have been duly approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its constitutive documents or agreement or otherwise) or on the right or ability of its directors to execute such powers, to be exceeded or breached.

5. Such Security Documents as the Agent may reasonably require, executed by the proposed Guarantor on equivalent terms to those previously executed by the Obligors (if any) originally party to the Facility Agreement which are the same type of legal entity as the proposed Guarantor with the same type of assets.

6.       A copy of its latest financial statements.

7. Such legal opinions as may be reasonably required by the Agent in a form satisfactory to the Agent.

                              THE TWELFTH SCHEDULE

                              CORPORATE STRUCTURE

                            THE THIRTEENTH SCHEDULE

                          GENERAL BUSINESS CONDITIONS

                            THE FOURTEENTH SCHEDULE

                  FORM OF HISTORICAL EXPENSE ADJUSTMENT NOTICE


                           HISTORICAL DATA       ADJUSTMENTS         PROFORMA

REVENUES

Subscription Revenues
Installation Revenues
Other
Total Net Revenues


INTEREST

Personnel
G & A
Technical
Marketing
Other
Total Interest

Operating Cash Flow
Operating Cash Flow Margin

                             THE FIFTEENTH SCHEDULE

                      ACQUISITION DUE DILIGENCE PROCEDURE

This schedule summarises the key concerns for the Banks in connection with the legal due diligence to be undertaken by the Group's legal advisors and indicates an outline procedure designed to streamline the process in the period prior to funding an acquisition and documenting the additional security.

A.       AREAS OF CONCERN FOR LEGAL DUE DILIGENCE

The Banks would expect the legal due diligence report supplied to them to cover at least the following areas satisfactorily:

1.       CORPORATE STRUCTURE

         This will include clear identification of the legal entities and/or assets being acquired, the structure and manner of acquisition and clarification of the corporate history of the target group.

2.       CONCESSION AGREEMENTS (AND EQUIVALENTS)

         This will include information as to the contract parties, term of contract, assignability, exclusivity clauses, savings clauses, unusual payment arrangements and other material details. Where possible, the information will be provided in the form of an agreed form chart.

3.       SIGNAL DELIVERY CONTRACTS.

         Where these are present, this information will cover the parties, length of contract, payment terms, exclusivity etc. and other material terms. To the extent possible, this information will also be provided in the form of an agreed form chart.

4.       BAPT PERMITS

         To the extent individual permits are necessary, information should be provided on the status of these, in particular reconciling the number of households (Wohneinheiten] covered, passed and actual subscribers. Efforts should also be made to reconcile these numbers to concession agreements and equivalent figures in other due diligence reports.

5.       CUSTOMER RECEIVABLES, BULK CONTRACTS, INKARSO ETC.

         This will include information as to the contracting party (other than the subscriber) and assignability and future price increases. In the case of bulk contracts or inkarso arrangements, the relevant material details should also be addressed.

6.       THIRD PARTY INDEBTEDNESS

         This will include information on the extent of any third party indebtedness in the target companies, including, in particular, amounts outstanding, repayment terms (including prepayment fees or penalties) and security granted.

7.       OTHER MATERIAL ITEMS

         This should include such other information as is material and relevant in the context of the individual transaction.

It is the intention that the information provided in the Acquisition Due Diligence Report from the Group's legal counsel should, so far as possible, be in a form such that it can be adopted for inclusion in the Security Documents as necessary.

B.       SECURITY DOCUMENTS AND PROCEDURE

This section outlines in skeleton form the procedural steps envisaged to streamline the process as much as possible, whilst recognising that individual transactions may require variations from this approach.

x - 40 delivery of Acquisition Due Diligence Report and draft Sale and Purchase Agreement (which will already include material comments from Seller)

x - 28             delivery of revised version Sale and Purchase Agreement

x - 25 meeting between Banks' legal counsel and Group's legal counsel to discuss and clarify any outstanding issues

x - 20             Sale and Purchase Agreement notarised

x - 15 provision of final outstanding information to complete drafting of Security Documents

x - 5              receipt of conditional releases of security

x - 4              Draw-down Notice served


x                  Acquisition funded

x + 1 moneys received in Seller's account, title transfers and Guarantor Accession Memorandum, Security Documents (and other documents as necessary) executed

x + 2 confirmation received that all target third party debts has been repaid

THE ORIGINAL BORROWERS

ERSTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:



ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:



DRITTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:



KABELVISION DELITZSCH GMBH & CO. KG

By:



KFP KABELFERNSEHEN PLAUEN GMBH & CO. KG

By:




KABELMEDIA PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE GMBH & CO. KG
KABELBETRIEBSGESELLSCHAFT

By:





KABEL-FERNSEHEN LEIPZIG GMBH

By:

THE ORIGINAL GUARANTORS

KABELVISION MANAGEMENT GMBH

By:


KABELMEDIA HOLDING HANNOVER GMBH

By:


ERSTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:


ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:


DRITTE KABELVISION MANAGEMENT BETEILIGUNGS GMBH & CO. KG

By:


KABELVISION DELITZSCH GMBH & CO. KG

By:

KFP KABELFERNSEHEN PLAUEN GMBH & CO. KG

By:

KABELMEDIA PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE GMBH & CO. KG
KABELBETRIEBSGESELLSCHAFT

By:

KABEL-FERNSEHEN LEIPZIG GMBH

By:

KABELVISION WIEDMAN - DETTWILER ST. GEORGEN VERWALTUNGS GMBH

By:

KABELVISION WIEDMANN - DETTWILER ST. GEORGEN GMBH & CO. K.G.

By:


KABEL FERNSEHEN PLAUEN GMBH

By:


KABELVISION DELITZSCH VERWALTUNGS GMBH

By:


TKB TELEKABEL BETRIEBGESELLSCHAFT MBH

By:


INFO-SAT GMBH ASCHERLEBEN

By:

ERSTE KABELVISION  MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH

By:

ZWEITE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH

By:

DRITTE KABELVISION MANAGEMENT BETEILIGUNGS VERWALTUNGS GMBH

By:


KABELMEDIA PROJEKTMANAGEMENT KOMMUNIKATIONSNETZE VERWALTUNGS GMBH

By:

KABELMEDIA PROJEKTMANAGEMENT GMBH

By:

TELECABLE BETEILIGUNGSGESELLSCHAFT GMBH

By:


ISIT INGENIEURGESELLSCHAFT FCR SATELLITEN - INFORMATIONS - UND
TELEKOMMUNIKATIONSTECHNIK MBH

By:


BFR BETEILIGUNGSGELLSCHAFT FCR FERNSEH UND RUNDFUNK KOMMUNIKATION GMBH

By:

Address:           Oberer Steinweg 10
                   08523 Plauen
                   Germany
                   Telefax:  49 3741 22 3078

All communications to be copied to:

                   Dorser Amereller Noack
                   Bethmannstrasse 50-54
                   60311 Frankfurt
                   Germany
                   Telefax:  49 69 2990 8108
                   Attention:  Christian Broderson

CHASE INVESTMENT BANK LIMITED
as Arranger


By:

Address:           125 London Wall
                   London EC4B 6JA

Telefax:           0171 777 4759

Telex:             895 101-CML TD-G

Attention:         Christoph Auer
                   Telefax:  0171 777 4759

CHASE MANHATTAN BANK AG
as Agent, Security Trustee, Overdraft Bank and Bank


By:

Address:           Ulmenstr. 30
                   60326 Frankfurt/Main
                   Germany

Telefax:           49 69 71582 557

Attention:         Robert Dickler/Project Finance


THE BANK OF NOVA SCOTIA
as Bank

By:

Address:           Scotia House
                   33 Finsbury Square
                   London
                   United Kingdom
                   EC2A 1BB

Telefax:           0171 826 5857

Attention:         Administration Contact

                          Paul Branwhite
                          0171 826 5645

                          Jackie Gilligan
                          0171 826 5807

                   Credit Contact

                          John Leftley
                          0171 826 5780

                          Paul Franklin
                          0171 826 5751

BANQUE PARIBAS (DEUTSCHLAND) OHG
as Bank

By:

Address:           Gruneburgweg 14
                   60322 Frankfurt
                   Germany

Telefax:           49 69 15205 330

Attention:         Mr. W.D. Grafe
                   Tel:  49 69 15205-276
                   Fax:  49 69 15205-337

BAYERISCHE LANDESBANK GIROZENTRALE
as Bank

By:

Address:           Brienner Strasse 20
                   80333
                   Munich
                   Germany

Telefax:           49 89 2171 2549

Attention:         Christian Kreiss

                   Tel:   49 89 2171 2656
                   Fax:   49 89 21 71 2549

CREDITANSTALT - BANKVEREIN, LONDON BRANCH as Bank

By:

Address:           125 London Wall
                   London EC2Y 5DD

Telefax:           0171 417 4803/4804
Telex:             894612

Attention:         Loans Adminstration
                   Tel:  0171 417 4848
                   Fax:  0171 417 4803/4804
                   Telex:  894612

DRESDNER BANK AG IN DRESDEN
as Bank

By:

Address:           Dr.-Kueizring 10
                   01067 Dresden
                   Germany

Telefax:           49 351 489 1352

Attention:         Horst Klein
                   Tel:  0351 489 1002
                   Fax:  0351 489 1352

                   Administration Office:
                   Herr Waltermann
                   Tel:           0351 489 1213
                   Telefax:       0351 489 1350

Copies of Communications to:
                   Dresdner Bank AG
                   GB Firmen und Internationales Geschaft
                   - Spezialfinazierungen -
                   Weserstr. 43
                   60301 Frankfurt
                   Germany
                   Tel:  49 69 263 10236
                   Telefax:  49 69 263 5506
                   Attention:     Dr. Andreas Leimbach/Klaus Rosenfeld

THE FUJI BANK, LIMITED DCSSELDORF BRANCH as Bank

By:

Address:           Immermannstrasse 3
                   40210 Dusseldorf Branch
                   Germany

Telefax:           49 211 1789150

Telex:             858 73889 FJBKD

Attention:         Ken Ashida/Katsunori Takata
                   Telex:  858 7388/9 FJBKD
                   Fax:  49 211 1789150
                   Tel:  49 211 1693112




HSBC INVESTMENT BANK PLC
as Bank

By:

Address:           Thames Exchange
                   10 Queen Street Place
                   London EC4R 1BL

Telefax:           0171 336 9293

Attention:         J. Causton
                   Loans Administration Dept.
                   Tel:  0171 336 9294/9287
                   Fax:  0171 336 9293

ING BANK N.V.
as Bank

By:

Address:           Telecom Finance HE 0201
                   Bijlmerplein 888
                   1102 MG Amsterdam
                   P.O. Box 1800
                   1000 BV Amsterdam
                   The Netherlands

Telefax:           31 20 563 5505/5164

Attention:         Joe Kutz/Tim Henssen
                   Tel:  31 20 563 5084/5419
                   Fax:  31 20 563 5505/5164

                   Adminstrative details
                   Dennis Pho
                   Tel:  31 20 563 5305
                   Fax:  31 20 563 5239
                   Telex:  11402 INGB NL
                   Swift:  INGB NL 2A


LANDESBANK BERLIN
as Bank

By:

Address:           Bundesallee 171
                   10889
                   Berlin - Wilmersdorf
                   Germany

Attention:         Michael Lipczynski (Ext. 3331)
                   Andreas Sielemann (Ext. 4384)
                   Tel:  30 869 4393
                   Fax:  30 869 3050
                   Telex:  183805 Ibb d

MEESPIERSON N.V.
as Bank

By:

Address:           Corporate Banking
                   P.O. Box 293
                   NL - 1000 AG Amsterdam
                   The Netherlands

Telefax:           31 10 401 61 18

Telex:             21231

Attention:         Mr. W.P. de Heer
                   Tel:  31 10 401 63 04
                   Fax:  31 10 401 61 18
                   Telex:  21231


NATIONSBANK, N.A.
as Bank

By:

Address:           New Broad Street House
                   35 New Broad Street
                   London EC2M 1NH
                   United Kingdom

Fax:               0171 628 8692

Telex:             883181 NCNB G

Attention:         Tim Martin
                   Tel:  0171 860 3734/3740
                   Fax:  0171 628 8692
                   Telex:  883181 NCNB G

RABOBANK DEUTSCHLAND AG
as Bank

By:

Address:           Somsstra#e 2-26
                   D-60447 Frankfurt am Main
                   Germany

Telefax:           49 69 7077183

Telex:             4-114630

Attention:         Mr. Uwe R. Opitz/Julian Ostheim

                   Tel:  49 69 79206428
                   Fax:  49 69 7077183
                   Telex:  4-114630

Copies of Communications to:

                   Rabobank Nederland
                   Att. Head of Project Finance
                   UC-G455
                   P.O. Box 17100
                   3500 HG Utrecht
                   The Netherlands
                   Fax:  31 30 2191949

VEREINSBANK - UND WESTBANK AG
as Bank

By:

Address:           Alter Wall 22
                   20457 Hamburg
                   Germany

Telefax:           49 40 3692-3766

Telex:             4-114630

Attention:         Mr. Uwe Ottenberg
                   Tel:  49 40 3692 3147

                   Mrs. Birgit Gotthardt-Senk
                   Tel:  49 40 3692 2372
                   Fax:  49 40 3692 3766

Copies of Communcation to:

                   Bayerische Vereinsbank AG
                   BEB/GFK
                   Dr. Stefan Freber
                   Leibnitzstra#e 100
                   10625 Berlin
                   Germany

                   Tel:  49 30 34004 486
                   Fax:  49 30 34004 482